UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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Dorman Products, Inc.

(Name of Registrant as Specified In Its Charter)

Not Applicable

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Notice of Annual Meeting of Shareholders

May 16, 2017

Dear Shareholder:

All shareholders of Dorman Products, Inc., a Pennsylvania corporation, referred to as “we,” “our,” “us,” and the “Company” herein, are cordially invited to attend the Annual Meeting of Shareholders to be held at the offices of Blank Rome LLP located at One Logan Square, 18th and Cherry Streets, Philadelphia, Pennsylvania 19103 on Tuesday, May 16, 2017 at 8:30 a.m., Eastern Daylight Time, for the following purposes:

•	To elect six directors, as described in the accompanying proxy statement.

•	To approve, on an advisory basis, the compensation of our named executive officers.

•	To approve, on an advisory basis, the frequency of the advisory vote on named executive officer compensation.

•	To approve amendments to our Amended and Restated Articles of Incorporation and Amended and Restated By-laws to implement a majority voting standard for uncontested director elections.

•	To approve an amendment to our Amended and Restated Articles of Incorporation to eliminate cumulative voting in director elections.

•	To approve an amendment to our Amended and Restated By-laws to increase the maximum number of directors to nine members.

•	To approve the Dorman Products, Inc. Employee Stock Purchase Plan.

•	To ratify KPMG LLP as our independent registered public accounting firm for the 2017 fiscal year.

•	To transact any other business as may properly come before the annual meeting or any postponements or adjournments thereof.

Only shareholders of record as of the close of business on March 17, 2017, referred to as the “record date,” are entitled to notice of and to vote at the annual meeting and any postponements or adjournments thereof.

If the annual meeting is adjourned because of the absence of a quorum, those shareholders entitled to vote who attend the adjourned annual meeting, although constituting less than a quorum as provided herein, shall nevertheless constitute a quorum for the purpose of electing directors. If the annual meeting is adjourned for one or more periods aggregating at least fifteen (15) days because of the absence of a quorum, those shareholders entitled to vote who attend the reconvened annual meeting, if less than a quorum as determined under applicable law, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in this Notice of Annual Meeting of Shareholders.

The Notice of Internet Availability of Proxy Materials will be mailed to our shareholders on or about April [    ], 2017. If you previously requested electronic or paper delivery of the proxy materials, you will be sent the proxy statement, the accompanying proxy card and the 2016 Annual Report to Shareholders on or about April [    ], 2017. The Notice of Internet Availability of Proxy Materials contains instructions on how to access an electronic copy of our proxy materials.

Your vote is important. Whether or not you attend the meeting, we urge you to vote promptly.

By Order of the Board of Directors

/s/ Thomas J. Knoblauch
THOMAS J. KNOBLAUCH
Colmar, Pennsylvania April [ ], 2017	Vice President, General Counsel and Assistant Secretary

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to Be Held on May 16, 2017

The proxy statement and the 2016 Annual Report to Shareholders are available at www.proxyvote.com.

Page
Proxy Statement Summary	1

Voting Procedures	3

Corporate Governance	7

Committees of the Board of Directors	9

Director Nomination Process	10

Proposal I – Election of Directors	14

Director Compensation	18

Executive Compensation: Compensation Discussion and Analysis	20

Executive Compensation: Compensation Tables	34

Summary Compensation Table for Fiscal 2016	34

Grants of Plan-Based Awards for Fiscal 2016	36

Outstanding Equity Awards at December 31, 2016	40

Option Exercises and Stock Vested for Fiscal 2016	41

Non-Qualified Deferred Compensation for Fiscal 2016	42

Potential Payments upon Termination or Change in Control	43

Risk Assessment in Compensation Policies and Practices for Employees	48

Compensation Committee Interlocks and Insider Participation	49

Certain Relationships and Related Transactions	49

Security Ownership of Certain Beneficial Owners and Management	50

Section 16(a) Beneficial Ownership Reporting Compliance	52

Report of Audit Committee	53

Proposal II – Advisory Vote on Executive Compensation	54

Proposal III – Advisory Vote on the Frequency of the Advisory Vote on Executive Compensation	55

Proposals IV and V: Approval of Amendments to Dorman’s Amended and Restated Articles of Incorporation and Amended and Restated By-laws Regarding Director Elections	56

Proposal IV: Approval of Amendments to Dorman’s Amended and Restated Articles of Incorporation and Amended and Restated By-laws to Implement a Majority Voting Standard for Uncontested Director Elections	56

Proposal V: Approval of an Amendment to Dorman’s Amended and Restated Articles of Incorporation to Eliminate Cumulative Voting in Director Elections	58

Proposal VI: Approval of an Amendment to Dorman’s Amended and Restated By-laws to Increase the Maximum Number of Directors to Nine Members	60

Proposal VII: Approval of the Dorman Products, Inc. Employee Stock Purchase Plan	61

Proposal VIII – Ratification of KPMG LLP as Independent Registered Public Accounting Firm	65

Principal Accountant Fees and Services	66

Pre-Approval Policies and Procedures	66

Shareholder Proposals	67

Annual Report	67

Solicitation of Proxies	67

Other Matters	67

Householding	68

EXHIBIT A
Proposed Amendments to the Amended and Restated Articles of Incorporation and the Amended and Restated By-laws of Dorman Products, Inc. Regarding Director Elections	A-1

EXHIBIT B
Dorman Products, Inc. Employee Stock Purchase Plan	B-1

Dorman Products, Inc.

3400 East Walnut Street

Colmar, Pennsylvania 18915

Proxy Statement Summary

This summary highlights information contained elsewhere in this proxy statement. It does not contain all of the information you should consider, and you should read the entire proxy statement carefully before voting. References in this proxy statement to the “Company,” “Dorman,” “we,” “us,” and “our” refer to Dorman Products, Inc., a Pennsylvania company.

Annual Meeting of Shareholders

Date:	May 16, 2017

Time:	8:30 a.m., Eastern Daylight Time

Place:	Offices of Blank Rome LLP located at One Logan Square, 18th and Cherry Streets, Philadelphia, Pennsylvania 19103

Record Date:	March 17, 2017

Voting:	Shareholders have cumulative voting rights in the election of directors and one vote per share on all other matters presented at the annual meeting

Voting Matters and the Board’s Recommendation

Agenda Item	Board Vote Recommendation	Page Reference
Election of six directors	FOR each Director Nominee	14

Approval on an advisory basis of the compensation of our named executive officers	FOR	54

Approval on an advisory basis of the frequency of the advisory vote on named executive officer compensation	FOR the advisory vote to occur every year	55

Approval of amendments to Dorman’s Amended and Restated Articles of Incorporation and Amended and Restated By-laws to implement a majority voting standard for uncontested director elections	FOR	56

Approval of an amendment to Dorman’s Amended and Restated Articles of Incorporation to eliminate cumulative voting in director elections	FOR	58

Approval of an amendment to Dorman’s Amended and Restated By-laws to increase the maximum number of directors to nine members	FOR	60

Approval of the Dorman Products, Inc. Employee Stock Purchase Plan	FOR	61

Ratification of the appointment of KPMG LLP as Dorman’s independent registered public accounting firm for 2017	FOR	65

In addition to these matters, shareholders may be asked to vote on such other business as may properly come before the annual meeting.

Director Nominees

Shareholders are being asked to elect each of the director candidates nominated by the Board of Directors of Dorman (the “Board of Directors” or “Board”).

Name	Age	Director Since	Occupation	Qualifications	Independent	Position/Committee Memberships
Steven L. Berman	57	1978	Executive Chairman, Secretary and Treasurer	Leadership, Industry, Operational, Marketing	No	—

Mathias J. Barton	57	2014	Chief Executive Officer and President	Leadership, Financial, Industry, Operational, Marketing	No	—

John J. Gavin	60	2016	Senior Advisor of LLR Partners, LLC Chairman of Strategic Distribution, Inc.	Leadership, Financial, Operational, Human Resources, M&A, Corporate Governance	Yes	Audit Committee Corporate Governance and Nominating Committee Compensation Committee

Paul R. Lederer	77	1998	Former Executive Vice President of Federal Mogul Corporation	Leadership, Financial, Industry, Marketing	Yes	Lead Director Audit Committee Corporate Governance and Nominating Committee Compensation Committee

G. Michael Stakias	67	2015	President and Chief Executive Officer of Liberty Partners	Leadership, Financial, Legal, M&A, Corporate Governance	Yes	Audit Committee Corporate Governance and Nominating Committee (Chair) Compensation Committee

Richard T. Riley	60	2010	Former Executive Chairman of LoJack Corporation	Leadership, Financial, Industry, Operational, M&A, Corporate Governance	Yes	Audit Committee (Chair) Corporate Governance and Nominating Committee Compensation Committee

Proxy Statement

This proxy statement and the accompanying proxy are for the solicitation of proxies by the Board of Directors, of Dorman Products, Inc. for use at our Annual Meeting of Shareholders to be held on Tuesday, May 16, 2017 at 8:30 a.m., Eastern Daylight Time, and any postponements or adjournments of the annual meeting. The annual meeting will be held at the offices of Blank Rome LLP located at One Logan Square, 18th and Cherry Streets, Philadelphia, Pennsylvania 19103. This proxy statement and the 2016 Annual Report to Shareholders are posted on the Internet at www.proxyvote.com and the Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed to our shareholders on or about April [    ], 2017. If you previously requested electronic or paper delivery of the proxy materials, you will be sent the proxy statement, the accompanying proxy card and the 2016 Annual Report to Shareholders on or about April [     ], 2017.

Voting Procedures

Record Date

The Board has fixed the close of business on March 17, 2017 as the “record date” for the determination of shareholders entitled to receive notice of, and to vote at, the annual meeting and any postponements or adjournments of the annual meeting. As of the close of business on the record date, there were 34,555,268 shares of our common stock, par value $0.01 per share, outstanding.

Vote Per Share

Shareholders have cumulative voting rights in the election of directors and one vote per share on all other matters to be presented at the annual meeting. Cumulative voting allows a shareholder to multiply the total number of shares that such shareholder is entitled to vote by the number of directors to be elected and to cast an equal number of votes for each of the nominees, distribute their votes among as many nominees as they choose, or cast all their votes for one nominee.

Voting Matters

At the annual meeting, shareholders will consider and vote upon:

(i)	the election of six directors, as described in this proxy statement;

(ii)	the approval, on an advisory basis, of the compensation of our named executive officers;

(iii)	the frequency, on an advisory basis, of the advisory vote on named executive officer compensation;

(iv)	the approval of amendments to Dorman’s Amended and Restated Articles of Incorporation and Amended and Restated By-laws to implement a majority voting standard for uncontested director elections;

(v)	the approval of an amendment to Dorman’s Amended and Restated Articles of Incorporation to eliminate cumulative voting in director elections;

(vi)	the approval of an amendment to Dorman’s Amended and Restated By-laws to increase the maximum number of directors to nine members;

(vii)	the approval of the Dorman Products, Inc. Employee Stock Purchase Plan;

(viii)	the ratification of KPMG LLP as our independent registered public accounting firm for the 2017 fiscal year; and

(ix)	such other business as may properly come before the annual meeting or any postponements or adjournments thereof.

The Board is not aware of any other matters that will come before the annual meeting or any postponements or adjournments thereof.

How to Vote

Voting by Shareholders of Record. If you are a shareholder of record, you may vote in person at the annual meeting. If you do not wish to vote in person or if you will not be attending the annual meeting, you may vote by proxy. You may vote by proxy over the Internet, by mail, or by telephone following the instructions provided in your proxy card or Notice.

Voting by Beneficial Owners. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name.”    If you hold your shares in “street name,” please check the materials provided to you by your broker, bank or other nominee to determine how you may vote your shares. As a beneficial owner, you have the right to direct the broker, bank or other nominee holding your shares on how to vote the shares held in your account using the voting instructions received from such organization. The availability of Internet or telephone voting will depend on the voting process of your broker, bank or other nominee. Shares held in “street name” may be voted in person at the annual meeting only if you obtain a legal proxy from the broker, bank or other nominee giving you the right to vote the shares.

Voting by participants in the Dorman Products, Inc. 401(k) Retirement Plan and Trust. If you are a participant in the Dorman Products, Inc. 401(k) Retirement Plan and Trust, referred to as the “401(k) Retirement Plan,” and shares of common stock of the Company are credited to your plan account, you have the right to direct Vanguard Fiduciary Trust Company, trustee of the 401(k) Retirement Plan, on how to vote such shares. To provide instructions to the trustee on how to vote your plan shares, simply vote your plan shares by following the instructions provided in your proxy card or Notice, which permits voting electronically via the Internet, by telephone or in writing. The trustee of the 401(k) Retirement Plan will have the votes of each participant tabulated by Broadridge and will vote the 401(k) Retirement Plan’s shares on a basis proportionally consistent with the tabulated votes of such participants by submitting a final proxy card representing the plan shares for inclusion in the tally at the annual meeting. If you do not vote the plan shares credited to your account, the trustee will not have direction as to how to vote such shares and you will be treated as directing the trustee to vote your plan shares in the same proportion as the shares for which the trustee has received timely instruction from others who do vote. To allow sufficient time for the trustee to vote your plan shares, your vote must be received by 11:59 p.m., Eastern Daylight Time, on May 11, 2017.

Voting by Proxy

A proxy is your legal designation of another person, also referred to as the “proxy,” to vote on your behalf. By properly signing and returning the proxy card or by voting by Internet or telephone, you are giving the persons who our Board designated as proxies the authority to vote your shares in the manner that you indicate on your proxy card or by voting by Internet or telephone.

If you are voting by proxy, cumulative voting can only be processed by utilizing the proxy card method of voting. If you vote electronically via the Internet or by telephone, you will need your control number (your control number can be found on your proxy card and the Notice). If you vote electronically via the Internet or by telephone, you do not need to return your proxy card.

Please note that although there is no charge to you for voting electronically via the Internet or by telephone, there may be costs associated with electronic or telephonic access such as usage charges of Internet service providers and telephone companies. We do not cover these costs; they are solely your responsibility.

Whether or not you plan to attend the annual meeting, we urge you to vote promptly using one of these methods to ensure your vote is counted.

How to Revoke Your Proxy

Proxies may be revoked prior to being voted at the annual meeting. You may revoke a proxy before its exercise by filing written notice of revocation with Broadridge before the annual meeting (notice of revocation must be received by the day before the annual meeting). After voting, you may change your vote one or more times by completing and returning a later dated proxy to Broadridge, by voting again by Internet or telephone as described in this proxy statement, or by voting in person at the annual meeting. Attendance at the annual meeting will not in itself constitute a revocation of your proxy. You may request a new proxy card from Broadridge. The last vote received chronologically will supersede any prior votes. The deadline for registered shareholders to change their vote is 11:59 p.m., Eastern Daylight Time, on May 15, 2017 (mailed proxy cards must be received by the day before the annual meeting). All requests and correspondence with Broadridge should be mailed to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. If you are a beneficial owner of shares of common stock held in street name, please review the voting instructions provided by the broker, bank or other nominee holding your shares or contact such organization regarding how to change your vote. If you are a participant in the 401(k) Retirement Plan and shares of common stock of the Company are credited to your plan account, you may revoke a proxy before its exercise by filing written notice of revocation with Broadridge and you may change your vote one or more times by completing and returning a later dated proxy to Broadridge or by voting again by Internet or telephone. The deadline for participants in the 401(k) Retirement Plan to revoke or change their vote is 11:59 p.m., Eastern Daylight Time, on May 11, 2017 (notices of revocation and mailed proxy cards must be received by May 11, 2017).

Quorum

A quorum of shareholders is necessary to hold a valid annual meeting. Presence at the annual meeting in person or by proxy of the holders of a majority of our issued and outstanding common stock at the close of business on the record date is necessary to constitute a quorum. All shares present in person or represented by proxy (including abstentions and broker non-votes) are counted for quorum purposes.

If the annual meeting is adjourned because of the absence of a quorum, those shareholders entitled to vote who attend the adjourned annual meeting, although constituting less than a quorum as provided herein, shall nevertheless constitute a quorum for the purpose of electing directors. If the annual meeting is adjourned for one or more periods aggregating at least fifteen (15) days because of the absence of a quorum, those shareholders entitled to vote who attend the reconvened annual meeting, if less than a quorum as determined under applicable law, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the Notice of Annual Meeting of Shareholders.

Vote Required and Method of Counting Votes

The table below summarizes the votes required for approval of each matter to be brought before the annual meeting, as well as the treatment of abstentions and broker non-votes.

Proposal	Vote Required for Approval	Abstentions (or the withholding of authority)	Broker Non- Votes
Election of Directors

The six director candidates who receive the most “FOR” votes will be elected to serve on the Board.

Shareholders have cumulative voting rights in the election of directors. When voting for directors, shareholders may multiply the total number of shares that they are entitled to vote by the number of directors to be elected and may then cast an equal number of votes for each of the six nominees, distribute their votes among as many nominees as they choose, or cast all of their votes for one nominee.

		No effect	No effect

Advisory Vote on Executive Compensation	The affirmative vote of the majority of the votes cast is required to approve this proposal.	No effect	No effect

Advisory Vote on the Frequency of Advisory Votes on Executive Compensation	The time period (every one, two or three years) receiving the majority of the votes cast shall determine the frequency approved by shareholders. If no time period receives a majority of the votes cast, the time period receiving the highest number of votes will be deemed to be the frequency approved by shareholders.	No effect	No effect

Approval of amendments to Dorman’s Amended and Restated Articles of Incorporation and Amended and Restated By-laws to implement a majority voting standard for uncontested director elections	The affirmative vote of the majority of the votes cast is required to approve this proposal.	No effect	No effect

Approval of an amendment to Dorman’s Amended and Restated Articles of Incorporation to eliminate cumulative voting in director elections	The affirmative vote of the majority of the votes cast is required to approve this proposal.	No effect	No effect

Approval of an amendment to Dorman’s Amended and Restated By-laws to increase the maximum number of directors to nine members	The affirmative vote of the shareholders owning at least two-thirds of all shares outstanding and entitled to vote, in person or by proxy at the annual meeting is required to approve this proposal.	Counted as “against”	Counted as “against”

Approval of the Employee Stock Purchase Plan	The affirmative vote of the majority of the votes cast is required to approve this proposal.	No effect	No effect

Ratification of Appointment of Auditor	The affirmative vote of the majority of the votes cast is required to approve this proposal.	No effect	Not applicable

If you are a registered shareholder and sign and return a proxy but do not specify how you want your shares voted, your shares will be voted FOR the director nominees, FOR the advisory vote on named executive officer compensation to occur every year, and FOR the other proposals listed above. If you are a registered shareholder and return an executed proxy card with no further instructions on the election of directors, the persons named in the accompanying proxy card have discretionary authority to cumulate votes and to allocate such votes among some or all of the nominees recommended by the Board, although they have no present intention of doing so.

If you are a beneficial owner of shares held in street name and do not provide the broker, bank or other nominee that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the broker, bank or other nominee that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the broker, bank or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will not be able to vote your shares on such matter, often referred to as a broker non-vote. The election of directors, the advisory vote on the compensation of our named executive officers, the advisory vote on the frequency of the advisory vote on named executive officer compensation, the approval of amendments to Dorman’s Amended and Restated Articles of Incorporation and Amended and Restated By-laws to implement a majority voting standard for uncontested director elections, the approval of an amendment to Dorman’s Amended and Restated Articles of Incorporation to eliminate cumulative voting in director elections, the approval of an amendment to Dorman’s Amended and Restated By-laws to increase the maximum number of directors to nine members, and the approval of the Dorman Products, Inc. Employee Stock Purchase Plan are considered non-routine under applicable regulatory rules. The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2017 fiscal year is considered routine under applicable regulatory rules.

Discretionary Voting Power

The proxy also confers discretionary authority to vote with respect to any and all of the following matters that may come before the annual meeting: (i) matters to be presented at the annual meeting of which we did not have notice on or prior to February 13, 2017; (ii) approval of the minutes of the prior meeting of shareholders if such approval does not amount to ratification of the action taken at such meeting; (iii) the election of any person to any office for which a bona fide nominee named in this proxy statement is unable to serve or for good cause will not serve; (iv) any proposal omitted from this proxy statement and form of proxy pursuant to Rules 14a-8 or 14a-9 under the Securities Exchange Act of 1934, as amended, referred to as the “Exchange Act;” and (v) matters incident to the conduct of the annual meeting. If any such matters come before the meeting, the proxy agents named in the accompanying proxy card will vote in accordance with their best judgment and discretion.

Corporate Governance

The Board of Directors and Director Independence. The Board currently consists of seven members and has three standing committees: (i) the Audit Committee; (ii) the Compensation Committee; and (iii) the Corporate Governance and Nominating Committee. The Lead Director serves on all three committees.

The Board has determined that the following current directors, constituting a majority of the members of the Board, are independent as defined in the applicable listing standards of The NASDAQ Stock Market, LLC, referred to as “Nasdaq”: Paul R. Lederer, Edgar W. Levin, Richard T. Riley, G. Michael Stakias, and John J. Gavin. On February 21, 2017, Edgar W. Levin, a director of the Company since 1991, announced his intention to retire from the Board effective as of the conclusion of the 2017 annual meeting.

Under applicable SEC and Nasdaq rules, the existence of certain “related person” transactions in excess of certain thresholds between a director and the Company are required to be disclosed and may preclude a finding by the Board that the director is independent. A director is not considered “independent” unless the Board affirmatively determines that the director has no material relationship with us that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. During the Board’s review of director independence, the Board identified and considered the following transaction: prior to serving as a director of the Company, from February 2016 to April 2016, John G. Gavin served as a consultant to the Company, providing advice to management on financial and acquisition-related matters. Mr. Gavin received an aggregate of $31,500 in consulting fees during 2016. Mr. Gavin no longer serves as a consultant to the Company. The Board determined that this relationship did not impair Mr. Gavin’s independence. Based on its independence review and after considering the transaction described above, the Board determined that no transactions or relationships between the Company and independent directors or any member of their immediate family (or any entity of which an independent director or an immediate family member is an executive officer, general partner or significant equity holder) were identified which would render the directors named above not independent.

Board Leadership and Risk Management. In connection with the appointments of Mathias J. Barton as Chief Executive Officer and Steven L. Berman as Executive Chairman, each effective as of September 24, 2015, the Board separated the roles of Chief Executive Officer and Chairman. Mr. Berman served in the role of Chief Executive Officer and Chairman of the Board from January 2011 until his appointment as Executive Chairman. As our Chief Executive Officer and President, Mr. Barton is responsible for our day-to-day operations and for executing our long-term strategies. As Executive Chairman of the Board, Mr. Berman devotes most of his time to strategic planning and identifying business growth opportunities. In addition, because Mr. Berman is not “independent” within the meaning of the Nasdaq listing standards, the Board has selected Paul R. Lederer, a director who is independent, to serve as our Lead Director (as described below).

Although the Board does not have a policy that requires the separation of the roles of Chief Executive Officer and Chairman of the Board, the Board made a determination to currently separate such positions. The Board believes that an appropriate leadership structure depends on the opportunities and challenges facing a company at a given time. The Board believes that the current leadership structure is appropriate for us at this time as it enables us and the Board to continue to benefit from Mr. Berman’s vast experience, skills, expertise, and knowledge of the Company’s business and industry.

We have a relatively small board of directors and a majority of the members are independent under the listing standards of Nasdaq. Each independent director has direct access to our Executive Chairman, our Chief Executive Officer and our Lead Director, as well as other members of the senior management team. The independent directors meet in executive session without management present at least quarterly.

The Board takes an active role, as a whole and at the committee level, in overseeing the management of the Company’s risks. The Board regularly reviews information regarding the Company’s operations, financial condition, and liquidity, as well as the risks associated with each. The Company’s Audit Committee supervises the management of financial risks and potential conflicts of interests. The Company’s Compensation Committee is responsible for overseeing the management of risks associated with the Company’s executive compensation plans and arrangements. The Corporate Governance and Nominating Committee manages risks associated with the independence of the Board and the duties and responsibilities of its members. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through attendance at committee meetings or committee reports about such risks. Additionally, we have a Risk and Compliance Committee made up of members of senior management that evaluates the risks posed to the Company and the Company’s responses to those risks. The Risk and Compliance Committee performs detailed reviews of the Company’s risks and monitors the Company’s compliance with applicable laws, regulations and frameworks, and reports its actions to the Board.

Lead Director. As a matter of good corporate governance, the Board has adopted a practice of appointing a Lead Director. The Lead Director is charged with (i) presiding at all meetings of the Board at which the Executive Chairman is not present, including executive sessions of the independent directors; (ii) serving as a liaison between management and the independent directors; (iii) assisting the Executive Chairman in setting the Board’s schedules, agendas, and information flow; (iv) participating (in conjunction with the Compensation Committee) in the periodic evaluation and performance review of the Chief Executive Officer and other principal officers; (v) communicating Board member feedback to the Chief Executive Officer and Executive Chairman; (vi) recommending to the Board the retention of advisors and consultants who report directly to the Board; and (vii) performing such other duties as may be delegated by the Board from time to time. Based on his experience, qualifications, and skills more fully described below, the Board appointed Paul R. Lederer to serve as Lead Director.

Director Resignation Policy. Our corporate governance guidelines provide that an independent Board member must offer his or her resignation for consideration by the Corporate Governance and Nominating Committee in the event of a significant change in that Board member’s principal occupation. The Corporate Governance and Nominating Committee will consider such factors as it deems relevant in determining whether to recommend that the offer of resignation be accepted and will present its recommendation to the Board for action.

Meetings of the Board of Directors and Committees. During the fiscal year ended December 31, 2016, the Board held five meetings. In fiscal 2016, the Audit Committee held four meetings, the Compensation Committee held four meetings and the Corporate Governance and Nominating Committee held three meetings. During fiscal

2016, each incumbent director attended at least 75% of the aggregate of (1) the total number of meetings of the directors which were held during the period for which the director was a director, and (2) the total number of meetings held by any committees of which the director was a member during the period that the director served.

Attendance at Annual Meeting of Shareholders. It is the policy of the Board that, absent sufficient cause, all of our directors attend our annual meeting. All of our then directors attended last year’s annual meeting.

Communication with the Board of Directors. Shareholders may communicate with the Board or any individual director by sending a letter addressed to the Board or the individual director c/o Thomas J. Knoblauch, Assistant Secretary, Dorman Products, Inc. at 3400 East Walnut Street, Colmar, Pennsylvania 18915. In the letter, the shareholder must identify him or herself as a shareholder of the Company. The Assistant Secretary may require reasonable evidence that the communication is being made by or on behalf of a shareholder before the communication is transmitted to the individual director or to the Board.

Committees of the Board of Directors

Audit Committee. The Audit Committee, established in accordance with Section 3(a)(58)(A) of the Exchange Act, participates in the oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, (iv) the performance of the Company’s independent auditors, and (v) the quality and adequacy of internal controls over financial reporting. The Audit Committee selects our independent registered public accounting firm, reviews such firm’s procedures for ensuring their independence with respect to the services performed for us, approves all fees to be paid to the independent registered public accounting firm and pre-approves the professional services provided by the independent registered public accounting firm. The responsibilities of the Audit Committee are further described in the Audit Committee Charter, which was adopted by the Board and a copy of which is available on the Company’s website at www.dormanproducts.com and accessible via the “Investor Relations” page.

As of the date of this proxy statement, Richard T. Riley (Chairman), John J. Gavin, Paul R. Lederer, Edgar W. Levin, and G. Michael Stakias serve on the Audit Committee. Each member of the Audit Committee, in the opinion of the Board, is independent as defined under the applicable SEC rules and the listing standards of Nasdaq. The Board has determined that each of Messrs. Riley, Stakias and Gavin qualifies as an audit committee financial expert as defined by the rules of the SEC.

Compensation Committee. The Compensation Committee is responsible for annually reviewing and approving the compensation of our Chief Executive Officer and all of our other executive officers. The Chief Executive Officer is not present during the discussion and approval of his compensation. The Compensation Committee also periodically reviews the compensation paid to our non-employee directors for annual retainers and makes recommendations to the Board for any adjustments. The Compensation Committee also administers the Company’s incentive compensation plans and equity-based plans, including the Dorman Products, Inc. Executive Cash Bonus Plan, referred to as the “Executive Cash Bonus Plan,” and the Dorman Products, Inc. 2008 Stock Option and Stock Incentive Plan, referred to as the “2008 Plan.” The responsibilities of the Compensation Committee are further described in the Compensation Committee Charter, which was adopted by the Board and a copy of which is available on the Company’s website at www.dormanproducts.com and accessible via the “Investor Relations” page.

As of the date of this proxy statement, Edgar W. Levin (Chairman), John J. Gavin, Paul R. Lederer, Richard T. Riley, and G. Michael Stakias serve on the Compensation Committee. Each member of the Compensation Committee, in the opinion of the Board, is independent as defined under the applicable SEC rules and the listing standards of Nasdaq.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee is responsible for developing and periodically reviewing and assessing the Company’s corporate governance guidelines. In addition, the Corporate Governance and Nominating Committee is charged with developing criteria for the selection of individuals to be considered as candidates for election to the Board.

The Corporate Governance and Nominating Committee is also responsible for recommending qualified candidates to the Board for election as directors of the Company, and has recommended to the Board the slate of directors that the Board proposes for election by shareholders at the annual meeting. The responsibilities of the Corporate Governance and Nominating Committee are further described in the Corporate Governance and Nominating Committee Charter, which was adopted by the Board and a copy of which is available on the Company’s website at www.dormanproducts.com and accessible via the “Investor Relations” page.

As of the date of this proxy statement, G. Michael Stakias (Chairman), John J. Gavin, Paul R. Lederer, Edgar W. Levin, and Richard T. Riley serve on the Corporate Governance and Nominating Committee. Each member of the Corporate Governance and Nominating Committee, in the opinion of the Board, is independent as defined under the applicable SEC rules and the listing standards of Nasdaq.

Director Nomination Process

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee is responsible for, among other matters, annually presenting to the Board a list of individuals recommended for nomination for election as directors at the annual meeting. The Corporate Governance and Nominating Committee identifies and screens candidates for the Board and has the authority as it deems appropriate to retain a professional search firm to identify and evaluate director candidates.

Before recommending a director, the Corporate Governance and Nominating Committee reviews his or her qualifications to determine whether the director candidate meets the qualifications described below. In the case of an incumbent director, the Corporate Governance and Nominating Committee also reviews the director’s service to the Company during the past term, including the number of Board and committee meetings attended, the quality of participation and whether the candidate continues to meet the qualifications for director as described below. After completing this evaluation, the Corporate Governance and Nominating Committee makes a formal recommendation to the full Board as to election or re-election of the candidate.

Director Qualifications. In order to be nominated for director, a director candidate must be a natural person at least eighteen (18) years of age. Characteristics expected of all directors include: integrity, high personal and professional ethics, sound business judgment, and the ability and willingness to commit sufficient time to the Board. In evaluating the suitability of individual Board members, the Board considers many factors, including capability, experience, skills, expertise, dedication, conflicts of interest, independence from the Company’s management and the Company and such other relevant factors that may be appropriate in the context of the needs of the Board.

The Board evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of the Company’s business and represent shareholder interests through the exercise of sound judgment, using its diversity of experience. Accordingly, the Corporate Governance and Nominating Committee believes that the Board, as a whole, should include members who collectively bring the following strengths and backgrounds to the Board:

•	experience as a Chief Executive Officer, President or a principal officer of another company;

•	senior-level experience in the automotive aftermarket or automotive parts industry generally or with companies that have similar business models;

•	experience with overseas distribution operations; and

•	strengths in the functional areas of finance, corporate governance, financial statement analysis, business operations and strategic planning, and mergers and acquisitions.

Additional criteria apply to directors being considered to serve on particular committees of the Board. For example, members of the Audit Committee must meet additional standards of independence and have the ability to read and understand our financial statements.

The Corporate Governance and Nominating Committee uses a variety of methods to identify and evaluate nominees for director. Candidates may come to the attention of the committee through current and former Board members, management, professional search firms (to whom we pay a fee), shareholders or other persons. The Corporate Governance and Nominating Committee evaluates candidates for the Board on the basis of the standards and qualifications set forth above, regardless of the source of the candidate referral. Although the Company does not have a formal policy with regard to consideration of diversity, the Board seeks to achieve a diversity of strengths and backgrounds on the Board, particularly in the areas described above.

Director Candidates Nominated by Shareholders. Under our Amended and Restated By-laws, a shareholder may nominate a person for election as a director at the next annual meeting of shareholders if the shareholder making the nomination:

•	is a shareholder of record on the date of providing the nomination notice, on the record date for the determination of the shareholders entitled to vote at the annual meeting of shareholders and at the time of the annual meeting of shareholders;

•	is entitled to vote at the annual meeting; and

•	complies with the nomination notice procedures contained in our Amended and Restated By-laws, which are outlined below.

For a shareholder nomination notice to be timely under our Amended and Restated By-laws, it must be delivered to, or mailed and received by, the Secretary of the Company at our principal executive offices not earlier than the close of business on the one hundred twentieth (120th) calendar day, and not later than the close of business on the ninetieth (90th) calendar day, prior to the first anniversary of the immediately preceding year’s annual meeting. If an annual meeting was not held in the prior year or the annual meeting is called for a date that is more than thirty (30) calendar days earlier or more than sixty (60) calendar days later than the anniversary date of the prior year’s annual meeting, to be timely, the shareholder nomination notice must be delivered to or received by, the Secretary of our company at our principal executive offices, no earlier than the close of business on the one hundred twentieth (120th) calendar day prior to the date of the scheduled annual meeting and not later than the close of business on the later of the ninetieth (90th) calendar day prior to the date of the scheduled annual meeting or, if the first public disclosure of the date of the scheduled annual meeting is less than one hundred (100) calendar days prior to the date of the scheduled annual meeting, the tenth (10th) calendar day following the day on which public disclosure of the date of the scheduled annual meeting is first made by us. In no event will any adjournment or postponement of an annual meeting or the public disclosure of any adjournment or postponement of an annual meeting commence a new time period or extend any time period for the giving of a shareholder nomination notice.

The following information must be included in the shareholder nomination notice:

•	as to each person whom the shareholder proposes to nominate for election or reelection as a director:

•	the name, age, business address and residence address of such person;

•	the principal occupation and employment of such person;

•	the number of shares of each class and series of our capital stock which are owned beneficially or of record by such person (which information shall be supplemented not later than ten (10) calendar days after the record date for the annual meeting to disclose such ownership as of the record date);

•	such person’s executed written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

•	all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made with the SEC in connection with the solicitation of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act (or pursuant to any law or statute replacing such section), and the rules and regulations promulgated thereunder; and

•	a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such person being nominated, on the one hand, and the shareholder and any “Shareholder Associated Person” (as defined below), on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K of the Exchange Act, referred to as “Regulation S-K,” if the shareholder making the nomination and any Shareholder Associated Person were the “registrant” for purposes of such rule and the person being nominated was a director or executive officer of such registrant;

•	as to the shareholder giving the notice:

•	the name and record address of the shareholder, as they appear on the Company’s stock ledger, and the name and address of any Shareholder Associated Person;

•	the number of shares of each class and series of our capital stock which are, directly or indirectly, owned beneficially and/or of record by the shareholder or any Shareholder Associated Person, documentary evidence of such record or beneficial ownership, and the date or dates such shares were acquired and the investment intent at the time such shares were acquired;

•	any “Derivative Instrument” (as defined below) directly or indirectly owned beneficially by the shareholder or any Shareholder Associated Person and any other direct or indirect right held by the shareholder or any Shareholder Associated Person to profit from, or share in any profit derived from, any increase or decrease in the value of our shares;

•	any proxy, contract, arrangement, understanding, or relationship pursuant to which the shareholder or any Shareholder Associated Person has a right to vote any shares of any of our securities;

•	any “Short Interest” (as defined below) directly or indirectly held by the shareholder or any Shareholder Associated Person in any security issued by us;

•	any rights to dividends on our shares owned beneficially by the shareholder or any Shareholder Associated Person that are separated or separable from the underlying shares;

•	any proportionate interest in our shares or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which the shareholder or any Shareholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner;

•	any performance-related fees (other than an asset-based fee) that the shareholder or any Shareholder Associated Person is entitled to based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, as of the date of such notice, including without limitation, any such interests held by members of the shareholder’s or any Shareholder Associated Person’s immediate family sharing the same household (which information shall, in each case, be supplemented by the shareholder and any Shareholder Associated Person not later than ten (10) calendar days after the record date for the meeting to disclose such ownership as of the record date);

•	a description of all arrangements or understandings between the shareholder or any Shareholder Associated Person and each proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is being made;

•	any material interest of the shareholder or any Shareholder Associated Person in the election of the proposed nominee, individually or in the aggregate, including any anticipated benefit to the shareholder or any Shareholder Associated Person therefrom;

•	a representation that the shareholder is a holder of record of our stock entitled to vote at the meeting and that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons named in the shareholder nomination notice;

•	a representation from the shareholder as to whether the shareholder or any Shareholder Associated Person intends or is part of a group which intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding capital stock required to elect the person proposed as a nominee and/or (ii) otherwise to solicit proxies from shareholders in support of the election of such person;

•	whether and the extent to which any agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of the shareholder or Shareholder Associated Person with respect to any shares of our capital stock, without regard to whether such transaction is required to be reported on a Schedule 13D or other form in accordance with Section 13(d) of the Exchange Act or any successor provisions thereto and the rules and regulations promulgated thereunder; and

•	any other information relating to the shareholder and any Shareholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made with the SEC in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act (or pursuant to any law or statute replacing such section and the rules and regulations promulgated thereunder).

A “Shareholder Associated Person” means with respect to any shareholder (i) any person controlling, directly or indirectly, or acting in concert with, the shareholder, (ii) any beneficial owner of our securities owned of record or beneficially by the shareholder, and (iii) any person controlling, controlled by or under common control with the Shareholder Associated Person. A “Derivative Instrument” means any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of our securities or with a value derived in whole or in part from the value of any class or series of our shares, whether or not such instrument or right shall be subject to settlement in the underlying class or series of our capital stock or otherwise. A “Short Interest” means any contract, arrangement, understanding, relationship or otherwise pursuant to which the shareholder or any Shareholder Associated Person has the opportunity, directly or indirectly, to profit or share in any profit derived from any decrease in the value of any security issued by us.

In addition to the information required above, we may require any proposed nominee to furnish such other information as may reasonably be required by us to determine the eligibility of the proposed nominee to serve as an independent director or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

Under our Amended and Restated By-laws, a shareholder is entitled to nominate a person for director at a special meeting of shareholders at which directors are to be elected if the shareholder meets the requirements set forth above and complies with the shareholder nomination notice procedures set forth above. With respect to a special meeting, the shareholder’s nomination notice must be delivered to the Secretary of the Company at our principal executive offices not earlier than the close of business on the one hundred twentieth (120th) calendar day prior to the date of the special meeting and not later than the close of business on the later of the ninetieth (90th) calendar day prior to the date of the special meeting or, if the first public disclosure made by us of the date of the special meeting is less than one hundred (100) days prior to the date of the special meeting, not later than the tenth (10th) calendar day following the day on which public disclosure is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at the special meeting. In no event shall any adjournment or postponement of a special meeting or the public disclosure of an adjournment or postponement of a special meeting commence a new time period or extend any time period for the giving of a shareholder’s nomination notice.

Proposal I – Election of Directors

Our Amended and Restated By-laws currently provide that our business shall be managed by or under the direction of a board of directors of not less than two nor more than seven directors, which number shall be fixed from time to time by such board of directors. The Board currently consists of seven directors. Six of the seven members of the Board are standing for re-election. Pursuant to our Amended and Restated By-laws, the Board has fixed the number of directors at six, as of the adjournment of the annual meeting.

There are six nominees for election to the Board at the annual meeting. Each of the six nominees, if elected, will hold office for a term that expires at the next annual shareholders’ meeting. Each director shall hold office for the term for which he was elected and until his successor is elected and qualified or until his earlier death, resignation or removal. Proxies solicited by the Board will, unless otherwise directed, be voted to elect the six nominees named below to constitute the entire Board.

The Board has nominated the following individuals for election as director at the annual meeting: Steven L. Berman; Mathias J. Barton; John J. Gavin; Paul R. Lederer; Richard T. Riley and G. Michael Stakias. As previously announced, Edgar W. Levin is retiring from the Board effective as of the conclusion of the annual meeting and is therefore not standing for re-election. The Company has commenced a search for a new director to replace Mr. Levin. Each nomination for director was based upon the recommendation of our Corporate Governance and Nominating Committee and each nominee for director is a current member of the Board. All nominees have consented to be named and have indicated their intent to serve if elected. In the event any of the nominees shall be unable or unwilling to serve as a director, the persons named in the proxy intend to vote “FOR” the election of any person as may be nominated by the Board in substitution. The Company has no reason to believe that any of the nominees named below will be unable to serve as a director if elected.

The following table sets forth certain information, as of the record date, as to each nominee for the office of director:

Name	Age	Position	Director Since
Steven L. Berman	57	Executive Chairman, Secretary and Treasurer	1978
Mathias J. Barton	57	Chief Executive Officer, President and Director	2014
John J. Gavin	60	Director	2016
Paul R. Lederer	77	Director	1998
G. Michael Stakias	67	Director	2015
Richard T. Riley	60	Director	2010

The following information about our directors is based, in part, upon information supplied by such persons. Unless otherwise indicated, each individual has had the same principal occupation for more than five years.

Steven L. Berman became the Executive Chairman of the Company on September 24, 2015. Additionally, Mr. Berman has served as a director of the Company and as Secretary and Treasurer of the Company since its inception in 1978. From January 30, 2011 to September 24, 2015, Mr. Berman served as Chairman of the Board and Chief Executive Officer of the Company and from October 24, 2007 to January 30, 2011, Mr. Berman served as President of the Company. Prior to October 24, 2007, Mr. Berman served as Executive Vice President of the Company. Pursuant to the terms of our employment agreement with Mr. Berman and subject to certain exceptions described therein, if the Corporate Governance and Nominating Committee fails to nominate or re-nominate Mr. Berman as Chairman of the Board, or if the Board removes Mr. Berman as Chairman of the Board, Mr. Berman may terminate his employment within 120 days and receive certain benefits prescribed by the employment agreement. See “Executive Compensation: Compensation Tables – Potential Payments upon Termination or Change in Control – Employment Agreements with Messrs. Berman and Barton.”

Key Attributes, Experience and Skills: Mr. Berman has more than thirty years of experience in the automotive aftermarket industry and has been involved with the Company since its formation, including over 30 years in management of the Company. He has the requisite skills to serve in his executive capacities including particular skills and knowledge in marketing, finance, product development, vendor relations and strategic business management. Mr. Berman has the ability to connect industry trends, market events, strengths and weaknesses of competitors, the impact of new market entrants and the ability to define a strategic path. In addition, he has demonstrated the ability to convert a high-level strategy into an executable game plan. As a result of his positions with the Company, he also has intimate knowledge of the Company’s business, results of operations and financial condition which enables him to provide unique insights into the Company’s challenges, opportunities, risks and operations.

Mathias J. Barton has served as a director since January 2014. Mr. Barton joined the Company in November 1999 as Senior Vice President, Chief Financial Officer. He became co-President of the Company in February 2011, President in August 2013 and President and Chief Executive Officer in September 2015. Prior to joining the Company, Mr. Barton was Senior Vice President and Chief Financial Officer of Central Sprinkler Corporation, a manufacturer and distributor of automatic fire sprinklers, valves and component parts. From May 1989 to September 1998, Mr. Barton was employed by Rapidforms, Inc., a manufacturer of business forms and other products, most recently as Executive Vice President and Chief Financial Officer. Pursuant to the terms of our employment agreement with Mr. Barton and subject to certain exceptions described therein, if the Corporate Governance and Nominating Committee fails to nominate or re-nominate Mr. Barton as a director, or if the Board removes Mr. Barton as a director, Mr. Barton may terminate his employment within 120 days and receive certain benefits prescribed by the employment agreement. See “Executive Compensation: Compensation Tables – Potential Payments upon Termination or Change in Control – Employment Agreements with Messrs. Berman and Barton.”

Key Attributes, Experience and Skills: Mr. Barton is qualified to serve as a director of the Company based on his extensive knowledge of the Company’s business and the automotive aftermarket industry, his expertise in strategic business development and executive management, his knowledge of corporate finance, financial systems and reporting, accounting, and his integrity, energy, and leadership skills.

Mr. Gavin has served as a director since October 2016. Mr. Gavin has been a Senior Advisor with LLR Partners, LLC, a middle market, growth oriented private equity firm with $2.4 billion under management since 2010 and has been Chairman of Strategic Distribution, Inc. (“SDI”), a leading maintenance, repair, and operations (MRO) supply firm since 2014. Prior to holding his current position at SDI, Mr. Gavin served as Chief Executive Officer and President of SDI during 2013. From 2007 to 2009, Mr. Gavin was the Vice Chairman of Drake Beam Morin, Inc. (“DBM”), an international career management and transitions management firm, and served as Chief Executive Officer and President of DBM during 2006. From 1996 to 2004, Mr. Gavin was employed by Right Management Consultants, Inc. (“RMCI”), a publicly traded global provider of integrated consulting solutions across the employment lifecycle. He served as RMCI’s President and Chief Operating Officer from January 1999 to January 2004 and as RMCI’s Executive Vice President, Business Development from December 1996 to December 1998. From 1978 to 1996, Mr. Gavin was employed by Arthur Andersen & Co. in various positions, where his last position was Partner-in-Charge, Manufacturing, Distribution and Consumer Products Practice. Mr. Gavin currently serves on the board of GMS Inc. (NYSE: GMS), a distributor of gypsum wall board and related building products in North America. Mr. Gavin has also served as a director of the following publicly held companies during the past five years: Interline Brands, Inc. from 2005 to 2012, CSS Industries, Inc. from 2007 to 2013 and DFC Global Corp from 2007 to 2014. Mr. Gavin currently serves on the Advisory Board of the Center for Corporate Governance at Drexel University in Philadelphia and on the boards of various privately held companies.

Key Attributes, Experience and Skills: Mr. Gavin is qualified to serve as a director of the Company because of his expertise with financial, accounting, strategic planning, mergers and acquisitions, human resources and career management matters, his extensive management and operational experience, his current and prior service on the board of directors of other publicly and privately held companies and his financial and accounting experience, including his experience as a certified public accountant with a nationally recognized public accounting firm.

Paul R. Lederer has served as a director since 1998. Prior to his retirement in 1998, Mr. Lederer was the Executive Vice President of Federal-Mogul Corporation, a global manufacturer of a broad range of non-discretionary parts primarily for automobiles, light trucks, heavy trucks, and farm and construction vehicles, from February 1998 to October 1998. From November 1994 to February 1998, Mr. Lederer was President and Chief Operating Officer of Fel-Pro Incorporated, a private manufacturer of gaskets and related products for the internal combustion engine, which was acquired by Federal-Mogul in 1998. Before joining Fel-Pro, he was a consultant to several automotive parts companies. Mr. Lederer is currently a director of O’Reilly Automotive, Inc. (Nasdaq: ORLY), an automotive parts distributor and retailer. Mr. Lederer has served two terms as a director of O’Reilly Automotive, from April 1993 to July 1997 and was appointed again in 2001. He currently serves as O’Reilly’s lead director, a position he has held since 2002. Mr. Lederer is also a director of Maximus, Inc. (NYSE:MMS), a provider of program management and consultative services to state and local governments. He was a director of Proliance International, Inc. from 1995 to 2009 and a director of United Components, Inc. from 2003 to 2010.

Key Attributes, Experience and Skills: Mr. Lederer’s 40 plus years of executive experience in the automotive aftermarket industry makes him uniquely qualified to assess the Company’s strategies, goals, and objectives on behalf of its shareholders. He has a high degree of business acumen which enables him to synthesize and connect broad market trends, industry trends, and evolving customer needs.

G. Michael Stakias has served as a director since September 2015. Mr. Stakias currently serves as President and Chief Executive Officer of Liberty Partners, a New York-based private equity investment firm. From 1980 to 1998, Mr. Stakias was a partner at Blank Rome LLP, Philadelphia, PA. His practice focused on the areas of corporate securities, mergers and acquisitions, private equity, and public and emerging growth companies. Prior to joining Blank Rome in 1980, Mr. Stakias served as Senior Attorney, Division of Corporation Finance, at the Securities and Exchange Commission, Washington, DC. Mr. Stakias currently serves on the Board of Directors of STV Group, Incorporated, a privately held architectural and engineering company. Mr. Stakias also serves on the Board of Directors of Concorde Career Colleges, Inc., Henley-Putnam University, and on the Board of Trustees of the College of William & Mary - Raymond A. Mason School of Business in Williamsburg, VA.

Key Attributes, Experience and Skills: Mr. Stakias’ qualifications to serve as a director of the Company include his extensive experience in private equity investment and capital markets and his expertise in corporate securities, mergers and acquisitions and corporate finance. Mr. Stakias’ experience in private equity provides him with considerable expertise in financial and strategic matters and his involvement with other entities throughout his career provides him with wide-ranging perspective and experience in the areas of management, operations, and strategy.

Richard T. Riley has served as a director since March 2010. Mr. Riley served as a director of the LoJack Corporation, a publicly traded corporation and provider of tracking and recovery systems, from February 2005 until May 2013. In May 2012, Mr. Riley retired from the position of Executive Chairman of LoJack, a role held from December 2011 to May 2012. He previously served LoJack as Chairman, President, and Chief Executive Officer from May 2010 to December 2011, Executive Chairman from December 2008 to May 2010, Chairman and Chief Executive Officer from November 2006 to December 2008 and President and Chief Operating Officer from February 2005 to November 2006. Prior to joining LoJack Corporation, Mr. Riley served as an officer and director of New England Business Service, Inc., referred to as “NEBS,” then a public company listed on the New York Stock Exchange and a provider of products and services to assist small businesses manage and improve the efficiency of business operations. He served as President and Chief Operating Officer of NEBS from 2002 to 2003 and as President, Chief Executive Officer and Chief Operating Officer from 2003 to 2004. Prior to that, Mr. Riley served as a Senior Vice President of NEBS from 1998 to 2002, as President, NEBS Direct Marketing from 2001 to 2002, as President, Integrated Marketing Services from 2000 to 2001 and as President of Rapidforms, Inc. (acquired by NEBS in 1997) from 1992 to 2000. Mr. Riley served as a director of NEBS from 2002 to 2004. Mr. Riley was formerly a member of the audit practice at Arthur Andersen & Co. Mr. Riley serves as a member of the Board of Directors of (i) Cimpress N.V. (f/k/a VistaPrint) (Nasdaq: CMPR), a publicly held printing and graphic arts business, where he is Chairman of the Board and serves on both the Audit Committee and the Nominating and Corporate Governance Committee, and (ii) Tupperware Brands Corporation (NYSE: TUP), a publicly held global direct-to-consumer marketer of premium, innovative products across multiple brands and categories through an independent sales force, where he serves on the Audit, Finance and Corporate Responsibility Committee.

Key Attributes, Experience and Skills: Mr. Riley is an experienced leader in the automotive industry with a distinctive knowledge of the automotive products aftermarket. He draws his financial expertise from his experience at Arthur Andersen & Co, his service as an executive at each of LoJack and NEBS, and his service on the Audit Committees of Cimpress N.V. (f/k/a VistaPrint) and Tupperware Brands Corporation. He is skilled in finance, operations, corporate governance, mergers and acquisitions and strategic planning. Mr. Riley’s financial background as a certified public accountant, including his experience at Arthur Andersen & Co., provides financial expertise to the Board, including an understanding of financial statements, corporate finance, accounting and capital markets.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION

OF THE SIX NOMINEES LISTED ABOVE AS DIRECTORS.

Director Compensation

Our director compensation program is designed to provide competitive compensation to attract and retain high-quality outside directors. Our Compensation Committee periodically reviews the compensation of our non-employee directors and makes recommendations to our Board for adjustments. As part of this review, the Compensation Committee may solicit the input of outside compensation consultants. During 2016, the Compensation Committee asked Pay Governance, LLC, an independent compensation consultant, to provide a competitive analysis of the compensation we provide to our directors. As a result of that review and discussion, in May 2016, the Compensation Committee recommended to the Board, and the Board approved, that for fiscal 2016: the amount of the annual cash retainer be increased by $22,000 ($42,000 for the Lead Director), the fees paid for attending board or committee meetings be eliminated, the annual cash retainer for the Audit Committee Chair be increased by $7,500 and the value of the annual equity award be increased by $30,000. In addition, the Compensation Committee recommended to the Board, and the Board approved, moving the date on which directors’ annual equity awards are made from January to July. This change was made to better align the annual equity grants with each director’s new term. Due to the timing change for the annual grants, each outside director’s equity award in fiscal 2016 was increased by an additional $30,000 to cover the four month period of service from January 2017 through June 2017.

Accordingly, our non-employee director compensation program in fiscal 2016 included the following components:

•	an annual cash retainer of $60,000 ($80,000 for the Lead Director);

•	two equity grants of restricted stock, one in January 2016 and a second in July 2016, each with a grant date value of approximately $60,000 which will vest in full on the one year anniversary of the grant date; and

•	an additional annual cash retainer for services as a Committee Chair as follows:

•	Audit Committee Chair - $15,000;

•	Compensation Committee Chair - $7,500;

•	Corporate Governance and Nominating Committee- $7,500.

Director Compensation Table for Fiscal 2016

The following table sets forth certain information regarding the compensation earned by or awarded to each non-employee director who served on our Board during the fiscal year ended December 31, 2016. Directors who are our employees are not compensated for their services as directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)	Total ($)
John J. Gavin (2)	10,000	59,984	69,984
Paul R. Lederer	80,000	119,972	199,972
Edgar W. Levin	67,500	119,972	187,472
G. Michael Stakias	67,500	119,972	187,472
Richard T. Riley	67,500	119,972	187,472

(1)	The “Stock Awards” column represents the aggregate grant date fair value computed in accordance with ASC Topic 718 for awards of restricted stock granted under our 2008 Plan during fiscal 2016. We calculated the estimated fair value of the restricted stock awards using the closing price per share of our common stock on the grant date. See also Note 10 of the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016. As of December 31, 2016, the aggregate number of unvested stock awards held by each of our non-employee directors was as follows: John J. Gavin – 771; Paul R. Lederer – 2,475; Edgar W. Levin – 2,475; G. Michael Stakias – 2,475; and Richard T. Riley – 2,475.
(2)	Mr. Gavin was appointed to serve as a director on October 21, 2016. Accordingly, his annual retainer and stock award were pro-rated.

For services rendered in fiscal 2017, each of our non-employee directors will receive an annual retainer of $60,000 ($80,000 for the Lead Director) plus an annual restricted stock award with a grant date value of approximately $90,000 (which is expected to be issued in July 2017). In addition, (i) the chairman of the Audit Committee will receive an additional retainer of $15,000 and (ii) the chairman of the Compensation Committee and the chairman of the Corporate Governance and Nominating Committee will each receive an additional annual retainer of $7,500.

Our non-employee directors are subject to stock ownership guidelines which were adopted by our Compensation Committee effective as of January 1, 2015. Under the approved guidelines, our non-employee directors are each expected to own shares of our common stock with a value at least equal to three times the annual board retainer that we pay such director for regular service on the board. Each non-employee director is required to comply with these guidelines within five years following the later of (i) his or her date of first election to the board, or (ii) January 1, 2015.

Executive Compensation: Compensation Discussion and Analysis

The following discussion provides an analysis of our compensation program for the executive officers named in the Summary Compensation Table below and discusses the material factors involved in our decisions regarding the compensation of the following named executive officers:

•	Steven L. Berman, Executive Chairman, Secretary and Treasurer

•	Mathias J. Barton, Chief Executive Officer and President

•	Jeffrey L. Darby, Senior Vice President, Sales and Marketing

•	Kevin M. Olsen, Senior Vice President, Chief Financial Officer, effective June 13, 2016

•	Michael B. Kealey, Senior Vice President, Product

•	Michael P. Ginnetti, interim Chief Financial Officer for the period February 27, 2016 through June 12, 2016

•	Matthew Kohnke, former Chief Financial Officer, resigned from the Company effective February 26, 2016

The following discussion cross-references those specific tabular and narrative disclosures that appear following this subsection where appropriate. You should read this Compensation Discussion and Analysis in conjunction with such tabular and narrative disclosures.

Changes in Executive Officers during Fiscal 2016

Mr. Kohnke resigned from the Company effective February 26, 2016. On February 4, 2016, the Board appointed Michael P. Ginnetti, 39, the Company’s Corporate Controller, as the Company’s interim Chief Financial Officer, effective as of February 27, 2016. Mr. Ginnetti served in such interim position until Mr. Olsen was appointed Chief Financial Officer on June 13, 2016.

Fiscal 2016 Performance Summary

We are committed to pay for performance. Our executive compensation program is designed to support our business goals and promote profitable growth of the Company and growth in shareholder value. Total compensation for each named executive officer varies with individual performance and the Company’s performance in achieving financial and non-financial objectives.

Our financial and operational results are reflected in our executive compensation for fiscal 2016. Our executive compensation advances our goals of recruitment and retention, and promotes both short-term and long-term performance of our executive officers. As seen in the chart below, in fiscal 2016, we again delivered growth in net income and diluted earnings per share.

	Fiscal 2016 ($ in millions except for per share amounts)	Fiscal 2015 ($ in millions except for per share amounts)	Change (%)
Net Sales	$859.6	$802.9	7
Net Income	$106.0	$92.3	15
Diluted Earnings Per Share	$3.07	$2.60	18

For further discussion of our financial performance for the fiscal year ended December 31, 2016, please see “Part II — Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Results of Operations” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Executive Compensation Philosophy and Objectives

Our executive compensation program is designed to promote the successful implementation of our annual strategic plan as approved by the Board as well as long-term growth and profitability of the Company which is intended to enhance shareholder value. Our overall executive compensation program is designed to achieve the following objectives:

•	To align the interests of our named executive officers with those of our shareholders by tying a significant portion of compensation to the Company’s financial performance;

•	To link a portion of compensation to the achievement of our annual and long-term financial and other goals;

•	To compensate the Company’s named executive officers in a manner that reflects their experience, responsibilities and contributions to the annual and long-term growth and development of the Company and to retain the services of the executive officers that successfully contribute to our annual and long-term goals;

•	To encourage experienced, talented executives to join the Company; and

•	To motivate our executives to continue to provide excellent performance year after year.

We believe that our program focuses management’s attention on achieving both annual performance targets and profitable growth over a longer time period as established by the Board.

We believe it is important that our executive compensation program be competitive and attractive when compared to the compensation programs of peers within our industry with which we compete for executive talent. We must be able to attract and retain skillful and knowledgeable management to manage the Company and poise the Company for future growth while at the same time being mindful of our responsibility to shareholders to control costs. Our compensation philosophy reflects a commitment to compensate executives competitively with other companies in the industry while rewarding specific executives for achieving levels of operational excellence and financial returns that seek to ensure positive short and long-term business performance and continual growth in shareholder value.

We believe that total amounts of compensation should generally reflect an executive’s experience, skill, knowledge, responsibility and individual contributions to the overall success of the Company. Amounts should typically increase with increases in an executive’s functional role and his or her ability to affect our performance results. As position and responsibility increase within the Company, a greater portion of the executive’s total compensation becomes performance-based pay contingent upon the achievement of performance objectives established by the Compensation Committee.

We believe that equity compensation is an excellent way to encourage our executive officers to act in the best interests of our shareholders and to create an environment of shared risk between our named executive officers and our shareholders. We provide our executive officers with long-term incentives in the form of incentive or non-qualified stock options, grants of time-vested restricted stock and grants of performance-based restricted stock awards. Historically, we have also provided our named executive officers with equity awards in connection with our new hire process and for promotions awards.

Mix of Total Compensation

Our 2016 executive compensation is substantially focused on variable compensation, which includes a bonus opportunity under our Executive Cash Bonus Plan and the economic value of equity awards granted under our 2008 Plan. The following table illustrates the target percentage of each compensation element as compared to target total compensation for each of our named executive officers for 2016. Mr. Kohnke is not included in the table as he resigned from the Company effective February 26, 2016. For purposes of this discussion, total compensation means the sum of base salary, annual cash incentive compensation, and long-term incentive compensation. The percentage of target compensation is calculated by dividing (i) the value of each target compensation element by (ii) the value of target total compensation. Note that the target percentages reflected in the table are based on target compensation amounts and therefore do not match the values reflected in the “Summary Compensation Table.”

Name and Title	Salary	Executive Cash Bonus Plan (1)	Long-Term Equity Incentives (2)	Total Compensation
Steven L. Berman	37%	39%	24%	100%
Mathias J. Barton	24%	24%	52%	100%
Jeffrey L. Darby	45%	24%	31%	100%
Michael B. Kealey	43%	25%	32%	100%
Kevin M. Olsen (3)	31%	17%	52%	100%
Michael P. Ginnetti(4)	64%	—	36%	100%

(1)	The percentage in the Executive Cash Bonus Plan column assumes (i) target level attainment under the annual cash bonus awards for each of Messrs. Berman, Barton, Darby, Kealey and Olsen, and (ii) a cash value of the long-term bonus awards actually earned by each of Messrs. Berman, Barton, Darby and Kealey (as there was no target level set for this compensatory element). The Compensation Committee decided to pay the long-term bonus in equity. Mr. Ginnetti did not participate in the Executive Cash Bonus Plan for fiscal 2016.
(2)	The long-term incentive equity awards consist of: (a) options, time-vested restricted stock and performance-based restricted stock for Messrs. Barton, Darby and Kealey, (b) options and performance-based restricted stock for Mr. Berman, (c) options and time-vested restricted stock for Mr. Olsen, and (d) time-vested restricted stock and performance-based restricted stock for Mr. Ginnetti. The percentages are based on the grant date fair value of the total long-term incentives granted to each of our named executive officers in 2016. Where applicable, the grant date fair value was based upon the probable outcome of the performance conditions on the grant date with the probable outcome assumed to be at target level attainment.
(3)	Mr. Olsen was hired effective June 13, 2016. The target percentages are based on an annualized salary of $395,000 and target Executive Cash Bonus Plan opportunity of $217,250. Mr. Olsen’s sign-on bonus and relocation/transition payment are not included in the table.
(4)	Mr. Ginnetti served as interim Chief Financial Officer from February 27, 2016 through June 12, 2016.

Determining Executive Compensation

As outlined in the Compensation Committee Charter, the Compensation Committee is responsible for annually reviewing and approving executive compensation. The Compensation Committee annually reviews and approves the compensation of our executive officers (subject to the terms of any applicable employment agreements). The Compensation Committee works together with management to establish strategic plans and business performance targets and objectives against which management will be measured for each fiscal year. Following completion of this process, the Compensation Committee reviews and approves the corporate goals and objectives used to compensate each of the Chief Executive Officer and the Executive Chairman and evaluates their respective performances in light of those goals and objectives. With respect to the other executive officers’ compensation, the Chief Executive Officer provides the Compensation Committee with his evaluation of the performance of each of the other executive officers, and recommends increases in salary as well as bonus levels, and the amount of equity awards (if any) for consideration by the Compensation Committee.

Compensation decisions for individual named executive officers are the result of the subjective analysis of a number of factors, including the executive officer’s performance, long-term potential, responsibilities, experience, skills, tenure with the Company, historical compensation amounts, competitive pay practices generally, the financial performance of the Company and general economic conditions. In making individual compensation decisions, the Compensation Committee relies on the judgment and experience of its members as well as information that was reasonably available to committee members, including, but not limited to, comparable company data. In addition to these factors, the Compensation Committee also considers internal comparisons of pay within the executive group.

The Compensation Committee also reviews and approves and, where appropriate, recommends to the Board for its approval, any executive employment agreements or amendments, severance arrangements, change in control arrangements, and any special or supplemental benefits for the Chief Executive Officer and other executive officers, in each case as, when, and if appropriate.

On December 28, 2015, in connection with the appointments of Mr. Barton as Chief Executive Officer and Mr. Berman as Executive Chairman, we entered into an employment agreement with Mr. Barton and amended and restated Mr. Berman’s employment agreement.

Effective as of February 27, 2016, Mr. Ginnetti was appointed the Company’s interim Chief Financial Officer. In connection with Mr. Ginnetti’s appointment, the Compensation Committee granted Mr. Ginnetti an award of 2,000 shares of time-vested restricted stock. We did not make any other pay adjustments in connection with Mr. Ginnetti’s appointment as interim Chief Financial Officer.

On June 13, 2016, Mr. Olsen joined the Company as Chief Financial Officer. Mr. Olsen’s compensation, which was negotiated in connection with his hiring and approved by the Compensation Committee and Board of Directors, included a cash signing bonus of $50,000 and a long-term equity incentive grant in the form of stock options and time-vested restricted stock. The Compensation Committee approved the value and mix of these awards to immediately incent Mr. Olsen and align his interests with the long-term interests of our shareholders.

The Compensation Committee also approves participation in, and all awards, grants and related actions under, our equity plans for our Chief Executive Officer and our other executive officers. The Compensation Committee also approves profit sharing that is contributed to the 401(k) Retirement Plan, administers the Dorman Products, Inc. Non-Qualified Deferred Compensation Plan, referred to as the “Non-Qualified Deferred Compensation Plan,” and the Executive Cash Bonus Plan, and will certify payments to participants under the Executive Cash Bonus Plan and the 2008 Plan in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended, referred to as the “Code.”

Role of Our Compensation Consultant

The Compensation Committee has the authority under its charter to retain compensation consultants. To assist in carrying out its responsibilities, the Compensation Committee has from time to time retained consultants to provide independent advice on executive compensation and to perform specific tasks as requested by the Compensation Committee. The consultants reported directly to the Compensation Committee. The Compensation Committee reviews and assesses the independence and performance of any consultant then engaged on an annual basis in order to confirm that the consultant is independent and meets all applicable regulatory requirements.

The Compensation Committee engaged Pay Governance LLC, an independent compensation consultant, referred to as “Pay Governance,” in the fourth quarter of 2015 to perform a market-based analysis of our executive compensation and to provide advice regarding compensation practices for our executives. The fiscal 2015 recommendations of Pay Governance are reflected in the Company’s fiscal 2016 executive compensation program.

In conducting its analysis, Pay Governance:

•	interviewed our Compensation Committee Chairman and our Chief Executive Officer to gain an understanding of the responsibilities of each executive position;

•	compiled appropriate survey sources;

•	gathered and analyzed competitive compensation data from both surveys and the most recent proxy statements for the industry peer group, referred to as the “Peer Companies” (see table below); and

•	identified competitive compensation rates for each position.

Pay Governance does not provide any services to the Company other than advice for the Compensation Committee regarding executive and director compensation. The Compensation Committee has assessed the independence of Pay Governance pursuant to SEC rules and concluded that no conflict of interest exists.

Competitive Market Pay Information

In November 2015, the Compensation Committee, with the assistance of Pay Governance, conducted a review of the market competitiveness of our executive compensation. In order to assess our executive compensation, the Compensation Committee, with the assistance of Pay Governance, reviewed competitive compensation data from the Towers Watson’s 2015 General Industry Top Management Compensation Survey. The Towers Watson Survey contained data from over 410 companies from a wide variety of industries and included a sample of firms comparable to the Company in terms of revenue and industry.

In addition, the Compensation Committee, with the assistance of Pay Governance, reviewed the compensation of our executive officers as compared to the compensation of executives at the peer companies in the table below:

Drew Industries, Inc.	Shiloh Industries Inc.

Fuel Systems Solutions, Inc.	Spartan Motors Inc.

Gentex Inc.	Standard Motor Products Inc.

LKQ Corp.	Stoneridge Inc.

LoJack Corp.	Strattec Security Corp.

Motor Car Parts of America, Inc.	Superior Industries International, Inc.

The peer companies were selected at the recommendation of Pay Governance, after determining that the revenues, market capitalization, and/or industry of each company were comparable to that of the Company.

The Compensation Committee believes that the Towers Watson Survey and the compensation data related to companies in our peer companies constituted appropriate guidelines for it to compare proposed pay levels for our named executive officers with those of other companies. The purpose of using this data was to assist the Compensation Committee in assessing whether our proposed executive compensation was competitive. The Compensation Committee considered these data only as a guidepost to their evaluation of proposed compensation amounts, and there was no mandate that any actual compensation paid must fall within any set range. Our Compensation Committee and the Board believe that using the market comparative data in this manner was useful in establishing an appropriate and competitive compensation structure.

Say-on-Pay

At the May 2014 annual meeting, we held a shareholder advisory vote on the compensation of our named executive officers, commonly referred to as a say-on-pay vote. Our shareholders approved the compensation of our named executive officers at the May 2014 annual meeting. As we evaluated our compensation practices and talent needs for fiscal 2016, we were mindful of the strong support our shareholders expressed for our pay for performance compensation philosophy. For fiscal 2016, the Compensation Committee revised the design of our executive compensation program to better align the performance measure targets to the Company’s strategic plan and even more strongly incentivize management to focus on achieving financial goals that are aligned with the Company’s operating budget. See “— The Components of the Executive Compensation Program.” Our Compensation Committee made these design changes as it believes they are consistent with our compensation philosophy and pay for performance environment. The Compensation Committee will continue to evaluate our compensation programs to ensure that the management team’s interests are aligned with our shareholders’ interests to support long-term value creation.

The Components of the Executive Compensation Program

Elements of compensation for our executives include the following components:

•	base salary;

•	an annual performance-based cash award and long-term performance-based award under our Executive Cash Bonus Plan;

•	discretionary cash bonuses;

•	equity incentive awards in the form of stock options, restricted stock awards and performance-based restricted stock awards under our 2008 Plan; and

•	other compensation, including participation in our 401(k) Retirement Plan, our Non-Qualified Deferred Compensation Plan, perquisites and other personal benefits, and post-employment compensation.

Base Salary. Base salary reflects amounts paid during the year to our executive officers as direct compensation for their services to the Company as well as to reward our executive officers for their individual performance and to encourage them to higher levels of performance. We also use our base salary to attract and retain top quality executives and other managers from other companies. Base salaries and increases to base salaries recognize individual performance, the amount of experience, the importance of, and skills required in, the executive officer’s position, responsibility and expected contributions of each executive.

The Compensation Committee establishes and approves annual base salaries for all of the executive officers of the Company, other than those set by agreement. On December 28, 2015, in connection with the appointments of Mr. Barton as Chief Executive Officer and Mr. Berman as Executive Chairman, we entered into an employment agreement with Mr. Barton and amended and restated Mr. Berman’s employment agreement. The base salaries of Mr. Berman and Mr. Barton for fiscal 2016 were negotiated as part of entering into the new employment agreements. In future years, such base salaries can be increased, but not decreased, over the term of the agreements in the discretion of the Compensation Committee. Base salaries of the other named executive officers are set annually at levels that we determine adequately reward and retain capable executives, including without targeting any specific quartile of any compensation survey data for total compensation or any component of total compensation.

On June 13, 2016, Mr. Olsen joined the Company as Chief Financial Officer. Mr. Olsen’s base salary, was negotiated in connection with his hiring and approved by the Compensation Committee and Board of Directors.

For fiscal 2016 our Compensation Committee authorized the following annual base salaries for the named executive officers listed below:

Name	Base Salary($)
Steven L. Berman	360,000
Mathias J. Barton	600,000
Jeffrey L. Darby	343,917
Michael B. Kealey	360,000
Kevin M. Olsen	395,000(1)
Matthew Kohnke	233,398(2)

(1)	Mr. Olsen’s salary was prorated from his date of hire of June 13, 2016. Accordingly, his actual fiscal 2016 salary was $212,692.
(2)	Due to Mr. Kohnke’s resignation from the Company effective February 26, 2016, his actual fiscal 2016 salary was $40,396.

Michael Ginnetti was appointed to serve as interim Chief Financial Officer for the Company upon the resignation of Mr. Kohnke and served through June 13, 2016. Mr. Ginnetti’s base salary of $220,000 was not adjusted for his service as interim Chief Financial Officer; however, in connection with his appointment, the Compensation Committee approved additional compensation described below under “— Equity Awards.”

Performance-Based Bonuses. We use performance-based bonuses to reward eligible employees at the manager level and above, including our named executive officers, for our financial performance. The performance-based bonus program provides for bonuses which reward our executives for the successful achievement of our annual and long-term financial performance objectives. The Compensation Committee believes that awards under the Executive Cash Bonus Plan assist the Company in motivating and retaining executive talent whose abilities and leadership skills are critical to the Company’s long-term success.

In December 2009, our Board unanimously approved the Executive Cash Bonus Plan, which provides for incentive payments to executives who may be impacted by Section 162(m) of the Code. Our Executive Cash Bonus Plan, including the business criteria upon which performance measures are based, was approved by our shareholders on May 20, 2010. In addition, on May 16, 2014, our shareholders approved updated material terms of the performance goals under the Executive Cash Bonus Plan.

Our Executive Cash Bonus Plan is designed to provide a direct link between performance and compensation for our top executives. Additionally, the plan is intended to qualify certain components of compensation paid to these executives for tax deductibility under Section 162(m) of the Code. The Executive Cash Bonus Plan replaced our then-existing executive bonus plan for executives beginning with fiscal 2010 and automatically renews upon the beginning of each fiscal year unless terminated by the Compensation Committee. The maximum aggregate bonus amount that may be paid in any single year to any participant under the Executive Cash Bonus Plan is $2,000,000.

Section 162(m) generally disallows a federal income tax deduction to any publicly held corporation for non-performance-based compensation paid in excess of $1,000,000 in any taxable year to the Chief Executive Officer or certain other highly compensated executive officers. The Compensation Committee intends to structure awards under the Executive Cash Bonus Plan so that compensation under the plan can qualify as “performance-based compensation” eligible for continued deductibility.

The awards for fiscal 2016 under the Executive Cash Bonus Plan had two components: (i) an annual performance-based cash award based on our fiscal 2016 adjusted pre-tax income, referred to as the “annual cash bonus;” and (ii) a long-term performance-based award based on our compounded three-year growth in adjusted pre-tax pre-bonus income, referred to as the “long-term bonus.” For fiscal 2016, (i) each of Messrs. Berman, Barton, Darby and Kealey received an annual cash bonus award and a long-term bonus award, and (ii) Mr. Olsen received an annual cash bonus award. Neither Mr. Kohnke nor Mr. Ginnetti participated in the Executive Cash Bonus Plan for fiscal 2016.

For purposes of the annual cash bonus, “adjusted pre-tax income” means the Company’s consolidated pre-tax income before “unusual items.” “Unusual items” include (a) non-recurring items generally excluded from earnings per share and EBITDA and by institutional investors or analysts when evaluating the Company’s performance, such as one-time gains from asset sales, dispute or litigation charges or recoveries, impairment charges, acts of God and restructuring charges, but including normal provisions for slow moving and obsolete inventory and accounts receivable, (b) any acquisitions, divestitures, discontinuance of business operations, or restructuring, (c) the cumulative effect of any accounting changes, and (d) any “extraordinary items” as determined under generally accepted accounting principles. The Compensation Committee believes that basing performance on adjusted pre-tax income focuses management’s attention on revenue growth and profitability which are key drivers in building shareholder value.

For purposes of the long-term bonus, “adjusted pre-tax pre-bonus income” means the Company’s consolidated pre-tax income before executive bonus expense and before “unusual items.” “Unusual items” include (a) non-recurring items generally excluded from earnings per share and EBITDA and by institutional investors or analysts when evaluating the Company’s performance, such as one-time gains from asset sales, dispute or litigation charges or recoveries, impairment charges, acts of God and restructuring charges, but including normal provisions for slow moving and obsolete inventory and accounts receivable, (b) any acquisitions, divestitures, discontinuance of business operations, or restructuring, (c) the cumulative effect of any accounting changes, and (d) any “extraordinary items” as determined under generally accepted accounting principles.

For fiscal 2016, our Compensation Committee restructured the annual performance-based cash bonus by setting threshold, target, and maximum bonus award levels for each of our named executive officers based on our annual operating budget. In prior fiscal years, the annual performance-based cash bonus was structured so that the amount of bonus paid to each named executive officer was computed by multiplying (i) the named executive officer’s annual base salary by (ii) a specified factor depending on executive level (i.e. 5 for the CEO) multiplied by the percentage growth in adjusted pre-tax pre-bonus income. The Compensation Committee made the changes in the design of the fiscal 2016 annual cash bonus to better align the performance measure targets to the Company’s strategic plan and even more strongly incentivize management to focus on achieving financial goals that are aligned with the Company’s operating budget.

The following table sets forth the fiscal 2016 target annual cash bonus award, as a percentage of base salary, for each of the named executive officers who received annual cash bonus awards under the Executive Cash Bonus Plan in fiscal 2016:

Name	Target (% of Base Salary)
Steven L. Berman	60
Mathias J. Barton	60
Kevin M. Olsen(1)	55
Michael B. Kealey	40
Jeffrey L. Darby	35

(1)	Mr. Olsen’s annual cash bonus was calculated based on his prorated base salary due to a June 13, 2016 date of hire.

There would be no annual cash bonus payout if adjusted pre-tax income did not meet the threshold level. Payout level at threshold would be at 50 percent of target. Achievement between specified performance levels would result in a payout based on straight-line interpolation. In addition, the annual cash bonus award had a cap in fiscal 2016 of 200 percent of target as a maximum award level for our named executive officers.

The following table sets forth the fiscal 2016 financial performance measure threshold, target and maximum amounts and the actual results:

Measure	Threshold	Target	Maximum	Actual
Adjusted pre-tax income	$148,191,000	$158,564,000	$180,793,000	$168,391,000	(1)

(1)	As it related to adjustments for unusual items, fiscal 2016 pre-tax income was adjusted by (i) $ 0.9 million related to uncollectible accounts receivable due to the bankruptcy filing of one customer, and (ii) $0.9 million of reductions of previously recognized acquisition expense reserves.

For fiscal 2016, the Compensation Committee decided to retain the structure and the performance metric of the long-term bonus under the Executive Cash Bonus Plan. It is the Compensation Committee’s intention to discontinue the long-term bonus award and replace such element of executive compensation with performance-based restricted stock awards under our 2008 Plan which will vest (if at all) after the completion of a three-year performance period. The Compensation Committee granted such performance-based restricted stock awards in 2016. See “ – Equity Awards – Performance-Based Restricted Stock Awards.” To serve as a transition from a one-year payout design of the long-term bonus to a three-year payout design of the performance-based restricted stock awards, the Compensation Committee decided to continue the long-term bonus award under the Executive Cash Bonus Plan for fiscal 2016.

Accordingly, with respect to the long-term bonus, the amount of bonus paid to each named executive officer who received long-term bonus awards under the Executive Cash Bonus Plan in fiscal 2016 was computed by multiplying the named executive officer’s annual base salary for fiscal 2016 by the Three Year Bonus Percentage. For purposes of the long-term bonus, the “Three Year Bonus Percentage” was equal to the applicable long-term bonus factor for each executive level set forth in the table below multiplied by the compounded three-year growth in adjusted pre-tax pre-bonus income. The compounded three-year growth in adjusted pre-tax pre-bonus income was computed by comparing the adjusted pre-tax pre-bonus income for fiscal 2016 to the adjusted pre-tax pre-bonus income for fiscal 2013.

Executive Level	Applicable Factors
Executive Chairman	5
CEO and President	4
Senior Vice President	2

The compounded three-year growth in adjusted pre-tax pre-bonus income was 9.4%. As it related to adjustments for unusual items, (i) fiscal 2016 pre-tax pre-bonus income was adjusted by (a) $ 0.9 million related to uncollectible accounts receivable due to the bankruptcy filing of one customer and (b) 0.9 million of reductions of previously recognized acquisition expense reserves; and (ii) there was no adjustment to fiscal 2013 pre-tax pre-bonus income for unusual items.

The Compensation Committee has the right to reduce (but not increase) awards issued under the Executive Cash Bonus Plan in its discretion, even if the performance measures have been attained. However, the Compensation Committee determined not to exercise negative discretion to reduce the fiscal 2016 awards. For fiscal 2016, based on the formula described above, the Compensation Committee issued annual cash bonuses of $311,492, $519,153, $173,586, $207,661 and $169,701 to each of Messrs. Berman, Barton, Darby, Kealey and Olsen, respectively. The long-term bonus was payable in cash or equity (pursuant to the 2008 Plan) at the discretion of the Compensation Committee. For fiscal 2016, based on the formula described above, long-term bonuses of $168,863, $225,151, $64,528, and $67,545 were earned by each of Messrs. Berman, Barton, Darby and Kealey, respectively. For fiscal 2016, the Compensation Committee decided to pay the long-term bonus in equity. The number of shares issued was determined by dividing the cash value of the long-term bonuses earned by the fair market value of the Company’s common stock on the third trading day following the date of the Company’s release of year-end financial results. Accordingly, each of Messrs. Berman, Barton, Darby and Kealey were issued 2,147, 2,863, 821 and 859 shares of common stock, respectively. Such annual cash bonuses and long-term bonuses were paid in the first quarter of fiscal 2017.

Discretionary Cash Bonuses. In addition to the performance-based bonuses described above, the Compensation Committee has the authority to award discretionary cash bonuses. This type of bonus has been used to reward executive officers for exemplary performance during the year and to attract and recruit qualified candidates. The Compensation Committee considers the following factors in determining the amount of discretionary bonus payable to an executive officer, if any: the Company’s overall performance in light of economic conditions experienced during the fiscal year, the executive’s contribution to the Company’s annual and long-term strategic objectives, including maximizing shareholder value, the quality of the executive’s work, and the general success of the Company, as well as the officer’s contribution to specific strategic initiatives as may be measured in ways different from the performance criteria identified above. Discretionary bonus amounts, if any, are paid in the first quarter of the year following the year in which the bonus was earned. In connection with Mr. Olsen’s appointment as Chief Financial Officer, Mr. Olsen received a $50,000 sign-on bonus. There were no other discretionary cash bonuses paid to our named executive officers for fiscal 2016.

Equity Awards. Compensation may be awarded to our executive officers in the form of equity-based awards. Equity awards, which are issued pursuant to our 2008 Plan, can focus our executive officers on our key long-term financial and strategic objectives and encourage them to take into account our and our shareholders’ long-term interests through ownership of our common stock. Awards made under our 2008 Plan recognize an executive’s contribution to our overall corporate performance and provide a financial incentive to them to achieve our long-term goals.

Our 2008 Plan is designed to provide the Compensation Committee the flexibility to award long-term equity compensation incentives from several types of equity-based awards, including restricted stock and stock options. From time to time, we have provided our executive officers with long-term incentives in the form of incentive or non-qualified stock options and grants of time-vested restricted stock. The time-vesting element of these equity awards is structured as an incentive for continued employment and to align the interest of our officers with those of shareholders. Recently, the Compensation Committee began awarding performance-based restricted stock awards to our executive officers. On May 16, 2014, our shareholders approved updated material terms of the performance goals applicable to equity awards under our 2008 Plan. The Compensation Committee intends to continue to provide our named executive officers with performance-based restricted stock awards intended to qualify as “performance-based compensation” eligible for tax deductibility under Section 162(m) of the Code.

Historically, we have also provided our executive officers with equity awards in connection with new hires and promotions. We customarily make such equity grants on or soon after the initial date of hire or date of promotion. As such equity awards are intended as an incentive for employment, the amount of each equity award may vary from executive to executive depending on the particular circumstances. Typically, the amount of the equity award is based upon, among other things, the experience, expertise and responsibility of each executive officer, the financial performance of the Company and such other factors as deemed appropriate, consistent with our previously described compensation philosophy. In addition, with respect to new hires, an initial grant made on or soon after the date of hire serves to help recruit new executives.

Options. For fiscal 2016, our Compensation Committee granted time-vested options to each of our named executive officers (other than Messrs. Kohnke and Ginnetti).

In February 2016, the Compensation Committee awarded our named executive officers (other than Messrs. Kohnke, Ginnetti and Olsen) options to purchase shares of our common stock. The options vest 25% a year, beginning with the first anniversary of the date of grant, and expire on the fifth anniversary of the date of grant. Such options have value to the recipient only if the Company’s stock price appreciates, which the Compensation Committee believes enhances our pay-for-performance philosophy of executive compensation.

Mr. Olsen was granted options to purchase shares of our common stock in June 2016 upon his appointment as Chief Financial Officer. The options awarded to Mr. Olsen in June 2016 also vest 25% a year, beginning with the first anniversary of the date of grant, and expire on the fifth anniversary of the date of grant.

The number of shares subject to options issued to our named executive officers in fiscal 2016 is set forth in the “Executive Compensation: Compensation Tables — Grants of Plan Based Awards for Fiscal 2016” table

Performance-Based Restricted Stock Awards. For fiscal 2016, our Compensation Committee granted performance-based restricted stock to each of our named executive officers (other than Messrs. Kohnke and Olsen).

In February 2016, the Compensation Committee awarded our named executive officers (other than Messrs. Kohnke, Ginnetti and Olsen) a target number of performance-based restricted shares that are earned if certain performance goals are achieved in a specified time period. The performance-based restricted stock awards provide our executive officers with a strong incentive for achieving specific financial results that support our goal for creating long-term shareholder value. The performance-based restricted stock will vest (if at all) after the completion of a three-year performance period. Based on the performance at the end of the three-year period, our named executive officers may earn less or more than the target award granted. The performance period for the performance-based restricted shares awarded in 2016 (the “2016 PRSs”) is from December 27, 2015 through December 29, 2018 (the “2016-2018 performance cycle”). For the 2016 PRSs, the performance metric is the Company’s three-year compounded growth rate (“CAGR”) in adjusted pre-tax income. The Compensation Committee selected CAGR in adjusted pre-tax income to focus management’s attention on long-term revenue growth and profitability which are key drivers in building shareholder value.

The number of performance-based restricted shares that vest and convert to shares of common stock can range from 0% to 200% of the number of performance-based restricted shares awarded depending on the Company’s performance during the performance period. The Compensation Committee has assigned target, threshold and maximum values to the performance metric. In setting the performance metric values, the Compensation Committee desired to challenge our management by setting target levels that, while achievable, would represent significant growth in our business over a three-year period. In setting the maximum levels, the Compensation Committee intended for such levels to present a substantial challenge for our executive officers, thereby creating a strong incentive to produce superior results.

The threshold level of CAGR in adjusted pre-tax pre-bonus income must be met in order for any shares to vest under the 2016 PRSs. At threshold, 50 percent of the target number of performance-based restricted shares will vest and at maximum, 200 percent of the target number of performance-based restricted shares will vest. The number of shares that vest if performance is between the threshold, target and maximum levels will be determined using straight line interpolation. The Compensation Committee will make a determination of the final payouts under the 2016 PRSs in the first quarter of the year following the end of the performance period. The number of shares subject to the 2016 PRSs issued to our named executive officers is set forth in the “Executive Compensation: Compensation Tables — Grants of Plan Based Awards for Fiscal 2016” table.

For purposes of these performance-based restricted stock awards, “adjusted pre-tax income” means the Company’s consolidated pre-tax income before “unusual items.” “Unusual items” include (a) non-recurring items generally excluded from earnings per share and EBITDA and by institutional investors or analysts when evaluating the Company’s performance, such as one-time gains from asset sales, dispute or litigation charges or recoveries, impairment charges, acts of God and restructuring charges, but including normal provisions for slow moving and obsolete inventory and accounts receivable, (b) any acquisitions, divestitures, discontinuance of business operations, or restructuring, (c) the cumulative effect of any accounting changes, and (d) any “extraordinary items” as determined under generally accepted accounting principles.

In March 2016, the Compensation Committee granted Mr. Ginnetti an award of performance-based restricted shares. The performance-based restricted stock would vest (if at all) if the Company achieved a target level of adjusted pre-tax income for fiscal 2016. The target threshold was set at $158,564,000, the same target established for the annual cash bonuses described above under “— Performance-Based Bonuses.” In addition, the definition of adjusted pre-tax income and the adjustments made for unusual items were the same as the annual cash bonuses described above under “— Performance-Based Bonuses.” The number of shares subject to Mr. Ginnetti’s performance-based restricted stock award is set forth in the “Executive Compensation: Compensation Tables — Grants of Plan Based Awards for Fiscal 2016” table.

Time-Vested Restricted Stock Awards. In addition, (a) in February 2016, the Compensation Committee granted time-vested restricted stock awards to each of Messrs. Barton, Darby and Kealey, and (b) in December 2016, the Compensation Committee granted an additional time-vested restricted stock award to Mr. Barton. Such awards vest at a rate of fifty percent (50%) a year, beginning on the first anniversary of the date of grant. The February awards to Messrs. Barton, Darby and Kealey were intended to serve as a recognition of their contributions to the Company with a view to further aligning their interests with shareholder interests and motivating performance. The December award was granted to Mr. Barton as additional incentive for Mr. Barton’s employment and as compensation for his favorable performance as Chief Executive Officer.

As discussed above, equity awards may also be granted at the time of a special event, such as upon employment or a significant promotion. In connection with Mr. Ginnetti’s appointment as interim Chief Financial Officer, Mr. Ginnetti was granted an award of time-vested restricted stock, such shares vest at a rate of twenty percent (20%) per year, beginning on the first anniversary of the date of the grant. In connection with Mr. Olsen’s appointment as Chief Financial Officer, Mr. Olsen was granted an award of time-vested restricted stock, such shares vest at a rate of 1/3 per year, beginning on the first anniversary of the date of the grant.

The number of shares subject to the time-vested restricted stock awards issued to our named executive officers is set forth in the “Executive Compensation: Compensation Tables — Grants of Plan Based Awards for Fiscal 2016” table.

401(k) Retirement Plan. All of our employees, including our executive officers, are entitled to participate in the Company’s 401(k) Retirement Plan and to receive a portion of the Company’s voluntary contribution in either cash or shares of the Company’s common stock in accordance with the terms of the 401(k) Retirement Plan. We offer the 401(k) Retirement Plan, including the Company’s voluntary contribution, to enhance our ability to attract and retain talented executives and other key employees and to encourage them to systematically save for retirement.

The 401(k) Retirement Plan is administered by a third-party administrator and is available to all employees once they satisfy certain age and service requirements. Individual accounts are maintained for the cash contributions made on behalf of each eligible employee and each eligible employee has a choice of investment options from among a variety of mutual funds and professionally managed accounts as to the contributions to the account. There are two types of contributions to the 401(k) Retirement Plan: (1) voluntary employee contributions which we deduct from each participating employee’s compensation (subject to certain limits established by law); and (2) a company discretionary contribution made in cash, common stock or a combination thereof, which is determined by multiplying the percentage approved by the Compensation Committee by the employee’s annual compensation.

Benefits are payable at age 65 (normal retirement), total disability, death, or upon early employment termination. There are vesting requirements for our contributions, but not for the officer’s voluntary contributions. The vesting schedule provides for 20% vesting each year after one year of service, with 100% vesting at six years or more.

For fiscal 2016, we contributed an amount equal to four percent of each eligible officer’s annual compensation (with certain limitations to highly compensated employees). Our contribution was funded entirely in cash.

Non-Qualified Deferred Compensation Plan. On January 25, 2011, our Compensation Committee approved a Non-Qualified Deferred Compensation Plan. All of our executive officers are eligible to participate in the Non-Qualified Deferred Compensation Plan. Our Non-Qualified Deferred Compensation Plan is intended to benefit a select group of our highly compensated contributors who are key to our future success and to help attract and retain management talent going forward. Our Non-Qualified Deferred Compensation Plan is an unfunded arrangement and is intended to be exempt from the participation, vesting, funding and fiduciary requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Non-Qualified Deferred Compensation Plan is intended to comply with Section 409A of the Code.

Under our Non-Qualified Deferred Compensation Plan, a participant may contribute, on a tax deferred basis, 25% of his base salary and 90% of his bonus annually. A participant’s account is notionally invested in one or more investment funds and the value of the account is determined with respect to such investment allocations. The minimum deferral period is two years for in-service accounts. Each participant is 100% vested in all of his deferred contributions plus any earnings or losses on the investment of such deferrals. Deferred amounts will be distributed, either in lump sum or in equal installments up to five years depending upon the participant’s balance, upon the occurrence of the following events: (i) the first day of the seventh month after separation of employment, (ii) as elected after a minimum deferral period, (iii) death, (iv) disability (as defined by Section 409A of the Code), or (v) the occurrence of an “unforeseen emergency” as defined in the Non-Qualified Deferred Compensation Plan. Although the Non-Qualified Deferred Compensation Plan permits discretionary employer contributions, we have not yet made a contribution to the plan.

In order for our Non-Qualified Deferred Compensation Plan to comply with the applicable requirements of the Code, amounts deferred by our executive officers must remain as employer assets, subject to the claims of the general creditors in the event of bankruptcy or forced liquidation of the Company.

Agreements with Named Executive Officers. In connection with the appointments of Mr. Barton as Chief Executive Officer and Steven Berman as Executive Chairman, we entered into an employment agreement with Mr. Barton and amended and restated Mr. Berman’s employment agreement, each effective as of December 28, 2015. In negotiating the agreements, the Compensation Committee analyzed the terms of employment arrangements for comparable executives employed by other publicly held companies. The Compensation Committee also considered each executive officer’s responsibilities and contributions to our strategic business development, as well as our aggregate potential obligations under each employment agreement, including payments to an executive upon termination of employment. See “Executive Compensation: Compensation Tables —Narrative Disclosure to Summary Compensation and Grants of Plan-Based Awards Tables” for a discussion of the employment agreements with our named executive officers.

In addition to the employment agreements with Messrs. Barton and Berman, we have agreed to provide Mr. Darby, in the event of Mr. Darby’s termination for events outside of Mr. Darby’s control, with a severance payment equal to 50% of his then current base salary per month for the twelve consecutive months following his last day of employment.

In connection with Mr. Kohnke’s resignation from the Company, we entered into a Transition, Separation & General Release Agreement with him on February 4, 2016. See “Executive Compensation: Compensation Tables — Potential Payments upon Termination or Change in Control — Transition Agreement with Mr. Kohnke” for a discussion of this agreement with Mr. Kohnke.

Post-Employment and Change in Control Benefits. Under the employment agreements with Messrs. Barton and Berman and the severance arrangement with Mr. Darby, severance payments provided by us include a salary continuation component over a specified term. In addition, the employment agreements with Messrs. Barton and Berman provide for annual cash payments in the amount of $150,000 in lieu of annual bonuses over a specified term and continued medical, dental, vision and hospitalization insurance benefits. See “Executive Compensation: Compensation Tables — Potential Payments upon Termination or Change in Control” for a summary of the termination provisions in the employment agreements with Messrs. Barton and Berman. Severance benefits may also include the accelerated vesting of stock options and restricted stock awards. The severance arrangement with Mr. Darby provides for severance payments in the event of termination for events outside of his control.

Generally speaking, we provide severance to our executives to give them financial security in the event they suffer an involuntary termination other than for cause. The payment of the severance benefits is linked to our compensation philosophy of encouraging the retention of our executives that successfully contribute to our annual and long-term goals.

Perquisites and other Benefits. We annually review the perquisites that our executive officers receive. All members of senior management, including our executive officers, are eligible to participate in the Company’s other benefits plans on the same terms as our other employees, which plans include medical, dental and life insurance. Relocation benefits are generally reimbursed pursuant to our relocation benefits policy but may be individually negotiated on an as needed basis. In fiscal 2016, Dorman provided a lump sum amount of $125,000.00 to cover Mr. Olsen’s relocation and transition costs.

Stock Ownership Guidelines

Consistent with our executive compensation philosophy and the principle of aligning executive and shareholder interests, our Compensation Committee adopted stock ownership guidelines, effective as of January 1, 2015, which require our named executive officers to maintain minimum ownership levels of our common stock. Under these guidelines, our Chief Executive Officer is expected to own shares of our common stock that have a value at least equal to six times his annual base salary and each of our other named executive officers is expected to own shares of our common stock that have a value at least equal to three times his annual base salary.

Shares that are counted for purposes of satisfying ownership requirements include:

•	Shares owned directly (including through open market purchases, vesting of restricted stock awards or exercise of stock options);

•	Shares held by immediate family members residing in the same household or through trusts for the benefit of the person or his or her immediate family members; and

•	Shares attributable to an individual’s vested account balance in any savings or retirement plan maintained by the Company.

Stock options and unvested restricted stock will not be considered when determining an individual’s stock ownership. All of our named executive officers must comply with these ownership requirements within five years following the later of (i) his date of hire or promotion, or (ii) January 1, 2015.

The foregoing stock ownership requirements will be measured annually in January. For purposes of the measurement, the individual’s stock ownership shall be valued based on the average closing price of our common stock for the prior calendar year.

Compensation Committee Report

The information contained in this Compensation Committee report is not “soliciting material” and has not been “filed” with the SEC. This report will not be incorporated by reference into any of our future filings under the Securities Act of 1933, as amended, referred to as the “Securities Act,” or the Exchange Act, except to the extent that we may specifically incorporate it by reference into a future filing.

The Compensation Committee met with management and reviewed and discussed with management the Compensation Discussion and Analysis. Based upon the review and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and in the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2016.

Compensation Committee

Edgar W. Levin, Chairman	Paul R. Lederer

Richard T. Riley John J. Gavin	G. Michael Stakias

Executive Compensation: Compensation Tables

Summary Compensation Table for Fiscal 2016

The following table sets forth summary information relating to all compensation awarded to, earned by or paid to the individuals listed in the table below, collectively referred to as our “named executive officers,” for all services rendered in all capacities to us and our subsidiaries during the fiscal years noted below:

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Steven L. Berman	2016	360,000	—	153,841	76,917	480,355	10,600	1,081,713
Executive Chairman,	2015	632,816	—	—	—	562,453	10,600	1,205,869
Secretary and Treasurer and Former Chief Executive Officer	2014	613,695	—	—	—	761,940	10,200	1,385,835

Mathias J. Barton	2016	600,000	—	1,153,296	128,200	744,304	10,653	2,636,453
President and Chief	2015	424,360	—	—	—	301,740	10,743	736,843
Executive Officer	2014	411,538	—	—	—	408,759	10,486	830,783

Jeffrey L. Darby	2016	343,917	—	194,600	40,125	238,114	10,613	827,369
Senior Vice President,	2015	327,540	32,754	131,016	—	116,448	10,636	618,394
Sales and Marketing	2014	317,307	—	60,817	—	130,977	10,272	519,373

Michael B. Kealey	2016	360,000	—	215,769	47,997	275,206	10,613	909,585
Senior Vice President,	2015	327,540	32,754	131,016	—	116,448	10,636	618,394
Product	2014	317,307	—	60,817	—	130,977	10,272	519,373

Kevin M. Olsen	2016	212,692	50,000	519,870	145,152	169,701	125,000	1,222,415
Senior Vice President, Chief Financial Officer

Michael P. Ginnetti	2016	220,000	—	123,524	—	—	9,707	353,231
Former Interim Chief Financial Officer

Matthew Kohnke	2016	40,396	—	—	—	—	265,632	306,028
Former Chief Financial	2015	233,398	—	93,359	—	82,979	20,636	430,372
Officer	2014	226,346	—	44,613	—	93,331	10,272	374,562

(1)	Mr. Olsen joined the Company as Chief Financial Officer effective as of June 13, 2016. Mr. Ginnetti served as interim Chief Financial Officer from February 27, 2016 through June 12, 2016. Mr. Kohnke resigned from the Company effective February 26, 2016.
(2)	Represents the grant date fair value of awards determined in accordance with FASB ASC Topic 718. See also Note 10 of the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Stock awards granted in fiscal 2016 include grants of: (i) time-vested restricted stock and performance-based restricted stock for Messrs. Barton, Darby, Kealey and Ginnetti, (ii) performance-based restricted stock for Mr. Berman; and (iii) time-vested restricted stock for Mr. Olsen. We calculated the estimated fair value of the time-vested restricted stock awards and the performance-based restricted stock award using the closing price per share of our common stock on the grant date. The grant date fair value for the performance-based restricted stock awards granted in 2016 was calculated based upon the probable outcome of the performance conditions on the grant date and is consistent with our estimate of aggregate compensation cost to be recognized over the service period determined under ASC Topic 718, excluding the effect of estimated forfeitures. For this purpose, the probable outcome was assumed to be at target level attainment.

The table below shows the grant date fair value of each of the time-vested restricted stock awards and performance-based restricted stock awards, which were granted to each of our named executive officers in fiscal 2016 based on such probable outcome, as applicable, as well as the value of the performance-based restricted stock awards at the grant date assuming that the maximum level of the performance conditions (200% of target) will be achieved.

Named Executive Officer	Grant Date Fair Value of 2016 time-vested restricted stock awards ($)	Grant Date Fair Value of 2016 performance-based restricted stock awards ($)	Value of 2016 performance-based restricted stock awards at Maximum Performance Level ($)
S. Berman	—	153,841	307,683
M. Barton	896,894	256,402	512,805
J. Darby	114,373	80,227	160,454
M. Kealey	119,779	95,990	191,979
K. Olsen	519,870	—	—
M. Ginnnetti	101,500	22,024	—
M. Kohnke	—	—	—

The stock awards granted to named executive officers in fiscal 2016 are subject to vesting and performance conditions described on pages 30 - 31.

(3)	Represents the grant date fair value of option awards determined in accordance with FASB ASC Topic 718. We calculate the grant date fair value of option awards using the Black-Sholes option pricing model using assumptions set forth in Note 10 of the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.
(4)	Represents awards paid under our Executive Cash Bonus Plan after the fiscal year with respect to that fiscal year’s performance. For fiscal 2016, includes (i) annual cash bonuses of $311,492, $519,153, $173,586, $207,661 and $169,701 earned by each of Messrs. Berman, Barton, Darby, Kealey and Olsen, respectively, and (ii) long-term bonuses of $168,863, $225,151, $64,528, and $67,545 earned by each of Messrs. Berman, Barton, Darby and Kealey, respectively The Compensation Committee decided to pay the long-term bonus in equity. The number of shares issued was determined by dividing the cash value of the long-term bonuses earned by the fair market value of the Company’s common stock on the third trading day following the date of the Company’s release of year-end financial results. Accordingly, each of Messrs. Berman, Barton, Darby and Kealey were issued 2,147, 2,863, 821 and 859 shares of common stock, respectively.
(5)	The “All Other Compensation” column for the fiscal year ended December 31, 2016 includes the following compensation items: (i) for Mr. Berman: $10,600 in employer contributions to the 401(k) Retirement Plan; (ii) for Mr. Barton: interest accrued during fiscal 2016 on dividends credited to unvested stock awards and $10,600 in employer contributions to the 401(k) Retirement Plan; (iii) for Mr. Darby: interest accrued during fiscal 2016 on dividends credited to unvested stock awards and $10,600 in employer contributions to the 401(k) Retirement Plan; (iv) for Mr. Kealey: interest accrued during fiscal 2016 on dividends credited to unvested stock awards and $10,600 in employer contributions to the 401(k) Retirement Plan; (v) for Mr. Olsen: a $125,000 lump sum payment to cover relocation and transition costs; (vi) for Mr. Ginnetti: $9,707 in employer contributions to the 401(k) Retirement Plan; and (vii) for Mr. Kohnke: $157,490.70 in severance payments and $108,141, the value realized on the acceleration of the vesting of 2,000 shares of restricted stock, which value is determined by adding (a) the amount calculated by multiplying $52.51, the fair market value of our common stock on the accelerated vesting date, by the number of shares of unvested restricted stock as of such date, and (b) the amount of any deferred dividends, together with interested accrued thereon, on such unvested restricted stock.

Grants of Plan-Based Awards for Fiscal 2016

The following table sets forth information regarding grants of plan-based awards to our named executive officers during the fiscal year ended December 31, 2016.

		Estimated Possible Payouts Under Non- Equity Incentive Plan Awards						Estimated Future Payouts Under Equity Incentive Plan Awards(4)			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)		Target ($)		Maximum ($)		Threshold (#)	Target (#)	Maximum (#)	or Units (#)(5)	Options (#)(6)	Awards ($/Sh)	Awards (7)
Steven L. Berman	—	108,000	(1)	216,000	(1)	432,000	(1)(3)	—	—	—	—	—	—	—
	—	—		168,863	(2)	2,000,000	(3)	—	—	—	—	—	—	—
	2/12/2016	—		—		—		1,185	3,699	7,398	—	—	—	153,841
	2/12/2016	—		—		—		—	—	—	—	9,761	41.59	76,917

Mathias J. Barton	—	180,000	(1)	360,000	(1)	720,000	(1)(3)	—	—	—	—	—	—	—
	—	—		225,151	(2)	2,000,000	(3)	—	—	—	—	—	—	—
	2/12/2016	—		—		—		3,083	6,165	12,330	—	—	—	256,402
	2/12/2016	—		—		—		—	—	—	6,600	—	—	274,494
	2/12/2016	—		—		—		—	—	—	—	16,269	41.59	128,200
	12/08/2016	—		—		—		—	—	—	8,000	—	—	622,400

Jeffrey L. Darby	—	60,185	(1)	120,371	(1)	240,742	(1)(3)	—	—	—	—	—	—	—
	—	—		64,528	(2)	2,000,000	(3)	—	—	—	—	—	—	—
	2/12/2016	—		—		—		965	1,929	3,858	—	—	—	80,227
	2/12/2016	—		—		—		—	—	—	2,750	—	—	114,373
	2/12/2016	—		—		—		—	—	—	—	5,092	41.59	40,125

Michael B. Kealey	—	72,000	(1)	144,000	(1)	288,000	(1)(3)	—	—	—	—	—	—	—
	—	—		67,545	(2)	2,000,000	(3)	—	—	—	—	—	—	—
	2/12/2016	—		—		—		1,154	2,308	4,616		—	—	95,990
	2/12/2016	—		—		—		—	—	—	2,880	—	—	119,779
	2/12/2016	—		—		—		—	—	—		6,091	41.59	47,997

Kevin M. Olsen	—	58,490	(1)	116,981	(1)	233,961	(1)(3)
	6/13/2016	—		—		—		—	—	—	9,750	—	—	519,870
	6/13/2016	—		—		—		—	—	—	—	14,400	53.32	145,152

Michael P. Ginnetti	2/27/2016	—		—		—		—	—	—	2,000	—	—	101,500
	3/10/2016							—	422	—	—	—	—	22,024

Matthew S. Kohnke	—	—		—		—		—	—	—	—	—	—	—

(1)	Represents the potential fiscal 2016 annual cash bonus awards under the Executive Cash Bonus Plan. See pages 26 - 29 for more information on the fiscal 2016 annual cash bonus awards under the Executive Cash Bonus Plan, including the applicable performance conditions. Actual cash amounts paid in connection with the fiscal 2016 annual cash bonus awards under the Executive Cash Bonus Plan are shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
(2)	Represents the potential fiscal 2016 long-term bonus awards under the Executive Cash Bonus Plan. See pages 26 - 29 for more information on the fiscal 2016 long-term bonus awards under the Executive Cash Bonus Plan, including the applicable performance conditions. The target amounts reflected in the table are calculated based on the Company’s actual three-year compounded growth in adjusted pre-tax pre-bonus income of 9.4%. Such results were not known at the time the long-term performance-based awards were granted. The Compensation Committee decided to pay the long-term bonus in equity. The number of shares issued was determined by dividing the cash value of the long-term bonuses earned by the fair market value of the Company’s common stock on the third trading day following the date of the Company’s release of year-end financial results. The actual shares issued pursuant to the long-term bonuses are set forth in Footnote 4 to the Summary Compensation Table above.

(3)	The maximum aggregate bonus that may be paid in any single year to any named executive officer under the Executive Cash Bonus Plan is $2,000,000.
(4)	Represents performance-based restricted stock awards granted under the 2008 Plan in fiscal 2016. Such awards are subject to vesting and performance conditions described on page 30.
(5)	Represents time-vested restricted stock awards granted under the 2008 Plan in fiscal 2016. Such awards are subject to vesting conditions described on page 31.
(6)	Represents options to purchase common stock granted under the 2008 Plan in fiscal 2016. Such options are subject to vesting conditions described on page 29.
(7)	Represents the grant date fair value computed in accordance with ASC Topic 718. See also Note 10 of the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and Footnotes 2 and 3 to the Summary Compensation Table above.

Narrative Disclosure to Summary Compensation and Grants of Plan-Based Awards Tables

Amended and Restated Employment Agreement with Steven L. Berman. On December 28, 2015, the Company entered into an amended and restated employment agreement with Mr. Berman. The agreement provides for an initial term of approximately three years expiring March 31, 2019, with the term of Mr. Berman’s employment being automatically extended for an additional one year period on March 31, 2019 and on each anniversary of March 31, 2019, unless earlier terminated as provided in the agreement.

Pursuant to the amended and restated employment agreement, Mr. Berman’s annual base salary was set at $360,000 per year, subject to increase but not decrease from time to time as determined by the Compensation Committee. The amended and restated employment agreement also provides for eligibility for (i) an annual bonus and other benefits provided under the Executive Cash Bonus Plan or other plans maintained by us, and (ii) grants of awards under the 2008 Plan or other equity-related incentive plans maintained by us, in case of both clauses (i) and (ii) in such amounts as determined by the Compensation Committee, in its sole discretion. Further, the amended and restated employment agreement provides that Mr. Berman will be eligible to participate in other employment benefits plans or arrangements generally available to our executive officers and not less than four weeks paid vacation per year.

In addition, Mr. Berman’s amended and restated employment agreement contains a clawback provision which provides that any incentive-based compensation, or any other compensation, paid to the executive which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by us pursuant to any such law, government regulation or stock exchange listing requirement).

Mr. Berman’s amended and restated employment agreement can be terminated by us with or without “Cause” or by Mr. Berman for “Good Reason” or for no reason, as such terms are defined in the agreement. The agreement also provides for non-solicitation and non-competition provisions for the term of the agreement and two years thereafter. In addition, the agreement includes standard confidentiality and trade secret provisions typically included in agreements of this type.

Additionally, Mr. Berman’s amended and restated employment agreement contains provisions that provide for certain payments upon termination. See “— Potential Payments upon Termination or Change in Control” for a discussion of potential payments to Mr. Berman pursuant to his amended and restated employment agreement upon a termination of his employment with us.

Employment Agreement with Mathias J. Barton. On December 28, 2015, we entered into an employment agreement with Mr. Barton. The agreement has a term of three years expiring December 28, 2018, unless earlier terminated as provided in the employment agreement.

Pursuant to Mr. Barton’s employment agreement, annual base salary was set at $600,000 per year, subject to increase but not decrease from time to time as determined by the Compensation Committee. The employment agreement also provides for eligibility for (i) an annual bonus and other benefits provided under the Executive Cash Bonus Plan or other plans maintained by us, and (ii) grants of awards under the 2008 Plan or other equity-related incentive plans maintained by us, in case of both clauses (i) and (ii) in such amounts as determined by the Compensation Committee, in its sole discretion. Further, the employment agreement provides that Mr. Barton will be eligible to participate in other employment benefits plans or arrangements generally available to our executive officers and four weeks paid vacation per year.

In addition, Mr. Barton’s employment agreement contains a clawback provision which provides that any incentive-based compensation, or any other compensation, paid to the executive which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by us pursuant to any such law, government regulation or stock exchange listing requirement).

Mr. Barton’s employment agreement may be terminated by us with or without “Cause” or by Mr. Barton for “Good Reason” or for no reason, as such terms are defined in the employment agreement. Mr. Barton’s employment agreement also provides for non-solicitation and non-competition provisions for the term of the agreement and two years thereafter. In addition, the agreement includes standard confidentiality and trade secret provisions typically included in agreements of this type.

Additionally, Mr. Barton’s employment agreement contains provisions that provide for certain payments upon termination. See “— Potential Payments upon Termination or Change in Control” for a discussion of potential payments to Mr. Barton pursuant to his employment agreement upon a termination of his employment with us.

2008 Stock Option and Stock Incentive Plan. The purpose of the 2008 Plan is to assist us in attracting, motivating, retaining and rewarding executives and other employees, officers, directors, consultants and advisors who provide services to us, by enabling such persons to invest in our common stock and thereby acquire a proprietary interest in the Company and an increased personal interest in our continued success and progress. Pursuant to the 2008 Plan, we may grant up to 2,000,000 shares of common stock (subject to adjustment as provided by the plan). The 2008 Plan is designed to provide the Compensation Committee the flexibility to award long-term equity compensation incentives from several types of equity-based awards, including restricted stock and stock options.

Up to 1,000,000 shares of common stock may be issued upon the exercise of incentive stock options. The plan imposes individual limitations on the amount of certain equity awards. No outside director may receive equity awards under the plan which in the aggregate equal more than 50% of the total number of shares of common stock authorized for issuance under the plan and no officer, employee or consultant may receive equity awards under the plan which in the aggregate equal more than 90% of the total number of shares of common stock authorized for issuance under the plan. No individual may receive equity awards of more than 50% of the shares reserved for issuance under the plan in any calendar year.

The 2008 Plan is administered by the Compensation Committee. Subject to the provisions of the plan, the Compensation Committee determines, among other things, which of our officers, directors, employees, consultants and advisors will be granted equity awards under the plan, whether awards granted will be incentive stock options, non-qualified options, or restricted shares, the number of shares subject to an equity award, the time at which an equity award is granted, the rate of vesting for restricted shares, performance goals, if any, applicable to an award, the rate of exercisability for an option award, the duration of an equity award, acceleration of vesting of an equity award upon a change in control of the Company, and, subject to the terms of the plan, the exercise price of an option. The Compensation Committee has the exclusive right to adopt or rescind rules for the administration of the plan, correct defects and omissions in, reconcile inconsistencies in, and construe the plan. The Compensation Committee also has the right to modify, suspend or terminate the plan, subject to certain conditions.

On May 30, 2013, the Compensation Committee amended the 2008 Plan to permit, in its discretion, the delegation to one or more officers of the Company all or part of the Committee’s authority and duties with respect to grants and awards (i) to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act, and (ii) that are not intended to qualify as “performance-based compensation” for purposes of Code

Section 162(m). The Compensation Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Compensation Committee’s delegate or delegates that were consistent with the terms of the 2008 Plan. Pursuant to the 2008 Plan, as amended, the Compensation Committee delegated to the Company’s Chief Executive Officer the authority to award up to a total of 25,000 shares of restricted stock during fiscal 2016.

The Board reserves the right at any time, and from time to time, to amend or supplement the 2008 Plan in any way or to suspend or terminate it. If an amendment or supplement of the plan is required by the Code to be approved by our shareholders in order to permit the granting of incentive stock options pursuant to the amended or supplemented plan, such amendment or supplement shall be submitted to our shareholders for approval in such manner as is prescribed by the Code. If the Board voluntarily submits a proposed amendment, supplement, suspension or termination for shareholder approval, such submission shall not require any future amendments, supplements, suspensions or terminations (whether or not relating to the same provision or subject matter) to be similarly submitted for shareholder approval.

On May 16, 2014, our shareholders approved updated material terms of the performance goals which are applicable to equity awards under the 2008 Plan. The Compensation Committee intends to structure performance-based restricted stock awards under the 2008 Plan as “performance-based compensation” eligible for tax deductibility under Section 162(m) of the Code.

Outstanding Equity Awards at December 31, 2016

The following table sets forth information regarding unexercised options and unvested stock awards for each of our named executive officers outstanding at December 31, 2016.

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested ($)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(5)(6)
Steven L. Berman	02/12/2016	—	9,761	41.59	2/12/2021	—		—	—	—
	02/12/2016	—	—	—	—	—			7,398	540,498

Mathias J. Barton	02/12/2016	—	16,269	41.59	2/12/2021	—		—	—	—
	02/12/2016	—	—	—	—	6,600	(3)	482,196	—	—
	02/12/2016	—	—	—	—	—		—	12,330	900,830
	12/08/2016	—	—	—	—	8,000	(3)	584,480	—	—

Jeffrey L. Darby	12/10/2009	4,000	—	7.74	12/10/2019	—		—	—	—
	02/12/2016	—	5,092	41.59	2/12/2021	—		—	—	—
	02/12/2016	—	—	—	—	2,750	(3)	200,915	—	—
	02/12/2016	—	—	—	—	—		—	3,858	281,866

Michael B. Kealey	12/14/2007	32,000	—	6.895	12/14/2017	—		—	—	—
	02/12/2016	—	6,091	41.59	2/12/2021	—		—	—	—
	02/12/2016	—	—	—	—	2,880	(3)	210,413	—	—
	02/12/2016	—	—	—	—	—		—	4,616	337,245

Kevin M. Olsen	6/13/2016	—	14,400	53.32	6/13/2021	—		—	—	—
	6/13/2016	—	—	—	—	9,750	(3)	712,335	—	—

Michael P. Ginnetti	2/27/2016	—	—	—	—	2,000	(3)	146,120	—	—
	3/10/2016	—	—	—	—	422	(4)	30,831	—	—

Matthew S. Kohnke	—	—	—	—	—	—		—	—	—

(1)	Represents outstanding and unexercised options which were exercisable at December 31, 2016. All options set forth in this column vested in five equal annual installments beginning on the first anniversary of the date of grant.
(2)	Represents outstanding and unexercised options which were unexercisable at December 31, 2016. All options set forth in this column vest in four equal annual installments beginning on the first anniversary of the date of grant.
(3)	Represents outstanding and unvested awards of time-vested restricted stock at December 31, 2016. All unvested restricted stock awards set forth in this column held by (i) Messrs. Barton, Darby and Kealey vest at a rate of fifty percent (50%) a year, beginning on the first anniversary of the date of grant, (ii) Mr. Olsen vest at a rate of 1/3 per year, beginning on the first anniversary of the date of grant and (iii) Mr. Ginnetti vest at a rate of twenty percent (20%) a year, beginning on the first anniversary of the date of grant.

(4)	Represents a performance-based restricted stock award granted in fiscal 2016 that was earned based on the results for the year ended December 31, 2016. These shares vested in February 2017 following certification by the Compensation Committee that the applicable performance condition had been achieved.
(5)	Calculated by multiplying the closing price per share of the Company’s common stock on December 30, 2016, $73.06, by the number of shares subject to the award.
(6)	Represents performance-based restricted stock awards granted in fiscal 2016 for 2016-2018 Performance Cycle. Because our performance as of the end of the last fiscal year for this performance cycle exceeded the target performance measures, these awards are shown at maximum (200% of target). However, the amount, if any, of these awards that will be paid out will depend upon the actual performance over the full performance period and the Compensation Committee’s certification of the performance after completion of the performance cycle, which should occur in the first quarter of fiscal 2019 for the 2016-2018 Performance Cycle.

Option Exercises and Stock Vested for Fiscal 2016

The following table provides information about the value realized by the named executive officers upon the exercise of option awards and the vesting of stock awards during the fiscal year ended December 31, 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Steven L. Berman	—	—	—	—
Mathias J. Barton	—	—	8,000	426,640
Jeffrey L. Darby	—	—	2,000	106,660
Michael B. Kealey	—	—	2,000	106,660
Kevin M. Olsen	—	—	—	—
Michael P. Ginnetti	—	—	—	—
Matthew S. Kohnke	—	—	2,000	105,020

(1)	The value realized on the vesting of stock awards is calculated by multiplying the number of shares of common stock vested by the market value of the common stock on the vesting date. Reflects the gross amount realized without netting the value of shares surrendered to satisfy tax withholding obligations.

Non-Qualified Deferred Compensation for Fiscal 2016

The following table sets forth the benefits received by our named executive officers under our non-qualified deferred compensation plan during the fiscal year ended December 31, 2016 as well as the aggregate non-qualified deferred compensation balances at December 31, 2016:

Name	Executive Contributions in Fiscal 2016 ($)(1)	Registrant Contributions in Fiscal 2016 ($)	Aggregate Earnings in Fiscal 2016 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2016 ($)(2)
Steven L. Berman	—	—	—	—	—
Mathias J. Barton	113,547	—	80,868	—	859,113
Jeffrey L. Darby	378	—	2,160	3,353	37,140
Michael B. Kealey	17,239	—	11,575	15,191	130,035
Kevin M. Olsen	—	—	—	—	—
Michael P. Ginnetti	11,190	—	2,559	10,037	31,373
Matthew S. Kohnke	898	—	8,842	130,042	—

(1)	Represents amounts deferred by each named executive officer to our non-qualified deferred compensation plan and reported in the Summary Compensation Table above under “Salary” or “Non-Equity Incentive Plan Compensation” for fiscal 2016.
(2)	Amounts reported in the Aggregate Balance at December 31, 2016 which were previously reported as compensation to the named executive officers in the summary compensation tables included in prior SEC filings for previous years included $618,967, $27,747 and $90,027 for Messrs. Barton, Darby and Kealey, respectively. These amounts represent executive contributions for prior years.

Narrative Disclosure to Non-Qualified Deferred Compensation Table

Our Non-Qualified Deferred Compensation Plan is intended to benefit a select group of our highly compensated contributors, including our named executive officers, who are key to our future success and to help attract and retain management talent going forward. Our Non-Qualified Deferred Compensation Plan is an unfunded arrangement and is intended to be exempt from the participation, vesting, funding and fiduciary requirements of ERISA and comply with Section 409A of the Code.

Under our Non-Qualified Deferred Compensation Plan, a participant may contribute, on a tax deferred basis, 25% of his base salary and 90% of his bonus annually. A participant’s account is notionally invested in one or more investment funds and the value of the account is determined with respect to such investment allocations. The minimum deferral period is two years for in-service accounts. Each participant is 100% vested in all of his or her deferred contributions plus any earnings or losses on the investment of such deferrals. Deferred amounts will be distributed, either in lump sum or in equal installments up to five years depending upon the participant’s balance, upon the occurrence of the following events: (i) the first day of the seventh month after separation of employment, (ii) as elected after a minimum deferral period, (iii) death, (iv) disability (as defined by Section 409A of the Code), or (v) the occurrence of an “unforeseen emergency” as defined in the Non-Qualified Deferred Compensation Plan. Although the Non-Qualified Deferred Compensation Plan permits discretionary employer contributions, we have not yet made a contribution to the plan.

In order for our Non-Qualified Deferred Compensation Plan to comply with the applicable requirements of the Code, amounts deferred by our named executive officers must remain as employer assets, subject to the claims of the general creditors in the event of bankruptcy or forced liquidation of the Company.

Potential Payments upon Termination or Change in Control

In fiscal 2016, upon termination of employment and/or upon a change in control, our named executive officers would have been entitled to receive from us potential payments and benefits under the following agreements and plans:

•	employment agreements, severance arrangements and transition agreements with our named executive officers;

•	our 2008 Plan;

•	our Executive Cash Bonus Plan; and

•	our Non-Qualified Deferred Compensation Plan.

Employment Agreements with Messrs. Berman and Barton. On December 28, 2015 we entered in an amended and restated employment agreement with Mr. Berman and an employment agreement with Mr. Barton. The following table summarizes certain severance payments and benefits provided in connection with Mr. Berman’s or Mr. Barton’s termination of employment.

Type of Termination	Payments and Benefits
	Steven L. Berman	Mathias J. Barton
Termination with Cause or if Executive terminates without Good Reason

•    any earned but unpaid base salary through the date of termination, paid in accordance with the Company’s standard payroll practices;

•    reimbursement for any unreimbursed expenses properly incurred and paid in accordance with the Company’s business expense reimbursement policy;

•    payment for any accrued but unused vacation time in accordance with Company policy; and

•    such vested accrued benefits, and other payments, if any, as to which the executive (and his eligible dependents) may be entitled under, and in accordance with, the terms and conditions of, the employee benefit arrangements, plans and programs of the Company as of the date of termination.

The payments and benefits in the four bullet points above are collectively referred to as the “Amounts and Benefits.”

•    any earned but unpaid base salary through the date of termination, paid in accordance with the Company’s standard payroll practices;

•    reimbursement for any unreimbursed expenses properly incurred and paid in accordance with the Company’s business expense reimbursement policy;

•    payment for any accrued but unused vacation time in accordance with Company policy; and

•    such vested accrued benefits, and other payments, if any, as to which the executive (and his eligible dependents) may be entitled under, and in accordance with, the terms and conditions of, the employee benefit arrangements, plans and programs of the Company as of the date of termination.

The payments and benefits in the four bullet points above are collectively referred to as the “Amounts and Benefits.”

Termination as a result of death, Disability, without Cause or if Executive Terminates with Good Reason

•    Amounts and Benefits;

•    base salary payments will continue to be paid for three years following the date of termination in accordance with the usual payroll practices of the Company;

•    in lieu of annual bonuses, annual cash payments in the amount of $150,000, on each March 15 during the three year period following the date of termination; and

•    for three years following the date of termination, the Company shall continue on behalf of the executive and his dependents and beneficiaries any medical, dental, vision and hospitalization benefits provided to the executive immediately prior to the date of termination or reimburse the executive for his medical, dental, vision and hospitalization related expenses, subject to reduction if the executive obtained any such benefits pursuant to a subsequent employer’s benefit plans.

•    Amounts and Benefits;

•    base salary payments until the expiration of the term of the agreement in accordance with the usual payroll practices of the Company;

•    in lieu of annual bonuses, annual cash payments in the amount of $150,000, on each March 15 during the remainder of the term of the agreement; and

•    for the remainder of the term of the agreement, the Company shall continue on behalf of the executive and his dependents and beneficiaries any medical, dental, vision and hospitalization benefits provided to the executive immediately prior to the date of termination or reimburse the executive for his medical, dental, vision and hospitalization related expenses, subject to reduction if the executive obtained any such benefits pursuant to a subsequent employer’s benefit plans.

Notwithstanding any provision to the contrary in the employment agreements, the Company’s obligation to pay or to provide the above payments and benefits (other than the Amounts and Benefits) are conditioned on the executive executing and not revoking a waiver and general release.

Under the terms of each of the employment agreements, “Disability” is defined as the executive’s “disability” under the Company’s long-term disability plan, if any, otherwise, his inability to perform his duties and responsibilities under the agreement, with or without reasonable accommodation, due to any physical or mental illness or incapacity, which condition either (i) has continued for a period of 270 days (including weekends and holidays) in any consecutive 365-day period, or (ii) is projected by the Board, in good faith after consulting with a physician selected by the Company, that the condition is likely to continue for a period of at least nine consecutive months from its commencement.

Under the terms of each of the employment agreements, “Cause” is defined as the occurrence of any one of the following as determined by our Board: (i) the willful and continued failure by the executive to attempt in good faith substantially to perform his obligations under the agreement (other than any such failure resulting from incapacity due to a Disability); provided, however, that the Company shall have provided written notice that such actions were occurring and, where practical, afforded at least 30 days to cure; (ii) the indictment of the executive for, or his conviction of or plea of guilty or nolo contendere to, a felony or any other crime involving moral turpitude or dishonesty; or (iii) the executive’s willfully engaging in misconduct in the performance of his duties for the Company or other than in the performance of his duties for the Company (including, but not limited to, theft, fraud, embezzlement, and securities law violations or a violation of the Company’s written policies) that is materially injurious to the Company, or, in the good faith determination of the Compensation Committee, is potentially materially injurious to the Company, monetarily or otherwise.

Under the terms of each of the employment agreements, “Good Reason” is defined as the occurrence of any of the following events without the executive’s consent: (i) a material diminution of the authorities, duties or responsibilities as set forth in the agreement; (ii) the loss of any title(s) with the Company as set forth in the agreement; (iii) a reduction by the Company in the executive’s base salary; (iv) a material change in the executive’s primary place of employment; (v) (a) in the case of Mr. Berman, the failure by the Corporate Governance and Nominating Committee to nominate or re-nominate Mr. Berman as Chairman of the Board, or if the Board removed Mr. Berman as Chairman of the Board (other than as a result of or due to death or Disability, because of a legal prohibition under applicable law or regulation, or for Cause), and (b) in the case of Mr. Barton, the failure by the Corporate Governance and Nominating Committee to nominate or re-nominate Mr. Barton as a member of the Board, or if the Board removed Mr. Barton as a member of the Board (other than as a result of or due to death or Disability, because of a legal prohibition under applicable law or regulation, or for Cause); (vi) the assignment to the executive of duties or responsibilities which were materially inconsistent with any of his duties and responsibilities set forth in the agreement; or (vii) a change in the reporting structure so that the executive reported to someone other than solely and directly to the Board.

Severance Arrangement with Mr. Darby. We have agreed to provide Mr. Darby, in the event of Mr. Darby’s termination for events outside of Mr. Darby’s control, with a severance payment equal to 50% of his then current base salary per month for the 12 consecutive months following his last day of employment. Termination for events “outside of Mr. Darby’s control” would include events such as a business down-turn or other circumstances unrelated to Mr. Darby’s performance or conduct. Events not outside of Mr. Darby’s control would include poor job performance or Mr. Darby’s failure to comply with the Company’s directives, policies, and procedures. Upon written notice to Mr. Darby, the Company may release Mr. Darby from his non-competition and non-solicitation obligations, at which point the Company’s obligation to make the monthly payments described above would end.

Transition Agreement with Mr. Kohnke. On February 4, 2016, we entered into a Transition, Separation & General Release Agreement with Matthew Kohnke (the “Transition Agreement”). The Transition Agreement provided that on the condition that Mr. Kohnke maintained a professional attitude, in good faith handled all work assignments given, and assisted in the smooth transition of his role from the date of the Transition Agreement through February 26, 2016, complied with all of his obligations under the Transition Agreement and a restrictive covenant agreement, and executed (and did not revoke) a waiver and release, we would provide Mr. Kohnke: (i) a special severance payment in an amount equal to eight (8) months of base salary ($157,490.70), to be paid out per the Company’s normal payroll cycle over eight (8) months; (ii) accelerated vesting of 2,000 shares of restricted stock held by Mr. Kohnke that were scheduled to vest on April 28, 2016; and (iii) with payment of the performance-based annual award and the performance-based long term award that would have been payable to Mr. Kohnke under the Company’s Executive Cash Bonus Plan with respect to fiscal 2015 in the absence of his separation, such payment to be paid at the same time and in the same form as bonuses were paid to other executives under the Company’s Executive Cash Bonus Plan with respect to fiscal 2015, but in no event later than December 31, 2016.

2008 Stock Option and Stock Incentive Plan. The table below sets forth the benefits that each named executive officer holding awards granted under our 2008 Plan would be entitled to receive should his employment terminate under the following specified circumstances or in the event of a change in control of the Company pursuant to the terms of the 2008 Plan and our standard restricted stock agreement and stock option awards thereunder:

Circumstance	Benefit
Termination of employment as a result of death or disability	The unvested portion of any stock awards shall immediately vest and be free of restriction.

Involuntary termination of employment other than for “cause” (as defined by the Compensation Committee) at any time within 18 months of a “change in control”	The unvested portion of any stock awards shall immediately vest and be free of restriction.

The occurrence of a “change in control” event	The unvested portion of any stock options shall immediately vest and become exercisable.

Under our 2008 Plan and our standard restricted stock agreement and stock option awards thereunder, a “change in control” means: (i) a change within a 12 month period in the holders of more than 50% of the outstanding voting stock of the Company; or (ii) any other events deemed to constitute a “change in control” by the Compensation Committee.

Executive Cash Bonus Plan. Under our Executive Cash Bonus Plan, the Compensation Committee, in its sole and absolute discretion and to the extent permitted under and in accordance with Section 162(m) of the Code and Section 409A of the Code, may, but is not required to, make a full or pro-rated bonus payment to a plan participant for a plan year in the event of the participant’s death, disability, retirement or termination of employment during the plan year or after the end of the plan year; provided, that payments shall only be made on the earlier of (i) the death or disability of the participant or (ii) the scheduled payment date, referred to collectively as the “Pro-Rated Bonus.”

Potential Payments upon Termination

The following table below shows the estimated maximum amount of payments and benefits that would have been provided by us (or our successor) to our named executive officers (other than Mr. Kohnke) assuming that their employment was terminated as of December 31, 2016 for various reasons as described below. Mr. Kohnke was not entitled to any benefits as of December 31, 2016 due to his resignation effective February 26, 2016. We entered into a transition agreement with Mr. Kohnke which provided for certain payments in connection with Mr. Kohnke’s resignation in fiscal 2016. See “ — Transition Agreement with Mr. Kohnke.”

Named Executive Officer and Nature of Payment	Terminated by Us for Cause or by Officer without Good Reason ($)	Terminated by Us Without Cause ($)	Terminated by Officer With Good Reason ($)	Death or Disability ($)
Steven L. Berman
Amounts and Benefit (1)	7,053	7,053	7,053	7,053
Salary Continuation Benefits (1)	—	1,080,000	1,080,000	1,080,000
Cash Payment in Lieu of Bonus (1)	—	450,000	450,000	450,000
Cost of Continuation of Health Benefits (1) (2)	—	20,476	20,476	20,476
Value of Accelerated Restricted Stock (3)	—	—	—	540,498
Executive Cash Bonus Plan (4)	—	—	—	—

Total	7,053	1,557,529	1,557,529	2,098,027

Mathias J. Barton
Amounts and Benefit (5)	7,096	7,096	7,096	7,096
Salary Continuation Benefits (5)	—	1,200,000	1,200,000	1,200,000
Cash Payment in Lieu of Bonus (5)	—	300,000	300,000	300,000
Cost of Continuation of Health Benefits (5) (2)	—	23,335	23,335	23,335
Value of Accelerated Restricted Stock (3)	—	—	—	1,967,506
Executive Cash Bonus Plan (4)	—	—	—	—

Total	7,096	1,530,431	1,530,431	3,497,937

Jeffrey Darby
Salary Continuation Benefits(6)	—	171,959	—	—
Value of Accelerated Restricted Stock (3)	—	—	—	482,781
Executive Cash Bonus Plan (4)	—	—	—	—

Total	—	171,959	—	482,781

Michael Kealey
Salary Continuation Benefits	—	—	—	—
Value of Accelerated Restricted Stock (3)	—	—	—	547,658
Executive Cash Bonus Plan (4)	—	—	—	—

Total	—	—	—	547,658

Kevin M. Olsen
Salary Continuation Benefits	—	—	—	—
Value of Accelerated Restricted Stock (3)	—	—	—	712,335
Executive Cash Bonus Plan (4)	—	—	—	—

Total	—	—	—	712,335

Michael P. Ginnetti
Salary Continuation Benefits	—	—	—	—
Value of Accelerated Restricted Stock (3)	—	—	—	176,951
Executive Cash Bonus Plan (4)	—	—	—	—

Total	—	—	—	176,951

(1)	Represents the amount payable to Mr. Berman pursuant to his amended and restated employment agreement.
(2)	Assumes no increase in premiums.
(3)

Represents the value realized on the acceleration of the vesting of all unvested restricted stock, which value is calculated by multiplying $73.06, the closing price of our common stock on December 30, 2016, the trading day immediately preceding the assumed termination date, by the number of shares of unvested restricted stock as of such date. The value realized on the acceleration of the vesting of all unvested performance-based restricted stock is calculated based upon the maximum level attainment.
(4)	Assumes the Compensation Committee would not have paid Messrs. Berman, Barton, Darby, Kealey, and Olsen a Pro-Rated Bonus. Mr. Ginnetti did not participate in the Executive Cash Bonus Plan for fiscal 2016.
(5)	Represents the amount payable to Mr. Barton pursuant to his employment agreement.
(6)	Represents the amount payable to Mr. Darby pursuant to his severance arrangement with the Company for salary continuation benefits for termination for events outside of Mr. Darby’s control.

Potential Payments Upon Change in Control

The following table shows the estimated maximum amount of payments and benefits which our named executive officers (other than Mr. Kohnke) would have been entitled upon a change in control of our company that occurred on December 31, 2016 pursuant to our 2008 Plan and our standard award agreements under such plan.

Name	Value of Accelerated Vesting of Stock Awards ($)(1)	Value of Accelerated Vesting of Stock Option Awards(2)
Steven L. Berman	540,498	307,179
Mathias J. Barton	1,967,506	511,985
Jeffrey L. Darby	482,781	160,245
Michael B. Kealey	547,658	191,684
Kevin M. Olsen	712,335	284,256
Michael P. Ginnetti	176,951	—

(1)	Represents the value realized on the acceleration of the vesting of all unvested restricted stock assuming a change in control and the involuntary termination of the named executive officer’s employment occurred on December 31, 2016, which value is calculated by multiplying $73.06, the closing price of our common stock on December 30, 2016, the trading day immediately preceding the assumed termination date, by the number of shares of unvested restricted stock as of such date. The value realized on the acceleration of the vesting of all unvested performance-based restricted stock is calculated based upon the maximum level attainment.
(2)	Represents the value realized on the acceleration of the vesting of all unvested stock options, which value is determined for each unvested stock option by multiplying the number of shares underlying such stock option by the difference between $73.06, the closing price of our common stock on December 30, 2016, the trading day immediately preceding the assumed termination date, and the exercise price for such stock option.

Termination or Change in Control Provisions in Non-Qualified Deferred Compensation Plan

In addition to the amounts set forth in the tables above, our Non-Qualified Deferred Compensation Plan provides that a participant is 100% vested as to amounts deferred by the participant plus any earnings or losses on the investment of such deferrals. Deferred amounts will be distributed, either in lump sum or in equal installments up to five years depending upon the participant’s balance, upon the occurrence of (i) the first day of the seventh month after separation of employment, (ii) death, or (iii) disability (as defined by Section 409A of the Code). The following table provides information concerning amounts held under our Non-Qualified Deferred Compensation Plan for the benefit of our named executive officers (other than Mr. Kohnke) as of December 31, 2016:

Name	Aggregate Balance at December 31, 2016 ($) (1)
Steven L. Berman	—
Mathias J. Barton	807,198
Jeffrey Darby	37,140
Michael B. Kealey	123,805
Kevin M. Olsen	—
Michael P. Ginnetti	31,374

(1)	Assumes the Compensation Committee would not have paid any of our named executive officers a Pro-Rated Bonus. Accordingly, these amounts do not include amounts deferred by each of our named executive officers to our non-qualified deferred compensation plan and reported in the Summary Compensation Table above under “Non-Equity Incentive Plan Compensation” for fiscal 2016 that are included in the Non-Qualified Deferred Compensation for Fiscal 2016 table above.

Risk Assessment in Compensation Policies and Practices for Employees

The Compensation Committee reviewed the elements of our compensation policies and practices for all of our employees, including our named executive officers, in order to evaluate whether risks that may arise from such compensation policies and practices are reasonably likely to have a material adverse effect on our Company. The Compensation Committee concluded that the following features of our compensation programs guard against excessive risk-taking:

•	compensation programs provide a mix of short-term and longer-term incentives;

•	base salaries are consistent with employees’ duties and responsibilities;

•	cash incentive awards are capped by the Compensation Committee;

•	cash incentive awards are tied mostly to corporate performance goals, rather than individual performance goals;

•	stock ownership guidelines discourage a short-term focus and further align the long-term interests of executives with the Company’s shareholders; and

•	vesting periods for equity awards encourage executives to focus on sustained stock price appreciation.

The Compensation Committee believes that, for all of our employees, including our named executive officers, our compensation programs do not lead to excessive risk-taking and instead encourage behavior that supports sustainable value creation. We believe that risks that may arise from our compensation policies and practices for our employees, including our named executive officers, are not reasonably likely to have a material adverse effect on our Company.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consisted of Edgar W. Levin (Chairman), Paul R. Lederer, Richard T. Riley, and G. Michael Stakias in the fiscal year ended December 31, 2016. No person who served as a member of the Compensation Committee during the fiscal year ended December 31, 2016 was a current or former officer or employee of the Company or engaged in certain transactions with the Company required to be disclosed by regulations of the SEC. Additionally, there were no compensation committee “interlocks” during the fiscal year ended December 31, 2016, which generally means that no executive officer of the Company served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of the Compensation Committee of the Company.

Certain Relationships and Related Transactions

On November 15, 2012, we entered into a lease agreement, referred to as the “lease,” for our primary operating facility in Colmar, Pennsylvania with BREP I, a Pennsylvania limited partnership, which replaces the prior lease agreement between the parties that expired according to its terms on December 28, 2012. The term of the lease began on December 29, 2012 and expires on December 31, 2017, referred to as the “base term,” unless terminated or renewed in accordance with its terms. On November 14, 2016, we exercised our option to extend the lease for an additional five year period. The five year renewal term will commence on January 1, 2018 and expire on December 31, 2022. The limited partners of BREP I are Steven L. Berman, our Executive Chairman, Secretary, Treasurer and former Chief Executive Officer, a marital qualified terminable interest property trust for the benefit of Sharyn Berman, Steven L. Berman’s sister-in-law (the “Marital Trust”), of which Steven L. Berman is a co-trustee, Steven L. Berman’s father, Jordan S. Berman, and Steven L. Berman’s brothers, Marc H. Berman and Fred B. Berman. Steven L. Berman and the Marital Trust each own a 27.9% interest in BREP I. Steven L. Berman and the Marital Trust are controlling shareholders of BREP, Inc., a Pennsylvania corporation, which is the general partner of BREP I. Jordan S. Berman, Marc H. Berman and Fred B. Berman are each directors and officers of BREP, Inc.

The leased facility consists of approximately 342,000 square feet of office, warehouse, and storage space. The lease provides that we will pay BREP I annual rent of $4.40 per square foot, subject to an annual rent increase based on the Consumer Price Index, All Urban Consumers U.S. City Average, All Items. In fiscal 2016, we paid rent of $4.56 per square foot, or approximately $1.6 million, under the lease. The approximate amount of rent expected to be paid during each of the base term and the renewal term is $8.0 million. The lease is a triple net non-terminable lease under which we are responsible for all expenses attributable to the facility (including maintenance and repair) and the conduct of our operations in compliance with all applicable laws and regulations.

The lease was reviewed and approved by the Audit Committee. In the opinion of the Audit Committee, the terms and rates of the lease are no less favorable than those which could have been obtained from an unaffiliated party.

We have adopted written policies and procedures regarding related person transactions. Our policy intends to cover any transaction described under Item 404(a) of Regulation S-K. The Audit Committee is responsible for reviewing and approving all related person transactions pursuant to the Audit Committee Charter, which has been adopted by the Board. The Audit Committee reviews and approves all related person transactions without regard to the thresholds established for disclosure under Item 404(a) of Regulation S-K. The Chairman of the Audit Committee can be reached by sending a letter to Chairman of the Audit Committee, Confidential – Conduct of Business Affairs at: Dorman Products, Inc., 3400 East Walnut Street, Colmar, Pennsylvania, 18915.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of the Company’s common stock as of the record date (except as otherwise noted in the footnotes) by (i) each director and nominee for director, (ii) each person who we know to be the beneficial owner of more than 5% of our common stock, (iii) each of our named executive officers, and (iv) all of our current directors, director nominees and current executive officers as a group. As of the record date, 34,555,268 shares of our common stock were outstanding. Except as otherwise indicated, to our knowledge, the beneficial owners of our common stock listed below have sole investment and voting power with respect to such shares. The business address of our directors, director nominees and executive officers is that of the Company.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent
Steven L. Berman (2)	3,686,262	(3)	10.7%
BlackRock, Inc.	3,220,443	(4)	9.3%
The Vanguard Group	2,679,169	(5)	7.8%
Mathias J. Barton	157,840	(6)	*
Jeffrey L. Darby	22,045	(7)	*
Michael P. Ginnetti	2,120	(8)	*
Michael B. Kealey	21,744	(9)	*
Matthew Kohnke	524	(10)	*
Kevin M. Olsen	13,526	(11)	*
John J. Gavin	771	(12)	*
Paul R. Lederer	50,649	(13)	*
Edgar W. Levin	67,850	(14)	*
Richard T. Riley	17,914	(15)	*
G. Michael Stakias	2,475	(16)	*
All current executive officers and directors as a group (10 persons)	4,041,054	(17)	11.7%

*	Denotes less than 1%.
(1)	The securities “beneficially owned” by a person are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the SEC and, accordingly, may include securities owned by or for, among others, the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power. The same shares may be beneficially owned by more than one person. Shares of common stock currently issuable or issuable within 60 days of the record date upon the exercise of options are deemed to be outstanding in computing the beneficial ownership and percentage of beneficial ownership of the person holding such securities, but are not deemed to be outstanding in computing the percentage of beneficial ownership of any other person. Beneficial ownership may be disclaimed as to certain of the securities. Fractional shares are rounded up to the closest whole number.

(2)	Pursuant to the Amended and Restated Shareholders’ Agreement, dated as of July 1, 2006, referred to as the “Shareholders’ Agreement,” among Steven L. Berman, the late Richard N. Berman, Jordan S. Berman, Marc H. Berman, Fred B. Berman, Deanna Berman and the additional shareholders named therein, each referred to as a “Shareholder” and together referred to as the “Shareholders,” except as otherwise provided in the Shareholders’ Agreement with respect to Jordan S. Berman and Deanna Berman, each Shareholder has granted each other Shareholder rights of first refusal, exercisable on a pro rata basis or in such other proportions as the exercising Shareholders may agree, to purchase shares of common stock of the Company which any of such Shareholders or, upon their death, their respective estate, proposes to sell to third parties. The Company has agreed with the Shareholders that, upon the death of each respective Shareholder, to the extent that any of their shares are not purchased by any of the surviving Shareholders and may not be sold without registration under the Securities Act, the Company will use its best efforts to cause those shares to be registered thereunder. The expenses of any such registration will be borne by the estate of the deceased Shareholder. Deanna Berman is Steven L. Berman’s mother and the spouse of Steven L. Berman’s father, Jordan S. Berman. Marc H. Berman and Fred B. Berman are Steven L. Berman’s brothers. The additional Shareholders that are parties to the Shareholders’ Agreement are trusts affiliated with Steven L. Berman, the late Richard N. Berman, Jordan S. Berman, Marc H. Berman or Fred B. Berman, or each person’s respective spouse or children.

(3)

Includes: (i) 1,072,452 shares held directly; (ii) 76,446 shares held by The Steven L. Berman Charitable Remainder Trust, of which he is the trustee; (iii) 2,021,107 shares held by three different trusts for the benefit of the late Richard N. Berman’s children and grandchildren, of which he is the trustee; (iv) 175,126 shares held by seven different trusts for the benefit of the late Richard N. Berman’s children and grandchild, of which he is a co-trustee; (v) 202,240 shares held by a marital qualified terminable interest property trust for the benefit of Sharyn Berman, of which he is a co-trustee; (vi) 99,823 shares held by The Steven and Ilene Berman Family Foundation dated December 22, 2001, of which he is a co-trustee; (vii) 11,310 shares of unvested performance-based restricted stock as to which the beneficial owner has the right to vote and receive dividends if any are paid; (viii) options to purchase 2,440 shares of common stock, which may be exercised within 60 days of the record date; and (ix) 25,298 shares represented by units held in a unitized stock fund through our 401(k) Retirement Plan. As a sole trustee, Steven L. Berman has the sole power to vote and dispose of the shares held in trust. As a co-trustee, Steven L. Berman has shared power to vote and dispose of the shares held in trust. The unitized stock fund of our 401(k) Retirement Plan consists of cash and our common stock in amounts that vary from time to time. Steven L. Berman has 16,492 units in our 401(k) Retirement Plan, which units consist of an aggregate of 25,298 shares of our common stock, as of the record date. Excludes 3,229,491 shares of common stock that may be deemed beneficially owned by the Shareholders (as defined in footnote 2 above), other than the shares held by Steven L. Berman and the other Shareholders for which their ownership in shares of common stock of the Company is attributed to Steven L. Berman as indirect beneficial ownership, as to all of which shares Steven L. Berman disclaims beneficial ownership.

(4)	Based solely on a Schedule 13G/A filed with the SEC on January 23, 2017 by BlackRock, Inc., referred to as “BlackRock,” on behalf of BlackRock and its subsidiaries. BlackRock has sole voting power with respect to 3,160,843 shares and shares voting power over no shares, and has sole dispositive power over 3,220,443 shares and shares dispositive power over no shares. The business address of BlackRock is 55 East 52nd Street, New York, New York 10055.

(5)	Based solely on a Schedule 13G/A filed with the SEC on February 9, 2017 by The Vanguard Group, referred to as “Vanguard,” on behalf of Vanguard and its subsidiaries. Vanguard has sole voting power with respect to 54,087 shares and shares voting power over 4,005 shares, and has sole dispositive power over 2,622,672 shares and shares dispositive power over 56,497 shares. The address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(6)	Represents: (i) 118,050 shares of common stock held directly; (ii) 600 shares of common stock held in trust for the benefit of Mr. Barton’s children; (iii) options to purchase 4,067 shares of common stock, which may be exercised within 60 days of the record date; (iv) 11,300 shares of unvested restricted stock as to which the beneficial owner has the right to vote and receive dividends if any are paid; (v) 21,824 shares of unvested performance-based restricted stock as to which the beneficial owner has the right to vote and receive dividends if any are paid; and (vi) 1,997 shares represented by units held in a unitized stock fund through our 401(k) Retirement Plan. The unitized stock fund of our 401(k) Retirement Plan consists of cash and our common stock in amounts that vary from time to time. Mr. Barton has 1,302 units in our 401(k) Retirement Plan, which units consist of an aggregate of 1,997 shares of our common stock, as of the record date.

(7)	Represents: (i) 10,677 shares of common stock held directly; (ii) options to purchase 5,273 shares of common stock, which may be exercised within 60 days of the record date; (iii) 1,375 shares of unvested restricted stock as to which the beneficial owner has the right to vote and receive dividends if any are paid; and (iv) 6,720 shares of unvested performance-based restricted stock as to which the beneficial owner has the right to vote and receive dividends if any are paid.

(8)	Represents: (i) 520 shares of common stock held directly and (ii) 1,600 shares of unvested restricted stock as to which the beneficial owner has the right to vote and receive dividends if any are paid;

(9)	Represents: (i) 10,492 shares of common stock held directly; (ii) options to purchase 1,523 shares of common stock, which may be exercised within 60 days of the record date; (iii) 1,440 shares of unvested restricted stock as to which the beneficial owner has the right to vote and receive dividends if any are paid; (iv) 7,922 shares of unvested performance-based restricted stock as to which the beneficial owner has the right to vote and receive dividends if any are paid; and (v) 367 shares represented by units held in a unitized stock fund through our 401(k) Retirement Plan. The unitized stock fund of our 401(k) Retirement Plan consists of cash and our common stock in amounts that vary from time to time. Mr. Kealey has 239 units in our 401(k) Retirement Plan, which units consist of an aggregate of 367 shares of our common stock, as of the record date.

(10)	Represents: 524 shares of common stock held directly.

(11)	Represents: (i) 9,750 shares of unvested restricted stock as to which the beneficial owner has the right to vote and receive dividends if any are paid; and (ii) 3,776 shares of unvested performance-based restricted stock as to which the beneficial owner has the right to vote and receive dividends if any are paid.

(12)	Represents: 771 shares of unvested restricted stock as to which the beneficial owner has the right to vote and receive dividends.

(13)	Represents: (i) 17,618 shares of common stock held directly; (ii) 31,976 shares held by four different trusts for the benefit of his children, of which his spouse is the trustee; and (iii) 1,055 shares of unvested restricted stock as to which the beneficial owner has the right to vote and receive dividends, if any are paid.

(14)	Represents: (i) 54,712 shares of common stock held directly; (ii) 12,083 shares held by his spouse; and (iii) 1,055 shares of unvested restricted stock as to which the beneficial owner has the right to vote and receive dividends, if any are paid.

(15)	Represents: (i) 16,859 shares of common stock held directly; and (ii) 1,055 shares of unvested restricted stock as to which the beneficial owner has the right to vote and receive dividends, if any are paid.

(16)	Represents: (i) 1,420 shares of common stock held directly; and (ii) 1,055 shares of unvested restricted stock as to which the beneficial owner has the right to vote and receive dividends, if any are paid.

(17)	Represents: (i) options to purchase 13,303 shares of common stock, which may be exercised within 60 days of the record date; (ii) 28,856 shares of unvested restricted stock, (iii) 51,552 shares of unvested performance-based restricted stock; and (iii) 27,662 shares represented by units held in a unitized stock fund through our 401(k) Retirement Plan. The unitized stock fund of our 401(k) Retirement Plan consists of cash and our common stock in amounts that vary from time to time. All of our current executive officers and directors as a group had 18,033 units in our 401(k) Retirement Plan, which units consist of an aggregate of 27,662 shares of our common stock, as of the record date.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act and the regulations promulgated thereunder require our executive officers, directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership of our common stock and other equity securities with the SEC and Nasdaq and to furnish the Company copies. To our knowledge, based solely upon a review of reports furnished to us during fiscal 2016, and upon written representations received by us from certain reporting persons that no Form 5 is required, all of our directors, executive officers and holders of more than 10% of our stock filed on a timely basis all reports that they were required to file under Section 16(a) during fiscal 2016.

Report of Audit Committee

The information contained in this Audit Committee report is not “soliciting material” and has not been “filed” with the SEC. This report will not be incorporated by reference into any of our future filings under the Securities Act or the Exchange Act, except to the extent that we may specifically incorporate it by reference into a future filing.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management is responsible for the financial statements and the reporting process, including the internal control over financial reporting. The Company’s independent registered public accounting firm, KPMG LLP (“KPMG”), is responsible for expressing an opinion on the conformity of the audited financial statements with U.S. generally accepted accounting principles and an opinion on the effectiveness of the Company’s internal controls over financial reporting. The Audit Committee monitors these processes. The Audit Committee has reviewed and discussed the audited financial statements with management and management’s and KPMG’s evaluations of the Company’s system of internal controls over financial reporting contained in the 2016 Annual Report on Form 10-K.

As required by the standards of the Public Company Accounting Oversight Board (“PCAOB”), the Committee has discussed with KPMG (i) the matters specified in Auditing Standard No. 1301, “Communications with Audit Committees,” and (ii) the independence of KPMG from the Company and management. KPMG has provided the Audit Committee the written disclosures and letter required by applicable requirements of the PCAOB regarding the independent accountant communicating with the Audit Committee concerning independence. The Audit Committee also considered the non-audit services provided by KPMG in their review of KPMG’s independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for filing with the SEC.

Audit Committee

Richard T. Riley, Chairman	Paul R. Lederer

Edgar W. Levin	G. Michael Stakias

John J. Gavin

Proposal II – Advisory Vote on Executive Compensation

As described in detail under the heading “Executive Compensation: Compensation Discussion and Analysis — Executive Compensation Philosophy and Objectives” (see page 21 of this proxy statement), our executive compensation program is designed to promote the successful implementation of our annual strategic plan as approved by the Board as well as long-term growth and profitability of the Company which is intended to enhance shareholder value. Our overall executive compensation program is designed to achieve the following objectives:

•	To align the interests of our named executive officers with those of our shareholders by tying a significant portion of compensation to the Company’s financial performance;

•	To link a portion of compensation to the achievement of our annual and long-term financial and other goals;

•	To compensate the Company’s named executive officers in a manner that reflects their experience, responsibilities and contributions to the annual and long-term growth and development of the Company and to retain the services of the executive officers that successfully contribute to our annual and long-term goals;

•	To encourage experienced, talented executives to join the Company; and

•	To motivate our executives to continue to provide excellent performance year after year.

Additional details about our executive compensation programs, including information about executive compensation for the fiscal year ended December 31, 2016, are described under the section entitled “Executive Compensation: Compensation Discussion and Analysis” and “Executive Compensation: Compensation Tables.”

As required by Section 14A of the Exchange Act, we are asking our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the principles, policies and practices described in this proxy statement. Accordingly, the following resolution is submitted for shareholder vote at the annual meeting:

“RESOLVED, that the shareholders of Dorman Products, Inc. approve, on an advisory basis, the compensation of its named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables regarding named executive officer compensation and the narrative disclosures that accompany the compensation tables.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. Our Board and our Compensation Committee value the opinion of our shareholders and to the extent there is any significant vote against the compensation of our named executive officers as disclosed in this proxy statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS,

OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN

THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES

OF THE SECURITIES AND EXCHANGE COMMISSION.

Proposal III – Advisory Vote on the Frequency of the

Advisory Vote on Executive Compensation

Section 14A of the Exchange Act also enables our shareholders to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers. Shareholders may vote on whether they would prefer an advisory vote on the compensation of our named executive officers once every one, two, or three years. Shareholders have the option to vote for any one of the three options, or to abstain on the matter.

We are required to hold an advisory vote regarding the frequency of “say-on-pay” votes every six years. Our shareholders were provided with the opportunity to vote on the frequency of “say-on-pay” votes in 2011. The shareholders voted in favor of holding “say-on-pay” votes every three years and the Board of Directors adopted this standard.

Although we recognize the benefits of having advisory votes on executive compensation every three years (including allowing the Company time to conduct a detailed review of its pay practices in response to the outcome of a shareholder advisory vote), we recognize that the widely adopted standard, both among our peer companies as well as outside our industry, is to hold “say-on-pay” votes annually. We also acknowledge current shareholder expectations regarding having the opportunity to express their views on the compensation of our named executive officers on an annual basis. We value the opinion of our shareholders and encourage communication regarding our executive compensation policies and practices. The Board of Directors believes that an annual shareholder vote on the compensation paid to the Company’s named executive officers will provide the Board with current information on shareholder sentiment about our executive compensation program and enable the Board to respond timely, when deemed appropriate, to shareholder concerns about the program. Accordingly, the Board recommends that the advisory vote on executive compensation occur every year.

Although our Board recommends that the frequency of an advisory vote on executive compensation occur annually, our shareholders will be given the opportunity to vote in favor of: (i) one year; (ii) two years; (iii) three years; or (iv) abstain. This advisory vote does not approve or disapprove our named executive officers’ compensation but rather advises our Board on how often our shareholders prefer to vote on executive compensation. While the result of the advisory vote on this proposal is not binding on our Board, our Board will consider the overall outcome of the vote in establishing the frequency that the advisory vote on executive compensation is submitted to our shareholders.

THE BOARD RECOMMENDS A VOTE “FOR” THE OPTION OF ONCE EVERY YEAR

AS THE FREQUENCY WITH WHICH SHAREHOLDERS ARE PROVIDED AN ADVISORY

VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

Proposals IV and V: Approval of Amendments to Dorman’s Amended and Restated Articles of Incorporation

and Amended and Restated By-laws Regarding Director Elections

The Company is asking shareholders to consider two separate but related changes to the way in which nominees are elected as directors. Currently, directors are elected under a plurality voting standard, pursuant to which nominees who receive the most votes (up to the number of directors to be elected in such election) are elected as directors. In addition, shareholders are currently permitted to cumulate their votes in the elections of directors, which means that a shareholder has the power to give one nominee a number of votes equal to the number of directors to be elected, multiplied by the number of shares held by that shareholder, or to distribute those votes among two or more nominees.

The Board has recommended that shareholders approve amendments to the Company’s Amended and Restated Articles of Incorporation (“Articles”) and Amended and Restated By-laws (“By-laws”) relating to director elections. The proposed amendments presented in Proposal IV below, which are contingent upon the approval of Proposal V, will implement a majority voting standard for the election of directors in uncontested director elections. In contested elections, directors would continue to be elected by a plurality vote of shareholders. The proposed amendment presented in Proposal V below, which is not contingent upon the approval of Proposal IV, will eliminate cumulative voting in all director elections.

The Board has determined that taken together, these proposed amendments represent a balanced and integrated approach designed to provide all of the Company’s shareholders a meaningful voice in the election of directors. Together, the amendments provide shareholders an effective way in which to exercise their voting rights in director elections and to ensure that the directors continue to represent all of the Company’s shareholders. In addition, the amendments reduce the possibility that a holder of far less than a majority of the outstanding shares could elect a director even when a significant majority of shares are voted against the election of the director. Because the amendments are designed to work together, the implementation of Proposal IV (the proposal to amend the Articles and By-laws to implement majority voting in uncontested director elections) is conditioned upon shareholder approval of Proposal V (the proposal to amend the Articles to eliminate cumulative voting in director elections). Accordingly, unless Proposal V is approved, Proposal IV will not be implemented regardless of the outcome of the vote thereon.

Proposal IV: Approval of Amendments to Dorman’s Amended and Restated Articles of Incorporation and

Amended and Restated By-laws to Implement a Majority Voting Standard for Uncontested Director Elections

Dorman is asking shareholders to approve amendments to Dorman’s Articles and By-laws that would implement majority voting in uncontested elections of directors. The text of a new Article VIII to the Articles and amendments to Sections 2-5(b) and 2-7(b) of the By-laws implementing majority voting are included in Exhibit A hereto (the text to be added is underlined). In March 2017, the Board of Directors approved new Article VIII and the amendments to Sections 2-5(b) and 2-7(b) of the By-laws subject to approval by Dorman’s shareholders, and further subject to shareholder approval of new Article IX, which is presented in Proposal V of this proxy statement. In other words, if approved by shareholders, effectiveness of the proposed amendments under this Proposal IV are further conditioned on shareholder approval of Proposal V relating to the elimination of cumulative voting in director elections.

The proposed amendments under this Proposal IV provide that in an uncontested election of directors, a nominee would be elected as a director only if the votes cast “for” the nominee exceed the votes cast “against” the nominee. Abstentions or broker-non-votes will not be counted as votes cast “for” or “against” a nominee. If, however, an election of directors is contested (i.e., as of the record date for a meeting of shareholders at which directors are to be elected, Dorman’s Secretary determines that the number of nominees exceeds the number of directors to be elected at that meeting), the proposed amendments provide that a plurality voting standard will apply and the nominees receiving the highest number of votes up to the number of directors to be elected in such election will be elected.

The Board believes that a change to a majority vote standard in uncontested elections is appropriate at this time and is consistent with the Board’s desire to maintain alignment of shareholder interests and Board accountability. Under the Company’s current plurality vote standard, a director nominee in a director election can be elected or re-elected with as little as a single affirmative vote, even while a substantial majority of the votes cast are “withheld” from that director nominee. Even if 99% of the shares “withhold” authority to vote for a candidate or all the candidates, a 1% “for” vote results in the candidate’s election or re-election to the Board. The Board believes that the adoption of the proposed majority voting standard will give shareholders a greater voice in determining the composition of the Board by giving effect to shareholder votes “against” a director candidate, and by requiring a majority of the votes cast be voted “for” a candidate in order for such candidate to obtain or retain a seat on the Board. Furthermore, the adoption of a majority voting standard is intended to reinforce the Board’s belief that it is accountable to, and should represent the interests of all, of the Company’s shareholders.

In the case of “contested director elections,” however, the Board believes that a plurality voting standard should continue to apply. An election shall be contested if, as of the record date for a meeting of shareholders at which directors are to be elected, the Secretary of the Company determines that the number of nominees exceeds the number of directors to be elected at such meeting. In a contested election where there are two or more candidates for a single director position, if majority voting were utilized, there is an increased likelihood that no candidate would receive a majority vote, resulting in a failed election.

This description of the proposed amendments to Dorman’s Articles and By-laws presented in this Proposal IV is only a summary of the amendments and is qualified in its entirety by reference to the actual text of the proposed amendments to the Articles and Bylaws, which are set forth in Exhibit A hereto. If Dorman’s shareholders approve the amendments to Dorman’s Articles and By-laws proposed by this Proposal IV, and also approve the amendment to Dorman’s Articles proposed by Proposal V, the amendments to Dorman’s Articles will become effective upon filing with the Pennsylvania Department of State, which is expected to occur promptly following the annual meeting, and the amendments to the By-laws would become effective immediately following the annual meeting.

Additionally, under Pennsylvania law, if an incumbent director fails to receive a sufficient number of votes for re-election at the end of his or her term, such director continues to serve on the Board until his or her successor is elected and qualified or until earlier resignation or removal (known as the “holdover rule”). In light of the holdover rule and to give appropriate effect to the majority voting standard, if Proposals IV and V are approved, the Board will amend its Corporate Governance Guidelines to adopt a resignation policy that will require each director to submit an advance, contingent, irrevocable resignation that the Board may accept if shareholders do not re-elect that director. In that situation, our Corporate Governance and Nominating Committee would make a recommendation to the Board about whether to accept or reject the resignation, or whether to take other action. Within 90 days from the date that the election results are certified, the Board would act on the Corporate Governance and Nominating Committee’s recommendation and publicly disclose its decision and the rationale behind it. In addition, if Proposals IV and V are adopted, the Board will further amend its By-laws to provide an additional requirement for shareholders wishing to nominate a person for election to our Board at a meeting of our shareholders pursuant to the advance notice requirements set forth in our By-laws. Specifically, the new requirement would provide that the shareholder’s notice would need to contain a statement as to whether the nominee, if elected, intends to comply with all applicable corporate governance and other policies and guidelines of the Company applicable to directors and in effect during such person’s term in office as a director, including, without limitation, the director resignation provisions set forth in the Company’s Corporate Governance Guidelines.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENTS TO DORMAN’S ARTICLES

AND BY-LAWS TO IMPLEMENT A MAJORITY VOTING STANDARD IN UNCONTESTED DIRECTOR ELECTIONS.

Proposal V: Approval of an Amendment to Dorman’s Amended and Restated Articles of Incorporation to

Eliminate Cumulative Voting in Director Elections

Under this proposal, the Company is asking shareholders to approve an amendment to Dorman’s Articles that would eliminate cumulative voting in director elections. The full text of a new Article IX to the Articles eliminating cumulative voting in director elections is included in Exhibit A hereto. In March 2017, the Board conditionally approved new Article IX subject to the approval by Dorman’s shareholders.

For a Pennsylvania corporation, such as Dorman, unless otherwise provided in such company’s articles of incorporation, Pennsylvania law provides for cumulative voting by shareholders. As Dorman’s Articles do not currently provide otherwise, Dorman’s shareholders currently have the right to cumulate their votes, which provides shareholders the power to give one nominee a number of votes equal to the number of directors to be elected, multiplied by the number of shares held by that shareholder, or to distribute those votes among two or more nominees. The effect of cumulative voting is potentially to allow a shareholder that holds significantly less than a majority of the outstanding voting power to have the power to elect one or more directors.

In deciding to propose a majority voting standard under Proposal IV, the Board considered how a majority voting standard in uncontested director elections might affect Dorman’s current cumulative voting procedures for director elections. The Board concluded that it would be very difficult to apply both majority voting and cumulative voting in a director election. In particular, concurrently applying majority voting and cumulative voting standards could raise difficult corporate governance issues and unintended consequences, including the potential for multiple vacancies on the Board if a large shareholder were to cumulate its votes in a director election. Many investors, advisory firms and corporate governance experts have previously recognized significant compatibility issues between majority voting and cumulative voting in director elections.

Moreover, the Board believes that cumulative voting is philosophically incompatible with the rationale for adopting a majority voting standard. As noted above, majority voting for directors seeks to empower a majority of a company’s shareholders to determine who should serve as a director, with that majority comprised of large and small shareholders alike. In contrast, because cumulative voting allows a shareholder to cumulate votes and cast all available votes for a single director nominee, cumulative voting allows a shareholder owning far less than a majority of the outstanding shares to elect a director, even if that director was not supported by a majority of our shareholders. The Board believes that each director should represent the interests of all shareholders, rather than the interests of a minority shareholder or special constituency.

The Board has determined that implementing both majority voting in uncontested director elections and eliminating cumulative voting in all director elections is consistent with the Board’s desire to maintain alignment of shareholder interests and Board accountability. The Board further believes that these governance improvements are in the best interests of Dorman and its shareholders. As previously noted, the Board has conditioned the effectiveness of Proposal IV to implement majority voting in uncontested director elections on shareholder approval of this Proposal V to eliminate cumulative voting in all director elections. The Board has made this determination due to the potential negative consequences of adopting a majority voting standard without eliminating cumulative voting. As the Board does not believe there will be similar negative consequences if Proposal V is implemented without the approval of Proposal IV, it has not conditioned the effectiveness of Proposal V on shareholder approval of Proposal IV. While the Board believes that the approval of both Proposals IV and V will optimize Dorman’s ability to provide shareholders with a meaningful voice in director elections, even if shareholders only approve the elimination of cumulative voting in director elections proposed in this Proposal V, but not the majority voting standard presented in Proposal IV, elimination of cumulative voting in director elections will still move Dorman’s governance practices towards empowering the broadest group of Dorman shareholders as it relates to director elections. Therefore, Dorman intends to implement the elimination of cumulative voting even if shareholders do not approve the majority voting standard proposed in Proposal IV, which provides the added benefit of making it easier for Dorman to implement a majority voting standard in the future.

The Board’s recommendation to eliminate cumulative voting in director elections is not part of a plan by Dorman’s management to adopt anti-takeover governance measures and is not a response by Dorman to any specific effort by a shareholder to accumulate larger holdings of Dorman’s common stock.

This description of the proposed amendment to Dorman’s Articles presented in this Proposal V is only a summary of the amendment and is qualified in its entirety by reference to the actual text of the proposed amendment to the Articles, which is set forth in Exhibit A hereto. If approved, the amendment to Dorman’s Articles to eliminate cumulative voting in director elections will become effective upon filing with the Pennsylvania Department of State, which is expected to occur promptly following the annual meeting. Additionally, provided Proposal V is approved, Dorman shall make some renumbering amendments to the Articles, as described in Exhibit A hereto. Your approval of Proposal V shall constitute approval of such renumbering amendments.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO

DORMAN’S ARTICLES TO ELIMINATE CUMULATIVE VOTING IN DIRECTOR ELECTIONS.

Proposal VI: Approval of an Amendment to Dorman’s Amended and Restated By-laws to Increase the Maximum Number of Directors to Nine Members

Our By-laws provide that our business shall be managed by or under the direction of a board of directors of not less than two nor more than seven directors, which number shall be fixed from time to time by such board of directors. If approved, this proposal would amend our By-laws to increase the size of this range and allow us to have a Board of up to nine members.

In March 2017, the Board conditionally approved an amendment to our By-laws, subject to the approval by Dorman’s shareholders, whereby the first sentence of Section 3-1(b) would be amended and restated in its entirety to read as follows: “The Board of Directors shall consist of between 2 and 9 members as determined by the Board of Directors from time to time.”

The Company believes that this amendment to the By-laws will provide the Board with the flexibility it needs to attract additional candidates for the Board in a timely manner. In making this determination, the Board noted the following:

•	Increasing the permissible size of the Board will improve succession planning. An expansion in the permissible size of the Board will enable the Company to more smoothly manage Board transitions (including director retirements) and more effectively recruit highly qualified director candidates as they are seeking Board positions. This will provide flexibility for new directors to join the Board prior to some or all of the director retirements and to become familiar with the Company, its operations and the activities of the Board and its committees.

•	Increasing the permissible number of directors will provide opportunities to diversify the Board. An increase in the permissible size of the Board will provide an opportunity to continue to build a Board with diverse talents and perspectives, as well as demonstrated experience and expertise, without losing the utility of the current directors. An increase in the Board’s size may serve to enhance the critical thinking and thoughtful discussion in the boardroom.

The Board’s recommendation to amend our By-laws to increase the maximum size of the Board is not part of a plan by Dorman’s management to adopt anti-takeover governance measures and is not a response by Dorman to any specific effort by a shareholder to accumulate larger holdings of Dorman’s common stock.

Upon approval by our shareholders, the amendment would be effective immediately following the annual meeting. In the event that the amendment is not approved by our shareholders at the annual meeting, our Board will be limited to a minimum of two directors and a maximum of seven directors.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO DORMAN’S

BY-LAWS TO INCREASE THE MAXIMUM NUMBER OF DIRECTORS TO NINE MEMBERS

Proposal VII: Approval of the Dorman Products, Inc. Employee Stock Purchase Plan

In February 2017, the Board of Directors approved, subject to shareholder approval, the Dorman Products, Inc. Employee Stock Purchase Plan (the “Plan”). The Plan permits employees to purchase Dorman common stock through payroll deductions or optional cash contributions during offering periods as determined by the Committee (as defined under “Administration” below).

Summary of the Plan

The following summary describes features of the Plan. This summary is qualified in its entirety by reference to the terms of the Plan, a copy of which is attached as Exhibit B to this proxy statement.

Purpose

The purpose of the Plan is to provide employees of Dorman and participating subsidiaries with an opportunity to purchase Dorman common stock. Generally, for employees located in the United States, the Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code (the “Code”) and will be construed, interpreted and administered in a manner that maintains such qualification.

Administration

The Board has appointed the Compensation Committee of the Board (the “Committee”) to administer the Plan. The Plan provides the Committee general authority to administer the Plan including, but not limited to, the authority to make rules and establish procedures for the administration of the Plan, interpret and construe the terms of the Plan in its sole discretion, designate subsidiaries as participating companies (including companies that become subsidiaries in the future), designate offerings and offering periods within the parameters provided in the Plan and those participating companies that may participate in an offering, and establish the price for the shares offered under the Plan within the limits provided in the Plan. The Board or the Committee may delegate all or any part of its responsibilities and powers under the Plan to any employee or group of employees.

Shares

If approved by shareholders, 1,000,000 shares of Dorman common stock will be reserved for issuance under the Plan. Shares issued under the Plan may be sourced from authorized but unissued shares, shares purchased in the open market or treasury shares. As of March 17, 2017, the last sale price of our common stock, as reported on the Nasdaq Global Select Market, was $79.90 per share.

Eligibility

All employees of Dorman and participating subsidiaries will generally be eligible to participate in the Plan in accordance with the Plan and rules prescribed by the Committee. The Committee will designate those subsidiaries whose employees will be eligible to participate and will designate from among Dorman and such subsidiaries which companies will be eligible to participate in a particular offering. The Committee may, however, exclude from participation in any offering that is intended to qualify under Section 423 of the Code (1) employees whose customary employment is not more than twenty (20) hours per week; (2) employees whose customary employment is for not more than five (5) months in any calendar year; (3) employees who have been employed for less than two (2) years; or (4) certain highly compensated employees. In addition, any employee who, immediately after the first day of an offering period, applying the attribution rules under Section 424(d) of the Code to determine stock ownership, owns stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company, will not be permitted to participate in such offering. The Committee may exclude any employee from participation in an offering that is not intended to qualify under Section 423 of the Code. Currently, it is anticipated that approximately 200 employees will be eligible to participate.

Offerings, Offering Periods and Price of Shares

From time to time the Committee may establish an “offering” under the Plan. An offering refers to the terms and conditions for the purchase of shares by employees under the Plan. Each offering will have an offering period as determined by the Committee, which will not be more than 27 months. Typically an offering period will be six months. During an offering period, an eligible employee may elect to have amounts withheld from his or her compensation payable during the offering period or make optional cash contributions. Such amounts will be accumulated by the Company in a bookkeeping account maintained for the employee on the Company’s records until the end of the offering period, without interest. At the end of the offering period, the amount credited to each employee’s bookkeeping account will be used to purchase shares of common stock for the employee.

Prior to the commencement of each offering period, the Committee will establish the purchase price for the offering. The price may be determined by formula or it may be a fixed amount. However, the purchase price for each offering may not be less than the lesser of (i) 85% of the fair market value of a share of common stock on the first day of the offering period, or (ii) 85% of the fair market value of a share of common stock on the last day of the offering period. The fair market value of a share of common stock on any relevant date under the Plan will be the last reported sale price per share of common stock on that date, as reported on the Nasdaq Global Select Market, or, if there were no trades on that date, the last reported sale price per share of common stock on the first trading day prior to that date.

Subject to the limitations discussed below, the number of shares purchased for an employee with respect to an offering period will equal the amount in the employee’s bookkeeping account as of the last day of the offering period divided by the purchase price established by the Committee for the offering.

Limits on Stock Purchases

Prior to the first day of the offering period, the Committee will set a maximum number of shares that each participant may purchase during such offering period. The Committee may also establish a per-employee dollar limit or a maximum number of shares which the participants, in the aggregate, may purchase during an offering period. For any offering that is intended to qualify under Section 423 of the Code, in no event shall the fair market value of the shares purchased by an employee under the Plan, as measured as of the first day of each applicable offering period, exceed $25,000 in any calendar year.

Proceeds and Expenses

The proceeds of the sale of stock under the Plan will constitute general funds of Dorman and may be used by it for any purpose. The costs of administering the Plan will be borne by Dorman.

Withdrawals and Termination of Participation

An employee’s participation in the Plan will automatically terminate upon the employee’s termination of employment for any reason and all amounts credited to the employee’s bookkeeping account will be returned to the employee without interest as soon as reasonably practicable. Such amounts will not be used to purchase shares.

A participating employee may elect to withdraw from participating in the Plan during an offering period. If an employee elects to withdraw, the amount credited to the employee’s bookkeeping account will be returned to the employee without interest as soon as reasonably practicable, and the employee will be precluded from purchasing shares of stock under the Plan for that offering period. The employee may participate in the Plan again in the next offering applicable to the employee by filing the appropriate forms with the Committee.

The Committee may prescribe rules and procedures for termination of participation and withdrawals.

Amendment and Termination

The Plan may be amended by the Committee. However, certain amendments require shareholder approval, including any amendment (1) to increase the number of shares that may be issued under the Plan, (2) to reduce the purchase price per share to less than the lesser of (i) 85% of the fair market value of a share of common stock on the first day of each offering period, or (ii) 85% of the fair market value of a share of common stock on the last day of each offering period, (3) that changes the eligible class of employees or (4) that is required by law to be approved by the shareholders, but in each of (1) through (3), only to the extent shareholder action is required by law.

The Plan does not have a specified termination date. The Plan will terminate when no more shares remain available for issuance under the Plan or if earlier terminated at the discretion of the Committee.

Adjustments

Except as otherwise provided in the Plan, in the event of any reclassification, recapitalization, merger, consolidation, reorganization, extraordinary dividend or other distribution (whether in the form of cash, stock or other property), stock split, reverse stock split, spin-off, split-up, combination or exchange of shares, repurchase of shares, or other like change in corporate structure, or any similar corporate event or transaction, the Committee will equitably and proportionately adjust: (i) the type of shares which may thereafter be acquired under the Plan; (ii) the aggregate number of shares available for grant under the Plan; (iii) the number and type of shares subject to any outstanding purchase rights (including the maximum number of shares that a participant may purchase during an offering period); and (iv) the purchase price per share applicable to any outstanding purchase rights.

Unless the Committee determines otherwise, (i) in the event of the proposed dissolution or liquidation of Dorman, all then outstanding purchase rights will terminate immediately prior to the consummation of such proposed dissolution or liquidation, and (ii) in the event that Dorman’s common stock ceases to be publicly traded, all then outstanding purchase rights will terminate as of the date the common stock ceases to be publicly traded. If outstanding purchase rights are terminated pursuant to (i) or (ii) above, all amounts credited to the employees’ bookkeeping accounts will be returned to the employees as soon as reasonably practicable.

In the event Dorman or its shareholders enter into an agreement to dispose of all or substantially all of the assets or outstanding capital stock of Dorman by means of a sale, merger or reorganization in which Dorman will not be the surviving corporation (other than a reorganization effected primarily to change the state in which Dorman is incorporated, a merger or consolidation with a wholly-owned subsidiary, or any other transaction in which there is no substantial change in the shareholders of Dorman or their relative stock holdings, regardless of whether Dorman is the surviving corporation), the Committee, in its sole discretion may: (i) provide that each purchase right will be assumed or an equivalent purchase right will be substituted by the successor corporation or parent or subsidiary of such successor corporation; (ii) establish a date prior to the consummation of such sale, merger or reorganization that shall be treated as the purchase date, and all outstanding purchase rights shall be deemed exercised on such date; or (iii) all amounts, if any, credited to the employee’s bookkeeping account will be returned to the employee as soon as reasonably practicable, the purchase rights will be cancelled and the offering will terminate.

Tax Treatment

Under the rules applicable to an “employee stock purchase plan” under Section 423 of the Code, employee contributions to the Plan are after-tax contributions and if they are made in the form of payroll deductions are subject to normal income and payroll tax withholding requirements. However, an employee does not realize income as a result of the acquisition and ownership of shares of common stock.

If no disposition of a share of stock acquired under the Plan is made within two years from the first day of the offering period in which the share is purchased, or one year from the date the share is purchased by the employee (the two-year and one-year periods being the “holding periods”), upon subsequent disposition of the stock, the employee will recognize ordinary income to the extent of the lesser of (1) the fair market value of the share at the time of sale less the purchase price; and (2) the fair market value of the share on the first day of the offering period less the purchase price (determined as if the share was purchased on the first day of the offering period). Any further gain will be treated as capital gain, and Dorman will not be entitled to an income tax deduction with respect to the share. If a share is disposed of prior to the end of the holding periods, the employee will recognize ordinary income for the taxable year of the disposition equal to the excess of the fair market value of the share on the date of purchase over the price paid for the share, and in these circumstances, Dorman will be entitled to a deduction equal to the amount of ordinary income recognized by the employee. Any further gain will be treated as capital gain to the employee. Tax treatment in jurisdictions outside the U.S. will be governed by local laws, and state and local tax treatment inside the U.S. will be governed by applicable state and local laws.

Treatment of Non-U.S. Employees and Sub-Plans

The Committee may (i) modify the terms and conditions of the Plan as applicable to individuals outside the United States to comply with applicable foreign laws or regulations, tax policy, accounting principles or customs or to facilitate administration of the Plan, including excluding from participation employees who are citizens or residents of a non-U.S. jurisdiction that prohibits participation under the Plan; (ii) establish sub-plans and offerings, which may apply only among Dorman and participating subsidiaries as the Committee designates in its sole discretion, and modify administrative procedures and other terms and procedures, to the extent such actions may be necessary or advisable; and (iii) take any action that it deems advisable to obtain approval or comply with any applicable laws. The Committee shall also have the power with respect to an offering that is intended to qualify under Section 423 of the Code to provide citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens of the United States or resident aliens) terms for such offer that are less favorable than the terms of the same offer to employees who reside in the United States.

Notwithstanding the foregoing, the Committee may not take any actions that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law or cause the Plan not to comply with Section 423 of the Code.

New Plan Benefits

The future benefits or amounts that would be received under the Plan are based upon voluntary participation and elections made by participants and are therefore not determinable at this time.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE

APPROVAL OF THE DORMAN PRODUCTS, INC. EMPLOYEE STOCK PURCHASE PLAN

Proposal VIII – Ratification of KPMG LLP as Independent Registered Public Accounting Firm

Our independent registered public accounting firm for the fiscal year ended December 31, 2016 was the firm of KPMG LLP. The Audit Committee has appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2017. A representative of KPMG LLP is expected to be present at the annual meeting and to have the opportunity to make a statement, if he desires to do so, and is expected to be available to respond to appropriate questions.

The Audit Committee, with the endorsement of the Board, recommends that you ratify that appointment. Although ratification is not required by our Amended and Restated By-laws or otherwise, we are submitting the selection of KPMG LLP to you for ratification as a matter of good corporate practice. If the selection is not ratified by a majority of the votes cast on this proposal at the annual meeting, our Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, our Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

THE BOARD RECOMMENDS YOU VOTE “FOR” THE RATIFICATION OF KPMG LLP AS OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2017 FISCAL YEAR.

Principal Accountant Fees and Services

Aggregate fees for professional services rendered for the Company by KPMG LLP as of or for the fiscal years ended December 31, 2016 and December 26, 2015 were:

	Fiscal Year Ended
Services Rendered (1)	December 31, 2016	December 26, 2015
Audit Fees	$739,500	$716,500
Audit Related Fees	120,000	0
Tax Fees	284,587	302,461
All Other Fees	1,780	3,000

Total	$1,145,867	$1,021,961

(1)	The aggregate fees included in Audit Fees are fees billed for the fiscal years. The aggregate fees included in each of the other categories are fees billed in the fiscal years.

Audit Fees. Audit fees for the fiscal years ended December 31, 2016 and December 26, 2015 were for professional services rendered for the audits of our consolidated financial statements, and for the audit of our internal control over financial reporting as required by the Sarbanes-Oxley Act of 2002, quarterly reviews, issuance of consents, and assistance with review of documents filed with the SEC.

Audit Related Fees. Audit related fees are for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

Tax Fees. Tax fees for the fiscal years ended December 31, 2016 and December 26, 2015 were for services relating to tax planning, tax preparation services, and tax advice and planning other than those directly related to the audit of the income tax accrual.

All Other Fees. All other fees for the fiscal years ended December 31, 2016 and December 26, 2015 were for the annual subscription for accounting research software we used.

The Audit Committee has considered and determined that the services provided by KPMG LLP are compatible with KPMG LLP maintaining its independence.

Pre-Approval Policies and Procedures

The Audit Committee Charter provides that one of the Audit Committee’s responsibilities is pre-approval of all audit, audit related, tax services and other services performed by the independent registered public accounting firm. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee pre-approved all of the audit and non-audit services provided by KPMG LLP to us during the fiscal years ended December 31, 2016 and December 26, 2015.

Shareholder Proposals

Proposals by shareholders to be presented at our annual meeting of shareholders to be held in 2018 must be received by us no later than December 4, 2017 in order to be considered for inclusion in our proxy statement and form of proxy for that meeting. Any such proposal must also comply with the proxy rules under the Exchange Act, including Rule 14a-8.

In addition, shareholders are notified that the deadline for providing us timely notice of any shareholder proposal to be submitted outside of the process of Rule 14a-8 of the Exchange Act for consideration at our 2018 annual meeting of shareholders is not earlier than the close of business on January 16, 2018 and not later than the close of business on February 15, 2018. Any such notice must comply with our Amended and Restated By-laws, a copy of which may be obtained on our website located at www.dormanproducts.com and accessible via the “Investor Relations” page. As to all such matters for which we do not have notice on or prior to February 15, 2018, discretionary authority shall be granted to the persons designated in our proxy statement related to the 2018 annual meeting of shareholders to vote on such proposal.

Annual Report

A copy of our 2016 Annual Report to Shareholders, including our Form 10-K for the fiscal year ended December 31, 2016, is being furnished concurrently with this proxy statement at www.proxyvote.com. If you previously requested electronic or paper delivery, you will be sent the 2016 Annual Report to Shareholders on or about April [    ], 2017.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, including the financial statements and financial statement schedules (except for exhibits), can also be obtained without charge by writing to Dorman Products, Inc., 3400 East Walnut Street, Colmar, Pennsylvania 18915, Attn: Thomas J. Knoblauch, Assistant Secretary. We also make available, free of charge, on our website located at www.dormanproducts.com, our Annual Report on Form 10-K, including all amendments thereto.

Solicitation of Proxies

We will pay all expenses incurred in connection with the solicitation of proxies. In addition to solicitation by mail, our officers, directors and regular employees, who will receive no additional compensation for their services, may solicit proxies in person or by telephone, facsimile, email or the Internet. We have requested that brokers and nominees who hold stock in their names furnish this proxy material to their customers; we will reimburse these brokers and nominees for their out-of-pocket and reasonable expenses.

Although it is not anticipated, we reserve the right to retain a professional firm of proxy solicitors to assist in solicitation of proxies. We estimate that we would be required to pay such firm fees ranging from $7,500 to $15,000 plus out-of-pocket expenses.

Other Matters

As of the date of this proxy statement, no other matter is known which will be brought before the annual meeting. However, the proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the meeting: (i) matters to be presented at the annual meeting which we did not have notice on or prior to February 13, 2017; (ii) approval of the minutes of a prior meeting of shareholders, if such approval does not constitute ratification of the action at the meeting; (iii) the election of any person to any office for which a bona fide nominee is unable to serve or for good cause will not serve; (iv) any proposal omitted from this proxy statement and the form of proxy pursuant to Rule 14a-8 or Rule 14a-9 under the Exchange Act; and (v) matters incidental to the conduct of the meeting. If any such matters come before the meeting, the proxy agents named in the accompanying proxy card will vote in accordance with their best judgment and discretion.

Householding

In accordance with notices previously sent to many shareholders who hold their shares through a bank, broker or other holder of record (“street-name shareholders”) and share a single address, only one annual report and proxy statement is being delivered to that address unless contrary instructions from any shareholder at that address were received. This practice, known as “householding,” is intended to reduce our printing and postage costs. However, any such street-name shareholder residing at the same address who wishes to receive a separate copy of this proxy statement or the accompanying annual report to shareholders may request a copy by contacting the bank, broker or other holder of record. Alternatively, we will promptly deliver a separate copy of either of such documents if a street-name shareholder contacts us either by calling (215) 712-5222 or by writing to Dorman Products, Inc., 3400 East Walnut Street, Colmar, Pennsylvania 18915, Attn: Thomas J. Knoblauch, Assistant Secretary.

Street-name shareholders who are currently receiving householded materials may revoke their consent, and street-name shareholders who are not currently receiving householded materials may request householding of our future materials, by contacting Broadridge Financial Services, Inc., either by calling toll free at (866) 540-7095 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you revoke your consent you will be removed from the “householding” program within 30 days of Broadridge’s receipt of your revocation, and each shareholder at your address will receive individual copies of our future materials.

By Order of the Board of Directors

/s/ Thomas J. Knoblauch
Thomas J. Knoblauch Vice President, General Counsel and Assistant Secretary

Colmar, Pennsylvania

April [    ], 2017

Exhibit A

PROPOSED AMENDMENTS TO THE

AMENDED AND RESTATED

ARTICLES OF INCORPORATION AND THE AMENDED

AND RESTATED BY-LAWS OF DORMAN PRODUCTS, INC. REGARDING DIRECTOR ELECTIONS

The text to be added is underlined

Text of Amendment to Amended and Restated Articles of Incorporation to Implement a Majority Voting Standard for Uncontested Director Elections (Proposal IV)

New Article VIII would read in its entirety:

ARTICLE VIII

(1)    In an election of directors that is not a contested election, a nominee for director shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. Abstentions and broker non-votes shall not be considered to be votes cast.

(2)    In a contested election of directors, the nominees receiving the highest number of votes, up to the number of directors to be elected in such election, shall be elected. Shareholders shall not have the right to vote against a nominee in a contested election of directors.

(c)     For purposes of this Article VIII, an election shall be contested if, as of the record date for a meeting of shareholders at which directors are to elected, the Secretary of the corporation determines that the number of nominees exceeds the number of directors to be elected at such meeting.

Text of Amendments to Amended and Restated By-laws to Implement a Majority Voting Standard for Uncontested Director Elections (Proposal IV)

Section 2-5 Quorum of and Action by Shareholders.

(b) Action by Shareholders. Whenever any corporate action is to be taken by vote of the shareholders of the Corporation at a duly organized meeting of shareholders, except as otherwise specifically provided by law, the Articles or these By-laws, it shall be authorized by a majority of the votes cast at the meeting by the holders of shares entitled to vote thereon. Unless the Pennsylvania BCL permits otherwise, this Section 2-5(b) may be modified only by a By-law amendment adopted by the shareholders.

Section 2-7 Voting List, Voting and Proxies.

(b) Voting. Except as otherwise specifically provided by law, the Articles or these By-laws, all matters coming before the meeting shall be determined by a vote of shares and any matter to be so determined shall be authorized by a majority of the votes cast at a duly organized meeting of shareholders by the holders of shares entitled to vote thereon.

A-1

Text of Amendment to Amended and Restated Articles of Incorporation to Eliminate Cumulative Voting in Director Elections (Proposal V)

New Article IX would read in its entirety:

ARTICLE IX

Holders of shares of the corporation shall not be entitled to cumulate their votes in the election of directors.

Additional Changes to be made to the Articles upon approval of Proposal IV and/or Proposal V

If Proposals IV and V are approved: renumber current ARTICLE VIII as new ARTICLE X.

If only Proposal V is approved: then proposed new ARTICLE IX will be numbered ARTICLE VIII and current ARTICLE VIII will be renumbered as new ARTICLE IX.

A-2

Exhibit B

DORMAN PRODUCTS, INC.

EMPLOYEE STOCK PURCHASE PLAN

SECTION 1

PURPOSE

The purpose of the Dorman Products, Inc. Employee Stock Purchase Plan is to encourage and facilitate stock ownership by Employees by providing an opportunity to purchase Common Stock through accumulated Contributions. The Plan is intended to be a qualified employee stock purchase plan under Section 423 of the Code for Participants who are employees of Dorman Products, Inc. or any Subsidiary that is designated by the Board as a Participating Subsidiary. Accordingly, the provisions of the Plan will be construed, interpreted and administered in a manner that maintains such qualification, including without limitation, extending and limiting Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code. Notwithstanding the foregoing, the Board, in its sole discretion, may decide that the Company shall make Offerings under the Plan that are not intended to qualify under Section 423 of the Code to the extent deemed advisable for Subsidiaries that employ individuals outside the United States (each, a “Non-423 Offering”). Furthermore, the Company may make separate Offerings under the Plan, each of which may have different terms, but each separate Offering (other than a Non-423 Offering) will be intended to comply with the requirements of Section 423 of the Code.

SECTION 2

DEFINITIONS

Whenever used herein, the following terms shall have the respective meanings set forth below.

(a) “Applicable Laws” means U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where awards are, or will be, granted under the Plan, as applicable to the Plan.

(b) “Board” means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, “Board” also means such Committee(s). Until and unless the Board of Directors of the Company determines otherwise, the Compensation Committee of the Board is deemed appointed by the Board to administer the Plan and shall have all powers of the Board under the Plan, provided, however, that this delegation is non-exclusive such that the Board of Directors shall also be entitled to exercise all powers of the Board under the Plan.

(c) “Code” means the U.S. Internal Revenue Code of 1986, as amended, and Treasury regulations and other official applicable guidance thereunder.

(d) “Committee” means the Compensation Committee of the Board or such other committee of the Board as the Board shall designate. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and Applicable Laws.

(e) “Common Stock” means the common stock of the Company (including any new, additional or different stock or securities resulting from any change in corporate capitalization as provided in Section 9.5).

(f) “Company” means Dorman Products, Inc., a Pennsylvania corporation, and any successor thereto.

(g) “Compensation” means, with respect to any Offering Period, a Participant’s “wages” within the meaning of Section 3401(a) of the Code during such Offering Period, excluding auto allowances, accrued unused time, allowances, credits, reimbursements, relocation, severance, tuition reimbursements, stock incentives, third party pay and bonuses. The Board, in its discretion, may, on a uniform and nondiscriminatory basis, establish a different definition of Compensation for any Offering Period, consistent with the requirements of Section 423 of the Code for any Offering qualified under Section 423 of the Code. In addition, the Board has the authority to make decisions about how Compensation should be interpreted for Employees outside the United States to the extent there are items of compensation or remuneration not specifically addressed above.

(h) “Contributions” means a Participant’s contributions of Compensation by payroll deduction or other means of contributions that may be authorized by the Board, pursuant to Section 5.3(b).

(i) “Employee” means any individual who is treated as an employee in the records of an Employer, regardless of any subsequent reclassification by such Employer, any governmental agency, or any court. For the avoidance of doubt, “Employee” does not include leased employees within the meaning of Section 414(n) of the Code and does not include “payroll service or agency employees” as defined in the following sentence. “Payroll service or agency employee” means an individual for whom compensation with respect to the performance of services for the Company or any Subsidiary is paid by any outside entity, including but not limited to a payroll service or temporary employment agency rather than by the Company or a Subsidiary. A Participant shall be deemed to have ceased to be an Employee either upon a Terminating Event or upon the entity that employs the Participant ceasing to be an Employer.

(j) “Employer” means the Company and any Subsidiary that is designated by the Board as a Participating Subsidiary. With respect to a particular Employee, Employer means the Company or Subsidiary, as the case may be, which treats the Employee as an employee on its records.

(k) “Fair Market Value” means, with respect to any date, the last sale price reported for the shares of Common Stock on such date on the NASDAQ Global Select Market, or, if no sale is reported on such date, on the last date preceding such date on which a sale was reported.

(l) “Offering” means an offering of Common Stock pursuant to the Plan.

(m) “Offering Date” means, for any Offering Period, the first day of such Offering Period.

(n) “Offering Period” means a period, established by the Board during which the Offering is outstanding, which shall not exceed twenty-seven (27) months from the Offering Date (or the expiration or such other applicable period specified under Section 423(b)(7) of the Code, or any successor provision of the Code thereto).

(o) “Participant” means, for any Offering Period, an Employee who has become a participant for such Offering Period in accordance with Section 5.3 and remains a participant in accordance with the Plan.

(p) “Participating Subsidiary” means a Subsidiary that has been designated by the Board as an Employer.

(q) “Purchase Date” means for any Offering Period, the last day of such Offering Period.

(r) “Plan” means the Dorman Products, Inc. Employee Stock Purchase Plan as set forth herein and as may be amended from time to time.

(s) “Plan Account” means the bookkeeping account established for a Participant pursuant to Section 5.4.

(t) “Purchase Price” has the meaning set forth in Section 5.6.

(u) “Purchase Right” means the right to purchase Common Stock granted to an Employee under Section 5.

(v) “Subsidiary” means any present or future corporation which is or would be a “subsidiary corporation” of the Company as the term is defined in Section 424(f) of the Code.

(w) “Terminating Event” means a Participant’s termination of employment with the Employer for any reason or any other event that causes such Participant to no longer meet the eligibility requirements of Section 4; provided, however, that, for purposes of the Plan, an individual’s employment relationship is considered to continue while such individual is on sick leave, or other leave of absence approved in accordance with Employer policy; provided further, however, that if such period of leave of absence exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, then, solely for purposes of the Plan, the employment relationship shall be deemed to have terminated three (3) months and one (1) day following the commencement of such leave. A transfer of a Participant’s employment between or among the Company and any Subsidiary or Subsidiaries shall not be considered a Terminating Event; provided that following such transfer of employment the Participant continues to be eligible under Section 4.

(x) “Total Contributions” means, with respect to a Participant as of any date within an Offering Period, the aggregate of the Contributions of such Participant during such Offering Period as of such date, less amounts previously used to purchase Common Stock or otherwise withdrawn or distributed with respect to such Offering Period.

SECTION 3

ADMINISTRATION

3.1 Administration by the Board. The Plan shall be administered by the Board. The Board shall have all authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the foregoing, subject to the express provisions of the Plan, the Board shall have full and exclusive discretionary authority to:

(a) interpret, construe and apply any and all provisions of the Plan and any agreements, forms, and instruments relating to the Plan;

(b) prescribe the forms of all agreements, forms, and instruments relating to the Plan;

(c) designate Subsidiaries as Participating Subsidiaries in the Plan;

(d) designate separate Offerings under the Plan;

(e) determine eligibility to participate in the Plan;

(f) adopt rules and regulations for administering the Plan;

(g) adjudicate and determine all disputes arising under or in connection with the Plan;

(h) determine whether a particular item is included in Compensation; and

(i) make all other determinations deemed necessary or advisable for administering the Plan. Decisions, actions and determinations by the Board with respect to the Plan or any agreement shall be final, conclusive and binding on all parties.

Subject to Applicable Laws, rules, and regulations, the Board may, in its discretion, from time to time, delegate all or any part of its responsibilities and powers under the Plan to any employee or group of employees of the Company or any Subsidiary, and revoke any such delegation at any time. Notwithstanding any provision to the contrary in the Plan, the Board may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for jurisdictions outside of the United States. Without limiting the generality of the foregoing, the Board is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of “Compensation,” handling of payroll deductions, making of contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank, trust or custodial accounts to hold payroll deductions, payment of interest, conversion of currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates which vary with applicable local requirements, and information to be provided to the Board regarding dispositions of Common Stock that has been acquired pursuant to a Purchase Right.

The Board may establish the exchange rate applicable to amounts withheld in a currency other than U.S. dollars, permit Contributions in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed Contribution elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with Contribution amounts, and establish such other limitations or procedures as the Board determines in its sole discretion advisable which are consistent with the Plan and Section 423 of the Code.

3.2 Authority of Officers. Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company in the Plan, provided that the officer is duly authorized with respect to such matter, right, obligation, determination or election.

SECTION 4

ELIGIBILITY

4.1 General Rule. Except as otherwise provided herein, all Employees shall be eligible to participate in the Plan.

4.2 Exclusions.

(a) Notwithstanding the provisions of Section 4.1, the Board, in its sole discretion, may (but is not required to) exclude from participation (to the extent compliant with the Section 423 of the Code rules regarding equal rights and privileges) in any Offering any Employees (i) whose customary employment is not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Board), (ii) whose customary employment is for not more than five (5) months in any calendar year (or such lesser period of time as may be determined by the Board), (iii) who have been employed less than two (2) years (or such lesser period of time as may be determined by the Board), or (iv) who are highly compensated employees (within the meaning of Section 414(q) of the Code). With respect to a Non-423 Offering, the Board may in its sole discretion subject to Applicable law, exclude any Employee.

(b) Notwithstanding Section 4.1, any Employee who, immediately after the Offering Date of an Offering, applying the rules under Section 424(d) of the Code to determine stock ownership, owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary, shall not be entitled to participate in such Offering.

(c) For the avoidance of doubt, any Employee of any Subsidiary that has not been designated by the Board as a Participating Subsidiary shall be excluded from the Plan.

SECTION 5

STOCK PURCHASES

5.1 Stock to Be Issued. Subject to the provisions of this Section 5.1 and Section 9.5, the number of shares of Common Stock that may be issued or delivered under the Plan (including any sub-plans and/or modifications as may be established by the Board as provided in Section 9.8) shall not exceed one million shares. The shares to be delivered to Participants, or their beneficiaries, under the Plan may consist, in whole or in part, of authorized but unissued shares, not reserved for any other purpose, treasury shares or shares acquired on the open market. In the event that a Purchase Right is canceled, terminated or otherwise forfeited for any reason without the issuance of all of the shares of Common Stock subject to such Purchase Right, such shares that are not issued shall again be available for Purchase Rights under the Plan.

5.2 Grant of Purchase Rights. Subject to Section 4 and Section 9.8, the Company shall offer Purchase Rights under the Plan to all Employees. Purchase Rights shall be granted on such dates as shall be determined by the Board. The term of each Purchase Right for a specific Offering Period shall begin on the Offering Date with respect to such Offering Period and end on the Purchase Date with respect to such Offering Period. Such Purchase Date shall be established by the Board prior to the Offering Date for such Purchase Right (or such earlier date determined pursuant to Sections 9.6 or 9.7). Prior to the Offering Date of an Offering Period, the Board shall set a maximum number of shares of Common Stock that each Participant may purchase during such Offering Period. The Board, in its discretion, may also set a maximum number of shares of Common Stock which the Participants, in the aggregate, may purchase during an Offering Period.

5.3 Participation and Payment of Contributions.

(a) An Employee who meets the requirements of Section 4 may elect to participate in the Plan under this Section 5 by completing enrollment in the form or manner prescribed by the Board, and by satisfying such other conditions or restrictions as the Board shall establish in accordance with the Plan.

(b) Contributions shall be made by payroll deductions; provided that that Board may permit Contributions to be made in another form, including payment by check. Any election to authorize payroll deductions or to make Contributions in another form shall be effective on such date as the Board may determine and shall be made in such manner as prescribed by the Board.

(c) Following the end of each Offering Period, each Participant who has elected to make Contribution in the form of payroll deductions shall be automatically re-enrolled in the next Offering Period to make Contributions at the applicable rate of payroll deductions in effect on the last day of the prior Offering Period, unless the Participant has elected to withdraw from the Plan in accordance with Section 6, the Participant has had a Terminating Event or the Participant is otherwise ineligible to participate in the next Offering Period.

(d) Once a Participant has authorized Contributions in the form of payroll deductions for an Offering Period, including pursuant to Section 5.3(c), the Participant may change the selected rate of payroll deductions by providing written notice of such change in such manner as the Board shall prescribe (subject to any limitations imposed by the Board for such Offering Period).

(e) Unless the Board otherwise determines, if a Participant ceases to make Contributions during an Offering Period at any time prior to a Terminating Event, any balance credited to the Participant’s Plan Account shall automatically be paid to such Participant in cash, without interest, as soon as reasonably practicable following the effective date of such cessation.

(f) The Board may decrease a Participant’s rate of Contributions, but not below zero percent, at any time during an Offering Period to the extent necessary to comply with Section 423(b)(8) of the Code or Section 5.5 of the Plan.

(g) Notwithstanding the foregoing provisions of this Section 5.3, the Board may require current Participants to complete and submit a new enrollment agreement at any time it deems necessary or desirable to facilitate Plan administration or for any other reason.

5.4 Participant Contributions. A bookkeeping account shall be established for each Participant to which shall be credited the amount of the Participant’s Contributions. The Company will not be obligated to segregate such Contributions from other assets of the Company or any Subsidiary except where the Board in its sole discretion (unless legally required) determines that Contributions be deposited with an independent third party or otherwise segregated from the Company’s or any Subsidiary’s general corporate funds. An Employee may elect to make Contributions in terms of whole percentages of Compensation or on such other basis and subject to such limits as the Board may establish from time to time.

5.5 Exercise of Purchase Rights.

(a) Subject to Section 5.3(e) and Section 6, on the Purchase Date (or such other period as the Board or its delegate may determine), the balance credited to a Participant’s Plan Account as of a Purchase Date shall be used to exercise the Participant’s Purchase Right to purchase whole and fractional shares of Common Stock subject to such Purchase Right at the Purchase Price. Fractional shares will be issued unless otherwise specifically provided in the Offering. Any Contributions in excess of annual stock purchase limits will be returned to the Participant in cash on the first pay date following the Purchase Date without interest. Unless otherwise determined by the Board before the commencement of an Offering Period, any other amounts credited to a Participant’s Plan Account that remain in the Plan Account immediately after the Purchase Date of such Offering Period shall be paid to the Participant or his beneficiary (as applicable) in cash, without interest, within thirty (30) days following the Purchase Date.

(b) Notwithstanding any provision of the Plan to the contrary, a Participant shall not be permitted to purchase Common Stock pursuant to Purchase Rights under the Plan and under any other employee stock purchase plan of the Company or any Subsidiary which is intended to qualify under Section 423 of the Code, at a rate which exceeds $25,000 in Fair Market Value, determined as of each Offering Date (or such other amount as may be adjusted from time to time under applicable provisions of the Code), for each calendar year in which any Purchase Right granted to such Employee is outstanding at any time.

(c) If the number of shares of Common Stock that Participants become entitled to purchase under the Plan during an Offering Period is greater than the number of shares of Common Stock offered in such Offering Period or remaining available under the Plan, as applicable, the available shares of Common Stock shall be allocated by the Board among such Participants in as uniform a manner as will be practicable and as the Board determines is fair and equitable.

(d) Subject to the provisions of Sections 5.5(b) and 5.5(c), the number of shares of Common Stock subject to a Participant’s Purchase Right for an Offering Period shall be the lesser of: (i) the quotient obtained by: (A) the Total Contributions made by such Participant for such Offering Period divided by (B) the Purchase Price for each share of Common Stock for such Offering Period; or (ii) the maximum number of shares established by the Board that each Participant may purchase during such Offering Period.

5.6 Purchase Price. Subject to Section 9.5, the Purchase Price per share of Common Stock to be paid by each Participant on each exercise of the Participant’s Purchase Right shall be specified by the Board, in its discretion (subject to compliance with Section 423 of the Code for a qualified Offering under Section 423 of the Code), in advance of any Offering Period; provided, however, that the Board shall not specify a Purchase Price that is less than the lesser of (i) eighty-five percent (85%) (or such greater percentage as the Board may authorize uniformly with respect to all affected Participants) of the Fair Market Value of a share of Common Stock on the Offering Date, or (ii) eighty-five percent 85% (or such greater percentage as the Board may authorize uniformly with respect to all affected Participants) of the Fair Market Value of a share of Common Stock on the Purchase Date.

5.7 Cessation of Participation Upon a Terminating Event. If a Participant has a Terminating Event, (i) such Participant may not make further Contributions, and (ii) his outstanding Purchase Rights shall terminate and any amount then credited to his Plan Account shall be returned to the Participant or his designated beneficiary pursuant to the Plan, as applicable, as soon as reasonably practicable. No interest shall accrue on amounts credited to any Plan Account (unless legally required) or distributed to any Participant or designated beneficiary pursuant to the Plan.

SECTION 6

WITHDRAWAL DURING EMPLOYMENT

A Participant may at any time (subject to such notice requirements or other limitations as the Board may prescribe), and for any reason, cease participation in the Plan and receive payment in cash, without interest, of the amount credited to his Plan Account, if any, as soon as reasonably practicable. The Participant may thereafter recommence participation in any subsequent Offering Period following completion of a new enrollment form or other enrollment method prescribed by the Board pursuant to Section 5.3.

SECTION 7

DELIVERY OF SHARES

As soon as reasonably practicable after each Purchase Date on which a purchase of shares of Common Stock occurs, the Company will arrange the delivery to each Participant of the shares purchased upon exercise of his Purchase Right in a form determined by the Board (in its sole discretion) and pursuant to rules established by the Board. The Company may permit or require that shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. Unless and until shares of Common Stock that are subject to any Purchase Right have been delivered (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a Participant will only have the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a shareholder will exist with respect to such shares.

SECTION 8

INTENTIONALLY OMITTED

SECTION 9

MISCELLANEOUS PROVISIONS

9.1 Withholding and Other Obligations. The Company or a Subsidiary shall deduct from all payments or distributions hereunder, or require a Participant or beneficiary to remit promptly upon notification of the amount due (or indemnify the Company or Subsidiary for any such amounts), or otherwise satisfy by any method as determined by the Company in its sole discretion, an amount (which may, if permitted by the Board, include shares of Common Stock) to satisfy any federal, state, local or foreign taxes or any other tax or any other required amounts or other obligations required by Applicable Law. The Company may defer delivery of Common Stock until such withholding requirements are satisfied. The Board may, in its discretion, permit a Participant or beneficiary to elect, subject to such conditions as the Board shall impose, to have a number of whole (or, at the discretion of the Board, whole and fractional) shares of Common Stock otherwise issuable under the Plan withheld that, based on their Fair Market Value on the date immediately preceding the Purchase Date, is a sufficient number, but not more than is required, to satisfy the withholding tax obligations. The Company makes no representations or undertakings regarding any taxes or other required amounts in relation to the Plan and does not commit to and is under no obligation to structure the terms or any aspect of the Plan to reduce or eliminate Participant’s obligations hereunder or achieve any particular tax result.

9.2 Rights Not Transferable. Neither Contributions credited to a Participant’s Plan Account nor any Purchase Right granted under the Plan may be alienated, including but not limited to sold, transferred, pledged, assigned, or otherwise hypothecated, other than by will or by the laws of descent and distribution. If a Participant attempts to transfer his Purchase Rights other than by will, he shall be deemed to have requested withdrawal from the Plan and the provisions of Section 6 shall apply with respect to such Participant. Purchase Rights are exercisable during a Participant’s lifetime, barring a Terminating Event, only by such Participant.

9.3 Intentionally Omitted.

9.4 Designation of Beneficiary. Each Participant may file with the Company a written designation of a beneficiary who is to receive any shares of Common Stock under the Plan or any amounts credited to the Participant’s Plan Account in the event of the Participant’s death. If no named beneficiary shall survive a Participant, or if the Participant fails to designate a beneficiary, any such shares of Common Stock or amounts credit to the Participant’s Plan Account shall be delivered to the legal representative of the Participant’s estate.

9.5 Adjustments Due to Change in Capitalization. Subject to Section 9.6, upon (or, as may be necessary to effect the adjustment, immediately prior to) any reclassification, recapitalization, merger, consolidation, reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), extraordinary dividend or other distribution (whether in the form of cash, stock or other property), stock split (including a stock split in the form of a stock dividend) or reverse stock split, spin-off, split-up, combination or exchange of shares, repurchase of shares, or other like change in corporate structure, or any similar corporate event or transaction, the Board shall equitably and proportionately adjust: (i) the type of Common Stock which may thereafter be acquired under the Plan; (ii) the aggregate number of shares of Common Stock available for grant under Section 5.1; (iii) the number and type of shares of Common Stock subject to any outstanding Purchase Rights (including the maximum number of shares of Common Stock that a Participant may purchase during an Offering Period); and (iv) the Purchase Price per share applicable to any outstanding Purchase Rights.

It is intended that, if possible, any adjustments contemplated by the preceding paragraph be made in a manner that satisfies applicable legal, tax (including, without limitation and as applicable in the circumstances, Section 424 of the Code and Section 409A of the Code) and accounting (so as to not trigger any charge to earnings with respect to such adjustment) requirements.

Without limiting the generality of Section 3, any good faith determination by the Board as to whether an adjustment is required in the circumstances pursuant to this Section 9.5, and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.

Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to a Purchase Right.

9.6 Corporate Transactions.

(a) Unless otherwise provided by the Board, in the event (i) of the proposed dissolution or liquidation of the Company, all then outstanding Purchase Rights shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, and (ii) in the event that the Common Stock shall cease to be publicly traded, all then outstanding Purchase Rights shall terminate as of the date the Common Stock ceases to be publicly traded. Upon the termination of outstanding Purchase Rights pursuant to the preceding sentence, all amounts credited to each Participant’s Plan Account shall be paid in cash, without interest, to such Participant as soon as reasonably practicable.

(b) In the event the Company or its shareholders enter into an agreement to dispose of all or substantially all of the assets or outstanding capital stock of the Company by means of a sale, merger or reorganization in which the Company will not be the surviving corporation (other than a reorganization effected primarily to change the State in which the Company is incorporated, a merger or consolidation with a wholly-owned Subsidiary, or any other transaction in which there is no substantial change in the shareholders of the Company or their relative stock holdings, regardless of whether the Company is the surviving corporation), the Board, in its sole discretion may: (i) provide that each Purchase Right shall be assumed or an equivalent Purchase Right shall be substituted by the successor corporation or parent or subsidiary of such successor corporation; (ii) establish a date prior to the consummation of such sale, merger or reorganization that shall be treated as the Purchase Date, and all outstanding Purchase Rights shall be deemed exercised on such date; or (iii) all amounts, if any, credited to Participants’ Plan Accounts shall be distributed to each Participant in cash, without interest, as soon as reasonably practicable, the Purchase Rights will be cancelled and the Offering will terminate.

9.7 Amendment and Termination of the Plan.

(a) The Board may, at any time, amend, modify, suspend, or terminate the Plan, in whole or in part, without notice to or the consent of any Participant or Employee to the extent permissible under Applicable Law; provided, however, that any such amendment that would (i) increase the number of shares available for issuance under the Plan, (ii) decrease the minimum Purchase Price under the Plan, (iii) change the class of employees eligible to participate in the Plan, or (iv) require shareholder action under any Applicable Law, regulation or rule, shall be subject to the approval of the Company’s shareholders, but in each of (i) through (iii) above, only to the extent such shareholder action is required by Applicable Law, regulation or rule; provided, however, that the Board shall have discretionary authority to designate, from time to time, without approval of the Company’s shareholders, those Subsidiaries that shall be Participating Subsidiaries. No amendment, modification, or termination of the Plan shall materially adversely affect the previously accrued rights of any Participant or Employee under the Plan with respect to any Offering Period then in progress or previously completed without the consent of such Participant or Employee, except that upon a termination of the Plan any Offering Period then in progress may be accelerated to the termination date and any unexercised Purchase Rights may be cancelled or exercised, in the Board’s discretion.

(b) Upon termination of the Plan, (i) Participants may not make further Contributions, (ii) all outstanding Purchase Rights shall terminate, and (iii) all amounts, if any, credited to Participants’ Plan Accounts shall be distributed to each Participant in cash, without interest, as soon as reasonably practicable.

(c) The Board may at any time terminate an Offering Period then in progress and provide, in its discretion, that Participants’ then outstanding Plan Account balances shall be used to purchase shares of Common Stock pursuant to Section 5 or distribute all amounts, if any, credited to Participants’ Plan Accounts to each Participant in cash, without interest, as soon as reasonably practicable.

9.8 Power to Vary Terms with Respect to Non-U.S. Employees and Adopt Sub-Plans. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws or regulations in other countries in which the Company and its Subsidiaries operate or employ Participants, or in which Participants reside, or to otherwise facilitate administration of the Plan, the Board shall have the power and authority at any time to (i) modify the terms and conditions of the Plan as applicable to individuals outside the United States to comply with applicable foreign laws or regulations, tax policy, accounting principles or customs or to facilitate administration of the Plan; (ii) establish sub-plans and Offerings, which may apply only to such Employers as the Board designates in its sole discretion, and modify administrative procedures and other terms and procedures, to the extent such actions may be necessary or advisable; and (iii) take any action that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or Applicable Laws. To the extent any sub-plans are established, the rules of such sub-plans may take precedence over other provisions of the Plan, with the exception of Section 5.1, but unless otherwise superseded by the terms of such sub-plan, the provisions of the Plan shall govern the operation of such sub-plan. Alternatively and in order to comply with the laws of a foreign jurisdiction, the Board shall have the power, in its discretion, to grant Purchase Rights with respect to an Offering under Section 423 of the Code to citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens of the United States or resident aliens) that provide terms which are less favorable than the terms of Purchase Rights granted under the same Offering to Employees resident in the United States. Notwithstanding the foregoing, the Board may not take any actions hereunder that would violate the Securities Exchange Act of 1934, as amended, the Code, any securities law or governing statute or any other Applicable Law or cause the Plan not to comply with Section 423 of the Code.

9.9 No Constraint on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company, any Subsidiary or any other affiliate, from taking any corporate action (including, but not limited to, the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets) which is deemed by it to be appropriate, or in its best interest, regardless of whether such action would have an adverse effect on the Plan, or any Purchase Rights granted under the Plan. No Participant, Employee, beneficiary, or other person, shall have any claim against the Company, any Subsidiary, or any of its other affiliates, as a result of any such action.

9.10 Conditions Upon Issuance of Shares.

(a) The granting of Purchase Rights and the issuance of shares of Common Stock under the Plan shall be subject to all Applicable Laws and to such approvals by any governmental agencies or national securities exchanges as may be required.

(b) If at any time the Board shall determine, in its discretion, that the listing, registration and/or qualification of shares of Common Stock upon any securities exchange or under any Applicable Laws, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of such shares hereunder, the Company shall have no obligation to allow the grant, exercise or payment of any Purchase Right, or to issue or deliver evidence of title for shares issued under the Plan, in whole or in part, unless and until such listing, registration, qualification, consent and/or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board.

(c) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to a Purchase Right is or may be in the circumstances unlawful or result in the imposition of excise taxes on the Company or any Subsidiary under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to shares of Common Stock or Purchase Rights, and the right to exercise or payment of any Purchase Right shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company or any Subsidiary.

(d) The Board may require each person receiving shares of Common Stock in connection with any Purchase Right to represent and agree with the Company in writing that such person is acquiring such shares for investment without a view to the distribution thereof, and/or provide such other representations and agreements as the Board may prescribe. The Board, in its absolute discretion, may impose such restrictions on the ownership and transferability of the shares of Common Stock purchasable or otherwise receivable by any person under any Purchase Right as it deems appropriate.

9.11 Participants Deemed to Accept Plan. By electing to participate in the Plan, each Participant and each person claiming under or through any such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Board in any case in accordance with the terms and conditions of the Plan.

9.12 Rights of Participants.

(a) Rights or Claims. No person shall have any rights or claims under the Plan except in accordance with the provisions of the Plan and any applicable agreement, offering document or sub-plan thereunder. The liability of the Company and any Subsidiary under the Plan is limited to the obligations expressly set forth in the Plan, and no term or provision of the Plan may be construed to impose any further or additional duties, obligations, or costs on the Company, any Subsidiary or any other affiliate thereof or the Board not expressly set forth in the Plan. The grant of a Purchase Right under the Plan shall not confer any rights upon the Employee holding such Purchase Right other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Purchase Right, or to all Purchase Rights, or as are expressly set forth in any applicable agreement, offering document or sub-plan evidencing such Purchase Right. Without limiting the generality of the foregoing, neither the existence of the Plan nor anything contained in the Plan or in any agreement, offering document or sub-plan thereunder shall be deemed to:

(i) Give any Employee the right to be retained in the service of the Employer, whether in any particular position, at any particular rate of compensation, for any particular period of time or otherwise;

(ii) Restrict in any way the right of the Employer to terminate, change or modify any Employee’s employment at any time with or without cause, subject to Applicable Law;

(iii) Constitute a contract of employment between the Employer and any Employee, nor shall it constitute a right to remain in the employ of the Employer;

(iv) Give any Employee the right to receive any bonus, whether payable in cash or in shares of Common Stock, or in any combination thereof, from the Company and/or a Subsidiary, nor be construed as limiting in any way the right of the Company and/or a Subsidiary to determine, in its sole discretion, whether or not it shall pay any Employee bonuses, and, if so paid, the amount thereof and the manner of such payment; or

(v) Give any Employee any rights whatsoever with respect to a Purchase Right except as specifically provided in the Plan and any applicable agreement, offering document or sub-plan thereunder, or give any Employee any right to receive any additional current or future Purchase Right (or any payment or benefit based on the value of a Purchase Right) under the Plan or otherwise, whether on the basis of employment or termination thereof.

(b) No Effects on Benefits. Except as specifically provided in a compensation arrangement, plan or policy maintained by the Company or a Subsidiary, Compensation received by a Participant under a Purchase Right is not part of such Participant’s normal or expected compensation or salary for any purpose, including calculating termination, indemnity, severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments under any laws, plans, policies, programs, contracts, arrangements or otherwise. No claim or entitlement to compensation or damages arises from the termination of the Plan or diminution in value of any Purchase Right or shares of Common Stock purchased or otherwise received under the Plan.

(c) No Effect on Other Plans. Neither the adoption of the Plan nor anything contained herein shall affect any other compensation or incentive plans or arrangements of the Company or any Subsidiary, or prevent or limit the right of the Company or any Subsidiary to establish any other forms of incentives or compensation for their employees or grant or assume Purchase Rights or other rights otherwise than under the Plan.

9.13 Term of Plan. Following adoption of the Plan by the Board, the Plan shall become effective on the date on which the Plan is approved by the shareholders of the Company who are present and represented at a special or annual meeting of shareholders where a quorum is present, which approval occurs not earlier than one year before, and not later than one year after, the date the Plan is adopted by the Board. The Plan shall terminate on the earlier of (i) the termination of the Plan pursuant to Section 9.7, and (ii) when no more shares are available for issuance pursuant to Purchase Rights under the Plan.

9.14 Section 409A of the Code. The Plan is designed to qualify as an employee stock purchase plan under Section 423 of the Code with respect to United States taxpayers (although the Company makes no undertaking or representation to achieve or maintain such qualification), and if the Plan so qualifies, the Plan is exempt from the application of Section 409A of the Code, and the Plan and the Purchase Rights granted under the Plan will be interpreted to be exempt from Section 409A of the Code. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Board determines that a Purchase Right granted under the Plan may be subject to Section 409A of the Code or that any provision in the Plan would cause a Purchase Right under the Plan to be subject to Section 409A of the Code, the Board may amend the terms of the Plan and/or of an outstanding Purchase Right granted under the Plan, or take such other action the Board determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding Purchase Right or future Purchase Right that may be granted under the Plan from or to allow any such Purchase Rights to comply with Section 409A of the Code, but only to the extent any such amendments or action by the Board would not violate Section 409A of the Code. Notwithstanding the foregoing, the Company shall have no liability to a Participant or any other party if the Purchase Right under the Plan that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Board with respect thereto. The Company makes no representation that the Purchase Right under the Plan is compliant with Section 409A of the Code.

9.15 Governing Law. The Plan and each offering document shall be governed by the laws of the Commonwealth of Pennsylvania, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Participants are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of the Commonwealth of Pennsylvania, to resolve any and all issues that may arise out of or relate to the Plan or any related agreement.

9.16 Administration Costs. The Company shall bear all costs and expenses incurred in administering the Plan, including expenses of issuing shares of Common Stock pursuant to Purchase Rights granted hereunder.

9.17 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

9.18 Construction; Headings. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural. The words “Section” and “paragraph” herein shall refer to provisions of the Plan, unless expressly indicated otherwise. The words “include,” “includes,” and “including” herein shall be deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of similar import, unless the context otherwise requires. The headings and captions appearing herein are inserted only as a matter of convenience. They do not define, limit, construe, or describe the scope or intent of the provisions of the Plan.

WELLS FARGO SHAREOWNER SERVICES

1110 CENTRE POINTE CURVE

SUITE 101

MENDOTA HEIGHTS, MN 55120

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your vote up until 11:59 P.M. Eastern Daylight Time the day before the meeting date. Have your proxy card in hand when you access the web site and then follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your vote up until 11:59 P.M. Eastern Daylight Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it (for receipt by the day before the meeting) in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTING BY PARTICIPANTS IN THE 401(k) RETIREMENT PLAN AND TRUST

Notwithstanding the above, please note that all votes by plan participants must be received by 11:59 P.M. Eastern Daylight Time on May 11, 2017.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E20817-P85925                    KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DORMAN PRODUCTS, INC.					For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following six directors:
1.	Election of Directors				☐	☐	☐
	Nominees:
	01)	Steven L. Berman	04)	Paul R. Lederer
	02)	Mathias J. Barton	05)	Richard T. Riley
	03)	John J. Gavin	06)	G. Michael Stakias
The Board of Directors recommends you vote FOR the following proposal:					For	Against	Abstain	The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain
2.	Advisory approval of the compensation of our named executive officers.				☐	☐	☐	5.	Approval of an amendment to our Amended and Restated Articles of Incorporation to eliminate cumulative voting in director elections.	☐	☐	☐
The Board of Directors recommends you vote 1 YEAR on the following proposal:				1 Year	2 Years	3 Years	Abstain	The Board of Directors recommends you vote FOR the following proposal:
3.	Advisory vote on the frequency of the advisory vote on named executive officer compensation.			☐	☐	☐	☐	6.	Approval of an amendment to our Amended and Restated By-laws to increase the maximum number of directors to nine members.	☐	☐	☐
The Board of Directors recommends you vote FOR the following proposal:					For	Against	Abstain	The Board of Directors recommends you vote FOR the following proposal:
4.	Approval of amendments to our Amended and Restated Articles of Incorporation and Amended and Restated By-laws to implement a majority voting standard for uncontested director elections.				☐	☐	☐	7.	Approval of the Dorman Products, Inc. Employee Stock Purchase Plan.	☐	☐	☐

Instruction for Cumulative Voting for Directors: To cumulate votes for directors, do NOT mark “For All”, “Withhold All” or “For All Except” above, but check this box and specify the method of cumulative voting on the reverse side of this card in the section called “Cumulative Voting Instructions/Comments” by writing the number of shares of common stock to be voted for the individual nominee(s) and the number(s) of the nominee(s). If you are voting by proxy, cumulative voting can only be processed by using the proxy card method of voting.

							☐

The Board of Directors recommends you vote FOR the following proposal:

8.   Ratification of KPMG LLP as the Company’s independent registered public accounting firm for the 2017 fiscal year.

NOTE: Such other business as may properly come before the meeting or any postponement or adjournment thereof.

										☐	☐	☐
Please indicate if you plan to attend this meeting.					☐ Yes	☐ No		The undersigned hereby acknowledges receipt of our 2016 Annual Report to Shareholders, Notice of Annual Meeting of Shareholders and the Proxy Statement relating thereto.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]				Date				Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E20818-P85925

PROXY

DORMAN PRODUCTS, INC.

3400 EAST WALNUT STREET

COLMAR, PENNSYLVANIA 18915

ANNUAL MEETING OF SHAREHOLDERS – MAY 16, 2017

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Kevin M. Olsen and Jeffrey L. Darby, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to appear at the Annual Meeting of Shareholders of Dorman Products, Inc. (the “Company”) to be held on the 16th day of May, 2017, and at any postponements or adjournments thereof, and to vote all of the shares of the Company which the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present. This proxy may be revoked by notice as described in the enclosed proxy statement.

BOTH PROXY AGENTS PRESENT AND ACTING IN PERSON OR BY THEIR SUBSTITUTES (OR, IF ONLY ONE IS PRESENT AND ACTING, THEN THAT ONE) MAY EXERCISE ALL THE POWERS CONFERRED BY THIS PROXY. DISCRETIONARY AUTHORITY IS CONFERRED BY THIS PROXY AS TO CERTAIN MATTERS DESCRIBED IN THE COMPANY’S PROXY STATEMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING OF SHAREHOLDERS.

Except as set forth below for shares held in the 401(k) Retirement Plan and Trust:

•	This proxy, when properly executed, will be voted as directed by the shareholder.

•	If you return an executed proxy but do not specify how to vote, the shares will be voted FOR the director nominees, FOR the advisory vote on named executive officer compensation to occur every year, and FOR all of the other proposals. If you return an executed proxy card with no further instructions on the election of directors, the proxies have discretionary authority to cumulate votes and to allocate such votes among some or all of the nominees recommended by the Board of Directors of the Company, although they have no present intention of doing so.

Participants in the 401(k) Retirement Plan and Trust. This card also provides voting instructions for shares held in the Dorman Products, Inc. 401(k) Retirement Plan and Trust. If you are a participant in the plan and have shares of Company common stock allocated to your account under the plan, please read the following authorization to the trustee of the plan as to the voting of such shares.

Trustee’s Authorization. The undersigned hereby authorizes and instructs Vanguard Fiduciary Trust Company, as trustee of the Dorman Products, Inc. 401(k) Retirement Plan and Trust, to vote all shares of Company common stock allocated to the undersigned’s account under such plan at the Annual Meeting of Shareholders, or at any postponements or adjournments thereof, in accordance with the instructions on the reverse side. This proxy, when properly executed, will be voted as directed. All shares of Company common stock for which the trustee has not received timely direction shall be voted or exercised by the trustee in the same proportion as the shares of Company common stock for which the trustee received timely direction. You may revoke your instructions by notice as described in the enclosed proxy statement.

Cumulative Voting Instructions/Comments:

(For any Cumulative Voting Instructions/Comments noted above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

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